     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998.
                                                  REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     1389
             (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NO.)

                                  11-2908692
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS 77056
                                (713) 621-7911
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          THOMAS L. EASLEY                             COPIES TO:
  VICE PRESIDENT & CHIEF FINANCIAL                    DALLAS PARKER
               OFFICER                        BROWN, PARKER & LEAHY, L.L.P.
  BOOTS & COOTS INTERNATIONAL WELL            1200 SMITH STREET, SUITE 3600
            CONTROL, INC.                         HOUSTON, TEXAS 77002
     5151 SAN FELIPE, SUITE 450                      (713) 654-8111
        HOUSTON, TEXAS 77056
           (713) 621-7911
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  Approximate Date of Commencement of Proposed Sale to the Public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE SELLING SECURITY HOLDERS.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                              PROPOSED
                                               PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF                        MAXIMUM       AGGREGATE      AMOUNT OF
       SECURITIES          AMOUNT TO BE     OFFERING PRICE    OFFERING     REGISTRATION
  TO BE REGISTERED(1)       REGISTERED       PER SHARE(2)     PRICE(2)         FEE
---------------------------------------------------------------------------------------
Common Stock, $0.00001
 par value..............  15,363,043 shares     $6.00       $ 92,178,258    $27,192.59
---------------------------------------------------------------------------------------
Common Stock Underlying
 Warrants...............   3,833,541 shares     $6.00       $ 23,001,246    $ 6,785.37
---------------------------------------------------------------------------------------
Total...................  19,196,584 shares     $6.00       $115,179,504    $33,977.96
---------------------------------------------------------------------------------------

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(1) Includes such additional number of shares as may become issuable by reason of anti-dilution provisions pursuant to Rule 416.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported in the consolidated reporting system, as reported on the American Stock Exchange Quotation Bureau, Inc., for May 22, 1998.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                             CROSS-REFERENCE SHEET

  This cross-reference sheet is provided pursuant to Item 501(b) of Regulation S-K showing the location in the Prospectus of information required by Part I of Form S-1:

 FORM S-1 ITEM NUMBER AND CAPTION              LOCATION IN PROSPECTUS
 --------------------------------              ----------------------
  1. Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus....   Front of Registration Statement and Outside
                                     Front Cover Page of Prospectus
  2. Inside Front and Outside Back
      Cover Pages of Prospectus...   Inside Front and Outside Back Cover Pages
                                     of Prospectus
  3. Summary Information, Risk
      Factors and Ratio of
      Earnings to Fixed Charges...   Prospectus Summary; Risk Factors
  4. Use of Proceeds..............
  5. Determination of Offering       Prospectus Summary; Use of Proceeds
      Price.......................   Not applicable
  6. Dilution.....................   Not applicable
  7. Selling Security Holders.....   Selling Security Holders
  8. Plan of Distribution.........   Outside Front Cover Page of Prospectus;
                                     Plan of Distribution
  9. Description of Securities to
      be Registered...............   Outside Front Cover Page of Prospectus;
                                     Prospectus Summary; Capitalization;
                                     Description of Securities
 10. Interests of Named Experts
      and Counsel.................   Not Applicable
 11. Information with Respect to
      the Registrant..............   Outside and Inside Front Cover Pages of
                                     Prospectus; Prospectus Summary; Risk
                                     Factors; Use of Proceeds; Capitalization;
                                     Dividend Policy; Common Stock Price
                                     Information; Selected Financial Data;
                                     Management's Discussion and Analysis of
                                     Financial Condition and Results of
                                     Operations; Business; Management; Principal
                                     Shareholders; Certain Transactions;
                                     Description of Securities; Shares Available
                                     for Future Sale; Transfer Agent; Index to
                                     Financial Statements
 12. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities.................   Management

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 29, 1998.

PROSPECTUS

                                     [LOGO]

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                       19,196,584 SHARES OF COMMON STOCK

  This Prospectus (the "Prospectus") relates to the registration by Boots & Coots International Well Control, Inc. (the "Company"), at its own expense for the account of the stockholders of the Company listed on Schedule A hereto (each, a "Selling Security Holder" and, collectively, the "Selling Security Holders"), of 19,196,584 shares (the "Shares") of the Company's common stock, $.00001 par value per share (the "Common Stock"), including 3,833,541 shares underlying warrants to purchase Common Stock. See "Description of Securities." The Selling Security Holders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the American Stock Exchange ("AMEX") at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Security Holders and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended (the "Securities Act"), and their commissions and discounts and other compensation may be regarded as underwriters' compensation. The period of distribution of the Shares may occur over an extended period of time, but will not in any event be longer than twelve months from the effective date of this Prospectus. The Selling Security Holders will pay agency or brokerage commissions incurred in the sale of the Shares. See "Plan of Distribution."

  The holders of an aggregate of 11,341,653 Shares offered hereby are subject to restrictions which limit the number of such shares they are permitted to sell during a given period pursuant to this Prospectus. Such holders are permitted to sell no more than fifty percent of the Shares owned by them offered hereby during the first three months after the effective date of the registration statement of which this Prospectus forms a part, and no more than twenty-five percent during the following three month period. At the expiration of six months from the effective date of the registration statement, such holders may sell their shares without being subject to such restrictions.

  No person shall be entitled to use this Prospectus for any purpose until such persons shall have first obtained the consent of the Company for such use. Such consent may be given subject to conditions, among which may be requirements such as that the offering be delayed pending an amendment or supplement to this Prospectus, that it be accomplished in an organized manner through securities dealers and that it be limited as to the number of shares sold.

  The Company's Common Stock is traded on AMEX under the symbol "WEL". On May 22, 1998, the last sales price per share of Common Stock was $6.00.

  THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 9.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

  The sale of the Shares is not being underwritten in this Offering and the Company will not receive any proceeds from the sale of the Shares. (See "Prospectus Summary--The Offering", "Use of Proceeds" and "Selling Security Holders"). The Shares being registered for the account of the Selling Security Holders may be sold by the Selling Security Holders or their transferees commencing on the date of this Prospectus. Sales of the Shares by the Selling Security Holders or their transferees may depress the price of the Common Stock on AMEX and in any other market that may develop therefor.

                 THE DATE OF THIS PROSPECTUS IS MAY [  ], 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1025, Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (such as the Company) that file electronically with the Commission.

  The Common Stock of the Company is traded on AMEX under the symbol "WEL". The Company's registration statements, reports, proxy and information statements, and other information may also be inspected at AMEX at 86 Trinity Place, New York, New York 10006.

  The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This Prospectus is filed as a part of the Registration Statement and does not contain certain information set forth in or annexed as exhibits to the Registration Statement. Reference is made to such exhibits to the Registration Statement for the complete text thereof. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the office of the Commission without charge, or copies thereof may be obtained therefrom upon payment of a fee prescribed by the Commission. Statements contained in this Prospectus regarding the contents of any contracts or other documents are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Where any document or part thereof is incorporated by reference into this Prospectus but not delivered herewith, the Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference into this Prospectus. Requests for copies should be directed to Thomas L. Easley, Chief Financial Officer, Boots & Coots International Well Control, Inc., 5151 San Felipe, Suite 450, Houston, Texas 77056 (Telephone: (713) 621-7911).

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    9
Use of Proceeds...........................................................   16
Capitalization............................................................   16
Dividend Policy...........................................................   17
Common Stock Price Information............................................   18
Selected Consolidated Financial Data......................................   19
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   20
Business..................................................................   23
Management................................................................   34
Principal Shareholders....................................................   42
Selling Security Holders..................................................   43
Plan of Distribution......................................................   44
Certain Transactions......................................................   45
Description of Securities.................................................   46
Shares Available for Future Sale..........................................   52
Transfer Agent............................................................   52
Legal Matters.............................................................   53
Experts...................................................................   53
Financial Statements......................................................  F-1
Schedule A--List of Selling Security Holders..............................  A-1

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF THE SHARES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE PURSUANT THERETO SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               PROSPECTUS SUMMARY

  The following summary is qualified by, and must be read in conjunction with, the more detailed information and financial statements and the notes thereto set forth elsewhere in this Prospectus. As used herein, the "Company" refers to Boots & Coots International Well Control, Inc., together with its consolidated subsidiaries, unless the context otherwise requires.

                                  THE COMPANY

  Boots & Coots International Well Control, Inc. (the "Company"), is a global-response oil and gas service company that specializes in responding to and controlling oil and gas well emergencies, including blowouts and well fires. In connection with such services, the Company has the capacity to supply the equipment, expertise and personnel necessary to contain the oil and hazardous materials spills and discharges associated with such oil and gas emergencies, to remediate affected sites and restore affected oil and gas wells to production. In addition to providing emergency response services, the Company provides snubbing and other non-critical well control services, including pre-event planning, training and consulting services. The Company also manufactures and markets oil and hazardous materials spill containment and recovery equipment. In addition, the Company provides environmental remediation services to the chemical manufacturing and transportation industries, as well as to various state and federal agencies, and provides materials and equipment procurement, transportation and logistics services to the energy industry. See "Business."

  The Company's business was established by six former key employees of the Red Adair Company, an oil well firefighting and blowout control company that dominated the industry during the 1960's and 1970's. Those key employees resigned their positions with the Red Adair Company and, in June 1995, formed IWC Services, Inc. ("IWC Services"), a subsidiary of the Company, after Mr. Adair retired and sold his business to outsiders. In 1997, the Company acquired all of the operating assets of Boots & Coots, L.P. ("Boots & Coots"), a provider of oil and gas well firefighting and blowout control services, and hired the majority of Boots & Coots' senior well control specialists. The Company's current staff of well control specialists has a combined total of over 220 years' experience in blowout control and oil and gas well firefighting and an excellent safety record. Throughout their careers, these professionals have worked in nearly all of the major oil and gas producing regions in the world and have controlled more than 4,000 blowouts and well fires, including the 1963 Devil's Cigarette Lighter fire, the 1988 Piper-Alpha Platform disaster and the 1991 Burgan Field fires that were started by Iraqi troops during their retreat from Kuwait during the Gulf War. See "Business" and "Management."

RECENT DEVELOPMENTS

  The Company has undertaken a number of initiatives to respond to ongoing changes in the oil and gas well firefighting and blowout control business and to expand the scope of services it offers, including: (i) in September 1995, the Company entered into a global strategic alliance with Halliburton Energy Services, a division of Halliburton Company ("Halliburton"); (ii) in 1995 the Company began offering consulting services to oil and gas producers and well operators, including training, contingency planning, safety inspections and emergency response drills; (iii) in December 1996, the Company entered into an agreement with a consortium of oil producers to establish and maintain an industry supported "Emergency Response Center" on the North Slope of Alaska and in connection therewith, the Company has sold to such producers the equipment required to respond to a well blowout or fire and agreed to maintain the equipment and to conduct on-site safety inspections and emergency response drills; (iv) on July 31, 1997, the Company completed the purchase of the operating assets of Boots & Coots, L.P., one of its principal oil and gas well firefighting competitors, including all of the capital stock of its subsidiaries, Boots & Coots Overseas, Ltd. and Boots & Coots de Venezuela, S.A. (hereinafter collectively referred to as "Boots & Coots"), (v) on September 25, 1997, the Company completed the purchase of all of the outstanding capital stock of Abasco, Inc. ("Abasco"), a manufacturer of oil containment booms, mops and other oilfield emergency equipment and products, (vi) on January 2, 1998, the Company purchased all of the outstanding capital stock of ITS Supply Corporation ("ITS"), formerly the supply and logistics division of International Tool & Supply Company, Inc.,
(vii) on February 6, 1998, the Company announced the formation of an alliance with Global Special Risks, Inc. ("Global Special Risks"), pursuant to which Global Special Risks, a managing general insurance agent located in Houston, Texas, and New Orleans, Louisiana, will offer traditional well and blowout insurance combined with the Company's post-event response and pre-event planning and preventative services in a program known as "WELLSURE"(SM), (viii) on February 20, 1998, the Company completed the acquisition of all of the outstanding capital stock of Code 3, Inc. ("Code 3"), an emergency response hazardous materials and oil spill containment and remediation company, and (ix) on May 5, 1998, the Company announced that it had entered into a letter of intent to purchase Elmagco, Inc., d/b/a Baylor Company ("Baylor"), a manufacturer of an extensive line of industrial and oil field equipment. The Company believes that these initiatives, along with other components of the Company's business strategy, will strengthen the Company's competitive position in the worldwide oil, gas and petrochemical emergency response business while expanding its operations into complementary businesses. See "Business."

HALLIBURTON ALLIANCE

  In response to changes in the emergency response segment of the oil field services industry, the Company has, among other things, entered into a global strategic alliance with Halliburton, a leader in the pumping, cementing, snubbing, production enhancement, coiled tubing and related services segment of the oil field services industry. The alliance between the Company and Halliburton (the "Halliburton Alliance"), which is called "WELLCALL"(SM), draws on the expertise and abilities of both companies to offer an integrated well control solution for oil and gas producers worldwide. The Halliburton Alliance provides a complete range of well control services including pre-event troubleshooting and contingency planning, snubbing, pumping, blowout control, debris removal, firefighting, relief and directional well planning, and other specialized services. As a result of the Halliburton Alliance, the Company is directly involved in all Halliburton well control projects that require firefighting expertise. Halliburton is a primary service vendor to the Company and the Company has exclusive rights to use certain tools and technologies developed by Halliburton.

  A component of the Company's business strategy is to pre-position in selected geographic locations throughout the world complete complements of specialty firefighting equipment and ancillary tools and equipment ("Emergency Response Center") as warranted to support its firefighting operations. The Company currently has Emergency Response Centers in Houston, Texas, Duncan, Oklahoma, Anaco, Venezuela and maintains an industry supported Emergency Response Center on the North Slope of Alaska. The Company believes that a majority of future Emergency Response Centers will be established at existing Halliburton facilities. It is also expected that the maintenance of the Emergency Response Center equipment and the initial mobilization of emergency response teams from such Emergency Response Centers will be handled by Halliburton employees who have been specially trained by the Company to act as "First Responders." The Halliburton Alliance also gives the Company direct access to the administrative and logistical support of Halliburton's credit department and global communications and currency management systems. This access is expected to improve the administrative efficiency of the Company's international operations. Management of the Company believes that the Halliburton Alliance provides a distinct strategic marketing advantage over certain competitors. See "Business--Halliburton Alliance."

BAYLOR ACQUISITION

  On May 5, 1998, the Company announced that it had entered into a letter of intent to acquire Baylor, a Houston-based manufacturer of an extensive line of products for industrial, commercial oil and gas services, as well as governmental applications. Baylor's line of products include Elmagco(R) Brakes, brake controls, brake monitors, closed loop cooling systems, Thyrig(TH) Drive Systems, deepwater thrusters and mooring systems as well as AC generators sold under the trade names EMD, Delco and Baylor, worldwide. Baylor reported audited 1997 revenues of approximately $31 million and net income of approximately $3,409,000. The acquisition of Baylor is subject to customary conditions to closing, including the negotiation of definitive agreements and obtaining necessary regulatory approvals. Prudential Securities Incorporated has been retained by the Company as investment banking advisor for the transaction and other capital raising activities currently underway.

  The Company views the acquisition of Baylor as complementary to its business strategy of expanding its suite of services to include everything from pre-event engineering and contingency planning through the control and restoration to production of the well, as well as the Company's objective of achieving a more diversified revenue base.

  The purchase price to be paid by the Company for Baylor, subject to certain adjustments, is $30,000,000, of which $25,000,000 will be paid in cash at closing, with the remainder to be paid in shares of Common Stock of the Company. The basis for valuing the shares to be issued has yet to be determined. The letter of intent provides for a fee of $1,000,000 to be paid by the Company in the event that the Company unilaterally terminates negotiations, fails to enter into a definitive agreement by June 15, 1998, or fails to close the transaction by July 15, 1998, unless (A) a material adverse change occurs in comparison to December 31, 1997: (i) in the financial condition, operations or business prospects of Baylor and its subsidiaries, taken as a whole, (ii) in the fair market value of Baylor's assets, or (iii) the amount of Baylor's liabilities required to be accrued under generally accepted accounting principles; (B) the parties are unable, after using their best efforts, to obtain necessary regulatory approvals, (C) Begemann, Inc., the seller under the letter of intent, fails to proceed expeditiously in good faith to enter into a definitive agreement by June 15, 1998, or thereafter to close by July 15, 1998, or (D) the Company is unable, after using its best efforts in good faith, to negotiate a reasonably satisfactory employment agreement with H.B. Payne, Jr, President of Baylor.

BUSINESS STRATEGY

  Over the next few years, the Company intends to continue to expand its operations and to build upon its demonstrated strengths. The Company intends to promote the Halliburton Alliance and the WELLSURE(SM) program, continue to integrate the acquired businesses of Boots & Coots, Abasco, ITS and Code 3, consummate the acquisition of Baylor, increase the geographical scope of its training and consulting programs, and establish additional Company-owned Emergency Response Centers at locations outside the United States. In general, the Company plans to offer a broader range of services to oil and gas producers worldwide, thereby increasing both the scope of its target market and its market share. The Company intends to expand its service capabilities through a combination of internal growth, additional acquisitions, joint ventures and strategic alliances.

  The implementation of the Company's business strategy, including the consummation of the acquisition of Baylor and any additional acquisitions, is expected to require substantial additional capital from outside sources. The completion of the acquisitions of Boots & Coots, Abasco, ITS and Code 3 required a substantial portion of the Company's cash reserves. The acquisition of Baylor is expected to require cash of approximately $25,000,000. In addition, the Company has short-term debt obligations incurred in connection with the acquisitions of Boots & Coots, ITS and Code 3 of approximately $9,250,000 which comes due on or before October 1, 1998, and the Company anticipates redeeming all of the Company's 10% Junior Redeemable Convertible Preferred Stock, $.00001 par value ("Redeemable Stock") issued in the Company's private placement of up to 400,000 Units, each consisting of one share of Redeemable Stock and one warrant representing the right to purchase five shares of Common Stock at $5.00 per share, before such shares become convertible into Common Stock. As of the date hereof, 112,000 shares of Redeemable Stock are issued and outstanding. See "Description of Securities--Description of Units." The Company is pursuing a number of financing alternatives to meet its capital requirements. However, the Company does not currently have any commitments in this regard. See "Risk Factors--Need for Additional Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included or incorporated by reference in this

Prospectus, including, without limitation, statements regarding the Company's financial position, business strategy, budgets, and plans and objectives of management for future operations are forward-looking statements. In addition, the words "anticipate," "estimate," "except," and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus and the documents incorporated by reference herein. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

OFFICES

  The Company's principal executive office is located at 5151 San Felipe, Suite 450, Houston, Texas, 77056 (Telephone: (713) 621-7911).

                                  THE OFFERING

SECURITIES OFFERED..........  19,196,584 shares of Common Stock of the Company, including 3,833,541 shares underlying warrants to purchase Common Stock. See "Description of Securities."

SECURITIES REGISTERED FOR
 THE SELLING SECURITY
 HOLDERS....................  All of the shares of Common Stock being registered hereby are being registered for the account of the stockholders of the Company listed on Schedule A hereto (each a "Selling Security Holder" and, collectively, the "Selling Security Holders.") The Selling Security Holders' Shares are being registered for resale only, and the Company will not receive any of the proceeds from any sales of such Shares by the Selling Security Holders. See "Use of Proceeds"

COMMON STOCK
OUTSTANDING(1)..............  30,728,298 shares


USE OF PROCEEDS.............  All of the Shares offered hereby are being registered for the account of the Selling
                              Security Holders for resale only, and the Company will not receive any of the proceeds from any sales of such Shares by the Selling Security Holders. See "Use of Proceeds."
--------
(1) None of the Shares being offered hereby will be newly-issued shares; rather, the Shares are being registered for the account of the Selling Security Holders and are already outstanding. Therefore, the number of shares of the Company's Common Stock outstanding both prior to and after the Offering will be the same. This number does not take into account outstanding options and warrants to purchase an aggregate of 6,502,269 shares of Common Stock, or restricted stock grants of 1,835,000 shares of Common Stock.

  SEE "RISK FACTORS" BEGINNING ON PAGE 9, FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following table sets forth certain historical financial data of the Company for each of the fiscal years ended from inception and as of June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, which was derived from the Company's audited consolidated financial statements. Also set forth below is selected financial data for the three months ended March 31, 1997 and 1998, which was derived from the unaudited consolidated financial statements of the Company. In the opinion of management of the Company, the unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial data for such period. The results of operations for the three months ended March 31, 1997 and 1998 are not necessarily indicative of results for a full fiscal year. The data should be read in conjunction with the Consolidated Financial Statements (including the Notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                              YEARS ENDED            SIX MONTHS ENDED        THREE MONTHS ENDED
                         ----------------------  ------------------------- ------------------------
                          JUNE 30,    JUNE 30,   DECEMBER 31, DECEMBER 31,  MARCH 31,    MARCH 31,
                            1996        1997         1996         1997        1997         1998
                         ----------  ----------  ------------ ------------ -----------  -----------
                                                 (UNAUDITED)               (UNAUDITED)  (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues.............. $1,662,000  $2,564,000   $  743,000   $5,389,000  $  240,000   $11,959,000
  Operating income
   (loss)............... $ (481,000) $  (68,000)  $ (397,000)  $ (432,000) $ (350,000)  $   981,000
  Net income (loss)..... $ (339,000) $ (156,000)  $ (409,000)  $ (759,000) $ (360,000)  $   156,000
  Net income (loss) per
   share................ $    (0.03) $    (0.01)  $    (0.04)  $    (0.03) $    (0.03)  $      0.01
  Weighted average
   common shares
   outstanding.......... 11,500,000  12,191,000   11,500,000   23,864,000  12,136,000    30,228,000

                                            JUNE 30,  DECEMBER 31,  MARCH 31,
                                              1997        1997        1998
                                           ---------- ------------ -----------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Total assets............................ $3,424,000 $14,061,000  $36,577,000
  Working capital (deficiency)............ $1,235,000 $ 2,311,000  $(3,578,000)
  Shareholders' equity.................... $  826,000 $10,232,000  $13,225,000
    Common shares outstanding............. 14,187,000  29,999,000   30,579,000

                                 RISK FACTORS

  The Shares of Common Stock offered hereby involve a high degree of risk, including, but not limited to, the risk factors described below. Prospective purchasers should carefully consider the following risk factors, together with all other information set forth in this Prospectus, prior to making a decision to purchase any of the shares of Common Stock offered hereby.

BUSINESS RISKS

  Need for Additional Capital. The oil field services industry is capital intensive and limited financial resources have impeded the Company's growth in the past. The Company's cash expenditures in connection with the acquisitions of Abasco, ITS and Code 3 required a substantial portion of the Company's cash reserves. Further, the terms upon which Abasco, ITS and Code 3 were acquired allowed the sellers to retain most or all of the working capital of such companies. The Company currently requires additional working capital to fund its existing operations and to repay indebtedness in the aggregate principal amount of $9,250,000 which comes due on or before October 1, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The potential acquisition of Baylor is expected to require cash of approximately $25,000,000. Additionally, the Company's business strategy anticipates acquisitions of complementary businesses, which will require significant additional capital. See "Business-- Business Strategy." To date, the Company has funded its operations and acquisitions from: equity capital contributed by its officers, directors and principal stockholders; proceeds from the sale in July 1997 of $3,000,000 of the Company's 12% Senior Subordinated Notes due December 31, 2000 (the "Subordinated Notes") (of which $2,900,000 has been converted into 3,866,653 shares of Common Stock); $6,481,000 in net proceeds from the private placement, in September 1997, of 7,475,000 shares of Common Stock (the "September Private Placement"); $4,500,000 in net proceeds from the private placement, in January 1998, of the Company's 10% Senior Secured Notes due May 2, 1998 (the "Senior Notes") which have been extended until October 1, 1998; $2,250,000 in net proceeds from the private placement, in March 1998, of additional Senior Notes due June 15, 1998 ("Additional Senior Notes") which have been extended until October 1, 1998; seller financing in the aggregate principal amount of $5,760,977, of which approximately $2,000,000 remains outstanding as of the date hereof; and approximately $2,618,000 in net proceeds from the private placement of 112,000 Units through May 27, 1998, each consisting of one share of the Company's Redeemable Stock and one warrant ("Unit Warrant") representing the right to purchase five shares of Common Stock of the Company at a price of $5.00 per share.

  If the Company is unable to obtain adequate financing to meet its capital requirements, it may be forced to restructure its current indebtedness, sell assets to repay the indebtedness, curtail its plans for expansion and finance its business activities with only such internally generated funds as may then be available. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Risks Related to the Company's Acquisition Strategy; History of Losses; Uncertainty of Future Profitability. A primary component of the Company's business strategy is to increase the size and scope of the Company's business operations through acquisitions of complementary businesses. Since mid-1997, the Company has been engaged in an aggressive acquisition program--having acquired the business operations of Boots & Coots, Abasco, ITS and Code 3 and having entered into a letter of intent to acquire Baylor. The Company anticipates that acquisitions will continue to play an important role in its growth for the foreseeable future. There can be no assurance, however, that the Company will be able to identify and acquire additional companies. As of June 30, 1997, IWC Services, an operating subsidiary of the Company, had incurred cumulative operating losses of approximately $222,606 since commencement of business activities in May 1995. In connection with the acquisitions of Boots & Coots, Abasco, ITS and Code 3, and the potential acquisition of Baylor, a primary acquisition evaluation criteria was that each company was profitable and possessed seasoned and capable management. The Company has retained such management and the key employees of the acquired businesses in their previous roles. However, in certain instances the acquired companies have only recently achieved profitability and there can be no assurance that the Company will be able to profitably manage the companies that it has acquired or that it may acquire in the future, or that the Company will successfully integrate such companies with its existing operations without substantial costs, delays or other problems. Further, there can be no assurance that such acquired companies will achieve sales and profitability that justify the Company's investment in them.

  Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention from the Company's on-going operations, dependence on retention, hiring and training of key personnel, unanticipated problems related to the acquired businesses or resulting from the acquisition, legal liabilities associated with the acquired businesses and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance. Further, acquisitions place a significant strain on the Company's managerial, administrative, operational and financial resources and increased demands on its systems and controls. To manage growth effectively, the Company will need to expand and improve its operational, management and financial systems and controls. Although the Company has sought to acquire well-managed businesses and has entered into employment agreements to retain key management personnel, certain of the Company's key employees have not had experience in managing a company the size of the Company or larger. If the Company's management is unable to manage the Company's expansion effectively, the Company's business, results of operations and financial condition could be materially adversely affected. See "Business--Business Strategy."

  Volatility of Revenues. The Company's well control business revenues, which accounted for approximately 82% of its revenues for the six month period ended December 31, 1997, and 20% of its revenues for the three months ended March 31, 1998, are dependent, to a significant extent, on the global market for oil and gas well firefighting and blowout control services, which market is highly volatile due to factors beyond the control of the Company. While the demand for firefighting and blowout control services ordinarily follows predictable trends in the oil and gas industry, extraordinary events such as the Bay Marchand and Piper Alpha disasters can be expected to occur only every four to six years. Wars, acts of terrorism and other unpredictable factors may increase the need for oil and gas well firefighting and blowout control services from time to time. The Company's historical revenue levels are therefore not necessarily indicative of the Company's future revenue levels. While the Company believes that its acquisitions of Boots & Coots, Abasco, ITS and Code 3 and anticipated revenues from the WELLSURESM program and from the Company's consulting, well plugging and abandonment, training and industrial and marine firefighting services will help to provide an expanded and predictable revenue and earnings base in the future, there can be no assurance that the Company will be successful in further developing these acquired businesses and added services. Accordingly, the Company expects that its revenues and operating performance may vary considerably from year to year for the foreseeable future.

  Operating Hazards; Liability Insurance Coverage; Litigation. The Company's operations involve ultra-hazardous activities that present an extraordinarily high degree of risk. Such operations are subject to accidents resulting in personal injury and the loss of life or property, environmental mishaps and mechanical failures, and litigation arising from such events may result in the Company being named a defendant in lawsuits asserting large claims. The Company may be held liable in certain circumstances, including if it fails to exercise reasonable care in connection with its activities, and it may also be liable for injuries to its agents, employees and contractors who are acting within the course and scope of their duties. The Company and its subsidiaries presently maintain liability insurance coverage with aggregate policy limits which are believed to be adequate for their respective operations. However, it is generally considered economically unfeasible in the oil and gas service industry to maintain insurance sufficient to cover large claims. Accordingly, there can be no assurance that the Company's insurance will be sufficient or effective under all circumstances or against all hazards to which the Company may be subject. A successful claim for which the Company is not fully insured could have a material adverse effect on the Company. No assurance can be given that the Company will not be subject to future claims in excess of the amount of insurance coverage which the Company deems appropriate and feasible to maintain.

  Reliance Upon Officers, Directors and Key Employees. The Company's emergency response services require highly specialized skills. Because of the unique nature of the industry and the small number of persons who possess the requisite skills and experience, the Company is highly dependent upon the personal efforts and abilities of its officers, directors and key employees. In seeking qualified personnel, the Company will be required to compete with companies having greater financial and other resources than the Company. Since the future success of the Company will be dependent upon its ability to attract and retain qualified personnel, the inability to do so, or the loss of personnel, could have a material adverse impact on the Company's business. See "Management."

  Reliance on Major Customers; No Assurance of Contract Extension. Approximately $12,230,000, or approximately 90%, of Boots & Coots' revenue for the year ended December 31, 1996, was attributable to the use of its snubbing equipment and crews on the Pedernales Old Well Abandonment Project in Venezuela's lower Orinoco River Delta pursuant to a contract with British Petroleum. The contract with British Petroleum was completed during the first quarter of 1997. While the Company is presently seeking additional plugging and abandonment contracts in Venezuela and elsewhere, and the Company believes it may be able to lease certain of the snubbing units acquired from Boots & Coots to Halliburton or other operators on a long-term basis, there can be no assurance that the Company will be successful in its efforts to obtain additional plugging and abandonment contracts or that the Company will be able to lease or otherwise generate revenues from such snubbing units. The failure to secure one or more plugging and abandonment contracts or to lease the snubbing units to Halliburton or other operators could have a material adverse effect on the Company's future operating performance. See "Business."

  Control of the Company by Significant Stockholders. The Company's current officers and directors own beneficially, on a combined basis, 10,943,473 shares of Common Stock, including currently exercisable options to purchase Common Stock. The shares of Common Stock owned by the Company's current officers and directors represent, in the aggregate, approximately 35.79% of the issued and outstanding Common Stock (without taking into account the potential conversion of the Redeemable Stock into shares of Common Stock or the potential issuance of additional shares of Common Stock upon the exercise of options or warrants). As a result, the current officers and directors of the Company collectively have significant and perhaps controlling influence in the election of the Company's Board of Directors and with respect to the determination and authorization of corporate actions for an indefinite period of time. See "Principal Shareholders." Further, in May 1995, Brian Krause, the Company's President, Raymond Henry, the Company's Director of Well Control Operations, Richard Hatteberg, the Company's Senior Vice President, Well Control, and Danny Clayton, the President of IWC de Venezuela, entered into a Voting Trust Agreement that gives Larry H. Ramming, the Company's Chairman and Chief Executive Officer, and Mr. Henry, as co-trustees, the absolute right to vote all shares of Common Stock now owned or hereafter acquired by Messrs. Krause, Henry, Hatteberg and Clayton during the five-year period ending December 31, 2000 (the "Voting Trust Agreement"); provided, that twenty percent of the shares subject to such agreement are eligible for release therefrom on each one year anniversary date of the Voting Trust Agreement upon the written request of the party owning such shares. Currently, sixty percent of such shares may be released from the Voting Trust Agreement but have not been released. In the event that Messrs. Ramming and Henry are unable to reach an agreement respecting the voting of such shares, the Voting Trust Agreement designates Charles T. Phillips, attorney at law, as the tiebreaker.

  Halliburton Alliance. The agreement documenting the alliance between the Company and Halliburton (the "Alliance Agreement") provides that it will remain in effect for an indefinite period of time, and may be terminated prior to September 15, 2000, only for cause, or by mutual agreement between the parties. Under the Alliance Agreement, cause for termination is limited to (i) a fundamental breach of the Alliance Agreement, (ii) a change in the business circumstances of either party, (iii) the failure of the Alliance to generate economically viable business, or (iv) the failure of either party to engage in good faith dealing. See "Business--Halliburton Alliance." Since certain of the enumerated causes for termination of the Alliance Agreement are broadly defined and the Alliance Agreement does not provide for specific performance as a remedy, it is possible that Halliburton could terminate the Alliance Agreement and enter into an agreement or agreements with one or more of the

Company's competitors or establish one or more lines of business that are directly competitive with the business of the Company. While the Company considers its relationship with Halliburton to be good and believes there currently exists no basis for termination, there can be no assurance that the Alliance Agreement will not be terminated by Halliburton. The termination of the Alliance Agreement could have a material adverse effect on the Company's future operating performance.

  Competition. The emergency response segment of the oil and gas services business is a rapidly evolving field in which developments are expected to continue at a rapid pace. The Company believes that the Halliburton Alliance, the WELLSURE(SM) program, and its recent acquisitions of Boots & Coots, Abasco, ITS and Code 3 will strengthen its competitive position in the industry by expanding the scope of services that the Company offers to its customers. However, the Company's ability to compete depends upon, among other factors, retaining experienced personnel, increasing industry awareness of the variety of services the Company offers, expanding the Company's network of Emergency Response Centers, and further expanding the breadth of its available services. Competition from other emergency response companies, some of which may have greater financial resources than the Company, is intense and is expected to increase as the industry undergoes additional anticipated change. The
Company's competitors may also succeed in developing new techniques, products and services that are more effective than any that have been or are being developed by the Company or that render the Company's techniques, products and services obsolete or noncompetitive. The Company's competitors may also succeed in obtaining patent protection or other intellectual property rights that might hinder the Company's ability to develop, produce or sell competitive products or the specialized equipment used in its business. See "Business--Competition."

  Lack of Diversification. The Company's revenues to date have been generated principally by consulting, well control and oil and gas well firefighting services. The addition of the plugging and abandonment, snubbing and industrial and marine firefighting business of Boots & Coots, the oil and chemical spill containment and remediation equipment business of Abasco, the materials and equipment procurement and logistics business of ITS and the oil spill and hazardous materials containment and remediation business of Code 3 are expected to mitigate the risk associated with the Company's dependence upon its consulting, well control and oil and gas well firefighting services. However, as these new businesses have been recently acquired, they have not yet made a significant contribution to the operating revenues of the Company. While the Company will seek to capitalize on the diversity provided by the acquired businesses and, in addition, will continue to seek to develop and/or acquire new products and services, such as the recently introduced WELLSURE(SM) program, there can be no assurance that such efforts will prove successful.

  Contractual Obligations to Customers; Indemnification. The Company customarily enters into service contracts with its customers which frequently contain provisions that hold the Company liable for various losses or liabilities incurred by the customer in connection with the activities of the Company, including, without limitation, losses and liabilities relating to claims by third parties, damage to property, violation of governmental laws, regulations or orders, injury or death to persons, and pollution or contamination caused by substances in the Company's possession or control. The Company may be responsible for any such losses or liabilities caused by contractors retained by the Company in connection with the provision of its services. In addition, such contracts generally require the Company, its employees, agents and contractors to comply with all applicable laws, rules and regulations (which may include the laws, rules and regulations of various foreign jurisdictions) and to provide sufficient training and educational programs to such persons in order to enable them to comply with applicable laws, rules and regulations. Consequently, the Company may be exposed to substantial liabilities in connection with its services. In the case of emergency response services, the Company frequently enters into agreements with customers which limit the Company's exposure to liability and/or require the customer to indemnify the Company for losses or liabilities incurred by the Company in connection with such services, except in the case of gross negligence or willful misconduct by the Company. There can be no assurance, however, that such contractual provisions limiting the liability of the Company will be enforceable in whole or in part under applicable law.

  Governmental Regulation. Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States, as well as environmental laws and regulations of other countries in which the Company operates, may affect the operations of the Company. These laws and regulations set various standards regulating certain aspects of health and environmental quality and provide for penalties and other liabilities for the violation of such standards. However, many jurisdictions have passed legislation that exempts emergency response service companies, such as the Company, from compliance with certain of these laws and regulations. In certain instances, such legislation may also limit the potential liability of the Company to third parties from its emergency response services. However, under federal law and certain state laws, the Company would nonetheless remain liable for its own negligence or misconduct or for warranty claims (such as under customer contracts described above). Liability resulting from the violation of any of these laws or regulations could have a material adverse effect on the Company and its financial condition. Moreover, the Company cannot predict the effects on its business of environmental legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or enforced. The Company is required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to its operations. There can be no assurance that the Company will, in the future, be successful in obtaining all permits, licenses and certificates necessary to the conduct of its business.

OFFERING RISKS

  Securities Market Factors. There is a limited public market for the Common Stock, with daily trading volumes averaging approximately 36,000 shares since January 30, 1998, when the Common Stock began trading on AMEX. Prior to such date, the Common Stock was traded on the NASD's Over-the-Counter Electronic Bulletin Board under the symbol "BCWC". The "public float" of the Company's Common Stock was 2,587,094 shares on May 28, 1998, or 13.5% of the shares being offered hereby. The large number of shares being registered hereby in relation to the Company's existing "public float" and the limited market for the Common Stock coupled with an imbalance of sale orders to buy orders may result in significant instability in the market price of the Common Stock. In addition, the stock markets are subject to periods of volatility during which the market prices of securities can fluctuate substantially. The price of an issuer's securities may be adversely affected by market volatility notwithstanding a strong operating performance. General market price declines or market volatility in the future could adversely affect the price of the Common Stock.

  Restrictive Covenants Relating to Senior Notes and Additional Senior Notes. In connection with the sale of the Senior Notes and Additional Senior Notes in January and March 1998, the Company and its subsidiaries have pledged all of their assets to secure such notes and the Company has agreed to abide by certain restrictive covenants, including that it will not redeem or otherwise acquire its capital stock (including the Redeemable Stock), pay dividends or make other distributions on its capital stock, be a party to certain fundamental changes in corporate organization, incur or assume any indebtedness, create, incur or suffer any liens on its properties or assets (with certain limited exceptions), acquire any securities of any other entity without consent, or transfer assets out of the ordinary course of business to third parties. Such restrictions may make it difficult for the Company to acquire businesses and raise the capital necessary to pursue its business strategy without the consent and cooperation of Larry H. Ramming, the Chief Executive Officer of the Company who purchased the Senior Notes and Additional Senior Notes from the original holders thereof.

  Conversion of the Redeemable Stock. The Company anticipates redeeming each share of Redeemable Stock on or before the six month anniversary of its date of issuance (from October 17, 1998, through November 22, 1998, as of the date hereof), which is the date upon which shares of Redeemable Stock become convertible into Common Stock. However, the Note Purchase Agreement relating to the purchase of the Senior Notes and Additional Senior Notes (the "Senior Note Purchase Agreement"), restricts the Company from redeeming any shares of the Redeemable Stock until such time as the Company has retired all of the outstanding Senior Notes and Additional Senior Notes, the aggregate principal balance of which is currently $7,250,000. On or before October 1, 1998 (the maturity date of the Senior Notes and Additional Senior Notes), the Company will attempt to obtain adequate financing to retire all of the remaining outstanding Senior Notes and Additional Senior Notes, to finance future acquisitions and to redeem all of the shares of Redeemable Stock. If the Company is unable to obtain such financing on acceptable terms and, as a result, is unable to retire all of the remaining outstanding Senior Notes and Additional Senior Notes, then the redemption of the Redeemable Stock may be delayed indefinitely. Furthermore, even if the Company is successful in obtaining such financing on a timely basis, the Company may, in its sole discretion, determine not to redeem the Redeemable Stock if such a redemption would not be in the best interests of the Company. Each share of Redeemable Stock that is not redeemed on or before the six month anniversary of its date of issuance will become convertible into Common Stock of the Company at 85% of the average of the last reported sales prices per share of Common Stock for the ten trading days preceding conversion, not to exceed $6.00 per share. Each outstanding share of Redeemable Stock that is not redeemed on or before the nine month anniversary of its date of issuance will become convertible into such number of shares of Common Stock of the Company as is obtained by dividing $25.00 by $2.75 (proportionately adjusted for Common Stock splits, combinations of Common Stock and dividends paid in shares of Common Stock). The conversion of the Redeemable Stock, therefore, might result in the issuance of shares of Common Stock at prices below the market price of the Common Stock. See "Risk Factors--Need for Additional Capital."

  Inability of the Company to Pay Cash Dividends. The Senior Note Purchase Agreement restricts the Company from declaring or paying any dividends on its capital stock until such time as the Company has retired all of the outstanding Senior Notes and Additional Senior Notes. On or before October 1, 1998 (the maturity date of the Senior Notes and Additional Senior Notes), the Company will attempt to obtain adequate financing to retire all of the remaining outstanding Senior Notes and Additional Senior Notes. If the Company is unable to obtain such financing on acceptable terms and, as a result, is unable to retire all of the Senior Notes and Additional Senior Notes on or prior to the date dividends on the Redeemable Stock are required to be paid, then the Company will not be permitted to declare or pay any cash dividends on the Redeemable Stock until such time as all of the Senior Notes and Additional Senior Notes have been retired. Accordingly, the Company may be required to issue additional shares of Redeemable Stock (valued at $25.00 per share for such purposes) in lieu of cash dividends.

  Under Delaware law, cash dividends on capital stock may only be paid from "surplus" or if there is no "surplus," from the corporation's net profits for the then current or the preceding fiscal year. The ability of the Company to pay cash dividends on its capital stock will require the availability of adequate "surplus," which is defined as the excess, if any, of the Company's net assets (total assets less total liabilities) over its capital (generally the par value of its issued capital stock). There can be no assurance that adequate surplus will be available to pay cash dividends on the Company's capital stock or that, even if such surplus is available, the Company will have sufficient cash to pay dividends on the Company's capital stock or that, even if such surplus is available, that the Company will elect to pay cash dividends. The Company has never declared or paid cash dividends on its Common Stock and it is not anticipated that any cash dividends will be paid on its Common Stock in the foreseeable future. While the Company's dividend policy will be based upon the operating results and capital needs of the business, it is anticipated that all future earnings, if any, will be retained to finance ongoing operations and the expansion of the Company's business.

  Rule 144 Sales; Shares Available for Future Sale. There are 30,728,298 shares of Common Stock issued and outstanding at the date of this Prospectus, together with outstanding options and warrants that represent the right to purchase up to 6,502,269 shares of Common Stock at prices ranging from $0.43 per share to $5.00 per share. Additionally, the Company has issued 112,000 shares of Redeemable Stock and Unit Warrants representing the right to purchase 560,000 shares of Common Stock at a price of $5.00 per share and has made restricted stock grants of 1,835,000 shares of Common Stock. Of the 30,728,298 shares of Common Stock outstanding, 8,944,620 shares are "restricted securities" under the federal securities laws and have not been registered for resale pursuant to this Prospectus. All such restricted securities may, in the future, be sold in compliance with the requirements of Rule 144 promulgated under the Act ("Rule 144"). In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned restricted securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the issued and outstanding shares of

Common Stock or the reported average weekly trading volume for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner-of-sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner-of-sale, notice and public information requirements of Rule 144. As a consequence, substantially all the Company's currently restricted Common Stock will be eligible for public sale within one year. Significant sales of currently restricted Common Stock may adversely affect the market price for the Common Stock, particularly given the limited trading market for such securities. See "Risk Factors--Securities Market Factors."

                                USE OF PROCEEDS

  All of the Shares being offered hereby are being registered for resale only, for the account of the Selling Security Holders, and the Company shall receive no proceeds with respect thereto.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1998. This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                    MARCH 31,
                                                                     1998(1)
                                                                   -----------
                                                                     ACTUAL
                                                                   -----------
LONG-TERM DEBT.................................................... $    90,000
                                                                   -----------
SHAREHOLDERS' EQUITY:
                                                                   -----------
  Preferred stock $.00001 par value; 5,000,000 shares authorized;
   -0- shares issued and outstanding at March 31, 1998............          --
                                                                   -----------
  Common stock $.00001 par value; 50,000,000 shares authorized;
   30,728,000 shares issued and outstanding at March 31, 1998.....          --
                                                                   -----------
  Additional paid-in capital......................................  14,050,000
                                                                   -----------
  Accumulated deficit.............................................    (825,000)
                                                                   -----------
  Total shareholders' equity......................................  13,225,000
                                                                   -----------
  Total capitalization............................................ $13,315,000
                                                                   ===========

--------
(1) This number does not take into account outstanding options and warrants to purchase an aggregate of 6,502,269 shares of Common Stock, restricted stock grants of 1,835,000 shares or 112,000 shares of Redeemable Stock and Unit Warrants representing the right to purchase up to 560,000 shares of Common Stock which have issued by the Company through May 27, 1998, in its subsequent private offering of up to 400,000 Units. See "Description of Securities--Stock Options and Warrants" and "Description of Securities--Description of Units."

                                DIVIDEND POLICY

  The Company has not paid dividends on its Common Stock since its inception and does not expect to pay any cash or other dividends in the foreseeable future. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors considered relevant by the Board of Directors.

  The Senior Note Purchase Agreement prohibits the Company from paying cash dividends on the Common Stock so long as the Senior Notes or Additional Senior Notes are outstanding. See "Risk Factors--Restrictive Covenants Relating to Senior Notes and Additional Senior Notes." The terms of the Redeemable Stock prohibit the Company from paying any dividends on any junior stock, including the Common Stock, unless all dividends owing on the Redeemable Stock have been paid in full and all shares of Redeemable Stock have been redeemed. See "Description of Securities--Description of Units."

                        COMMON STOCK PRICE INFORMATION

  The Company's Common Stock is traded on AMEX under the symbol "WEL." Prior to January 30, 1998, the Company's Common Stock was traded on the NASD's OTC Electronic Bulletin Board under the symbol "BCWC". Prior to July 29, 1997, there was no sustained public trading market for the Company's Common Stock. The following table sets forth the high and low bid and asked prices per share of the Common Stock for the calendar quarters ended September 30, 1997 and December 31, 1997, and the high and low sales prices of the Common Stock reported on AMEX for the calendar quarter ended March 31, 1998, and quarter ending June 30, 1998 (through May 22, 1998).

                                                        HIGH           LOW
                                                    ------------- -------------
                                                     BID   ASKED   BID   ASKED
                                                    ------ ------ ------ ------
      Quarter ended September 30, 1997............. $ 5.50 $ 8.00 $ 1.50 $1.625
      Quarter ended December 31, 1997.............. $5.625 $5.875 $3.625 $3.875

  The above information was obtained from National Quotation Bureau, Inc. The above quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                                                                  SALES PRICES
                                                                  -------------
                                                                   HIGH   LOW
                                                                  ------ ------
      Quarter ended March 31, 1998............................... $5.750 $4.750
      Quarter ending June 30, 1998
       (through May 22, 1998).................................... $7.937 $4.750

  On May 22, 1998, the last reported sale price of the Common Stock as reported on AMEX was $6.00 per share. As of May 27, 1998, there were approximately 262 holders of record of the Company's Common Stock. The Company believes that there was a significantly larger number of beneficial holders of Common Stock as of such date.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain historical financial data of the Company for each of the fiscal years ended from inception and as of June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, which was derived from the Company's audited consolidated financial statements. Also set forth below is selected financial data for the three months ended March 31, 1997 and 1998, which was derived from the unaudited consolidated financial statements of the Company. In the opinion of management of the Company, the unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial data for such period. The results of operations for the three months ended March 31, 1997 and 1998 are not necessarily indicative of results for a full fiscal year. The data should be read in conjunction with the Consolidated Financial Statements (including the Notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                              YEARS ENDED            SIX MONTHS ENDED        THREE MONTHS ENDED
                         ----------------------  ------------------------- ------------------------
                          JUNE 30,    JUNE 30,   DECEMBER 31, DECEMBER 31,  MARCH 31,    MARCH 31,
                            1996        1997         1996         1997        1997         1998
                         ----------  ----------  ------------ ------------ -----------  -----------
                                                 (UNAUDITED)               (UNAUDITED)  (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues.............. $1,662,000  $2,564,000   $  743,000   $5,389,000  $  240,000   $11,959,000
  Operating income
   (loss)............... $ (481,000) $  (68,000)  $ (397,000)  $ (432,000) $ (350,000)  $   981,000
  Net income (loss)..... $ (339,000) $ (156,000)  $ (409,000)  $ (759,000) $ (360,000)  $   156,000
  Net income (loss) per
   share................ $    (0.03) $    (0.01)  $    (0.04)  $    (0.03) $    (0.03)  $      0.01
  Weighted average
   common shares
   outstanding.......... 11,500,000  12,191,000   11,500,000   23,864,000  12,136,000    30,228,000

                                            JUNE 30,  DECEMBER 31,  MARCH 31,
                                              1997        1997        1998
                                           ---------- ------------ -----------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Total assets............................ $3,424,000 $14,061,000  $36,577,000
  Working capital (deficiency)............ $1,235,000 $ 2,311,000  $(3,578,000)
  Shareholders' equity.................... $  826,000 $10,232,000  $13,225,000
    Common shares outstanding............. 14,187,000  29,999,000   30,579,000

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

  As discussed in Note B--Significant Accounting Policies in Notes to Consolidated Financial Statements, the Company elected to change its fiscal year from June 30, 1997, to December 31, 1997. A summary of operating results for the fiscal years ended June 30, 1996 and 1997, the six months ended December 31, 1996 and 1997, and the three months ended March 31, 1997 and 1998 is as follows:

                                                    SIX MONTHS ENDED       THREE MONTHS ENDED
                         YEARS ENDED JUNE 30,         DECEMBER 31,              MARCH 31,
                         ----------------------  ----------------------  -----------------------
                            1996        1997        1996        1997        1996        1997
                         ----------  ----------  ----------- ----------  ----------- -----------
                                                 (UNAUDITED)             (UNAUDITED) (UNAUDITED)
Revenues................ $1,662,000  $2,564,000   $743,000   $5,389,000   $240,000   $11,959,000
Costs and expenses:
  Operating expenses....  1,320,000   1,460,000    732,000    3,785,000    214,000     8,095,000
  General and
   administrative.......    773,000   1,061,000    371,000    1,536,000    343,000     2,572,000
  Depreciation and
   amortization.........     50,000     111,000     37,000      500,000     33,000       311,000
  Operating income
   (loss)...............   (481,000)    (68,000)  (397,000)    (432,000)  (350,000)      981,000
  Loss on debt
   extinguishment.......         --          --         --     (193,000)        --            --
  Other income
   (expenses)...........      4,000     (63,000)    (1,000)     (92,000)    (9,000)     (567,000)
  Income taxes
   (benefit)............   (138,000)     25,000     13,000       42,000      1,000       258,000
  Net income (loss).....   (339,000)   (156,000)  (409,000)    (759,000)  (360,000)      156,000

 Comparison of Year Ended June 30, 1996 with Year Ended June 30, 1997

  Revenues were $1,662,000 for the year ended June 30, 1996 ("fiscal 1996") compared to $2,564,000 for the year ended June 30, 1997 ("fiscal 1997"). This increase was the result of increased market share from diversification of IWC Service's client base.

  Operating expenses were $1,320,000 for fiscal 1996, compared to $1,460,000 for fiscal 1997. The increase was the result of expanded operations in the fourth quarter of fiscal 1997 due to expanded business activity.

  General and administrative expenses were $773,000 for fiscal 1996, compared to $1,061,000 for fiscal 1997. The increase was primarily the result of investments in expanded corporate infrastructure and expanded marketing and advertising to increase market share and diversify the Company's client base.

  Depreciation and amortization expense increased from $50,000 for fiscal 1996, compared to $111,000 for fiscal 1997, primarily as the result of a full year of depreciation on equipment additions made in fiscal 1996.

  Other income (expenses) was $4,000 for fiscal 1996, compared to a net expense of ($63,000) for fiscal 1997, resulting primarily from higher interest expense on financed equipment purchases made during the 1996 period and interest expense on the 12% Senior Subordinated Notes sold through June 30, 1997.

  Income taxes for fiscal 1996, includes a credit for the reversal of a deferred federal income tax provision of $139,000 for the 1995 start-up period. Substantially all of the balance of income taxes for both fiscal 1996 and fiscal 1997 represents foreign taxes withheld on various international projects.

  IWC Services sustained a net loss of $339,000 for fiscal 1996, compared to a net loss of $156,000 for the comparable period in 1997 as a result of the revenue and expense variations discussed above.

 Comparison of Six Months Ended December 31, 1996 with Six Months Ended December 31, 1997

  Revenues were $743,000 for the six months ended December 31, 1996 ("1996 Interim Period") compared to $5,389,000 for the six months ended December 31, 1997 ("1997 Interim Period"). This increase principally resulted from: (1) product sales from the Abasco acquisition completed in September 1997 ($972,000); (2) sales of two fire fighting equipment packages in the 1997 Interim Period ($908,000); and, (3) increased market share for the Company's Well Control business unit.

  Operating expenses were $732,000 for the 1996 Interim Period compared to $3,785,000 for the 1997 Interim Period. This increase principally resulted from: (1) cost of sales and operating expenses from the Abasco acquisition completed in September 1997; ($632,000); (2) costs associated with the sales of two fire fighting equipment packages in the 1997 Interim Period ($686,000);
(3) personnel and equipment mobilizations costs incurred in connection with an international well control incident in October 1997 ($540,000); and, (4) costs associated with an increase in personnel and support facilities resulting from the July 31, 1997 acquisition of the Boots & Coots operating assets and growth in the Company's Well Control business unit.

  General and administrative expenses were $371,000 for the 1996 Interim Period compared to $1,536,000 for the 1997 Interim Period. This increase principally resulted from: (1) expenses associated from the Abasco acquisition completed in September 1997 ($246,000); and, (2) expenses associated with an increase in personnel and other overhead to support the Company's increased operational level in Well Control.

  Depreciation and amortization expenses increased from $37,000 for the 1996 Interim Period compared to $500,000 for the 1997 Interim Period due to the significant increase in property and equipment acquired with the July 31, 1997 acquisition of the Boots & Coots operating assets.

  The loss of debt extinguishment of $193,000 resulted from the early conversion to common stock of $2,900,000 in face amount of the Company's 12% Senior Subordinated Notes during the 1997 Interim Period.

  The increase in other expenses from $1,000 during the 1996 Interim Period to $92,000 during the 1997 Interim Period is principally due to interest expense on the Company's 12% Senior Subordinated Notes.

  Income taxes of $13,000 during the 1996 Interim Period and $42,000 during the 1997 Interim Period results from foreign taxes incurred on Well Control projects.

COMPARISON OF THREE MONTHS ENDED MARCH 31, 1997 WITH THREE MONTHS ENDED MARCH 31, 1998

  Between July 31, 1997 and March 31, 1998 the Company has completed four business acquisitions and at the same time substantially expanded its well control and firefighting business unit. Thus, the results of operations for the three months ended March 31, 1997 and 1998 are not comparative in nature or scope and a traditional numerical comparison would not be meaningful.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's cash expenditures in connection with the acquisitions of Abasco, ITS and Code 3 required a substantial portion of the Company's cash reserves. Further, the terms upon which Abasco, ITS and Code 3 were acquired allowed the sellers to retain most or all of the working capital of such companies. To date, the Company has funded its operations and acquisitions from: equity capital contributed by its officers, directors and principal stockholders; proceeds from the sale in July 1997 of $3,000,000 of the Company's 12% Senior Subordinated Notes due December 31, 2000 (the "Subordinated Notes") (of which $2,900,000 has been converted into 3,867,000 shares of Common Stock); $6,481,000 in net proceeds from the private placement, in September 1997, of 7,475,000 shares of Common Stock (the "September Private Placement"); $4,500,000 in net proceeds from the private placement, in January 1998, of the Company's 10% Senior Secured Notes due May 2, 1998 (the "Senior Notes"); $2,250,000 in net proceeds from the private placement, in March 1998, of additional Senior Notes due June 15, 1998 ("Additional Senior Notes"); and seller financing of the acquired businesses in the aggregate principal amount of $5,761,000, of which approximately $2,000,000 remains outstanding as of the date hereof; and approximately $2,618,000 in net proceeds from the private placement of 112,000 Units through May 27, 1998, each Unit consisting of one share of the Company's Redeemable Stock and one Unit Warrant representing the right to purchase five shares of Common Stock of the Company at a price of $5.00 per share.

  Accordingly, the Company currently needs additional working capital to fund its existing operations and to repay indebtedness in the aggregate principal amount of $9,250,000 which comes due on or before October 1, 1998. The Company will continue to offer the remaining Units in its Unit offering through June 15, 1998, and is exploring various financing alternatives to enable it to retire all of the outstanding Senior Notes, Additional Senior Notes, seller notes and to finance future acquisitions by the Company. Such financing alternatives include: (1) consideration for the offering through private placement on a best-efforts basis of a convertible preferred stock offering;
(2) discussions with certain commercial banks for a secured debt facility; and, (3) discussions regarding the possible private placement of Subordinated Notes. Although these financing efforts are in process and not yet completed, management believes these actions, together with cash flows from operations, will provide adequate funding to the Company. In the event that one or more of these financing alternatives under consideration are not accomplished, the Company could be required to restructure current indebtedness, sell assets to repay indebtedness, curtail expansion plans and fund business activities from only internally generated funds. There can be no assurance, however, that the Company will be successful in obtaining financing through alternative means on acceptable terms.

                                   BUSINESS

GENERAL

  Boots & Coots International Well Control, Inc. (the "Company"), is a global-response oil and gas service company that specializes in responding to and controlling oil and gas well emergencies, including blowouts and well fires. In connection with such services, the Company has the capacity to supply the equipment, expertise and personnel necessary to contain the oil and hazardous materials spills and discharges associated with such oil and gas emergencies, to remediate affected sites and restore affected oil and gas wells to production. In addition to providing emergency response services, the Company provides snubbing and other non-critical well control services, including pre-event planning, training and consulting services. The Company also manufactures and markets oil and hazardous materials spill containment and recovery equipment. In addition, the Company provides environmental remediation services to the chemical manufacturing and transportation industries, as well as to various state and federal agencies, and provides materials and equipment procurement, transportation and logistics services to the energy industry.

  The Company acts as a holding company for its operating subsidiaries, IWC Services and Code 3. With the exception of Code 3, the assets and businesses acquired as discussed below have been acquired by the Company through IWC Services.

ACQUISITION OF IWC SERVICES

  The Company acquired IWC Services on July 29, 1997, pursuant to a merger of a wholly owned subsidiary of the Company with IWC Services whereby the Company issued shares of Common Stock to the stockholders of IWC Services in exchange for all of the issued and outstanding common stock of IWC Services and issued options and warrants to purchase Common Stock of the Company in exchange for all of the options and warrants to purchase common stock of IWC Services then outstanding. As a result of the merger, IWC Services became a wholly-owned subsidiary of the Company, the stockholders of IWC Services became the beneficial holders of approximately 93% of the post-merger issued and outstanding shares of Common Stock and the board of directors and management of IWC Services took over the management of the Company.

  IWC Services is a global-response oil and gas well control service company that specializes in responding to and controlling oil and gas well emergencies, including blowouts and well fires. In addition, IWC Services provides snubbing and other non-critical well control services. IWC Services was organized in June 1995 by six former key employees of the Red Adair Company who resigned their positions after Mr. Adair retired and sold his business.

ACQUISITION OF THE ASSETS OF BOOTS & COOTS

  On July 31, 1997, the Company completed the acquisition of substantially all of the operating assets of Boots & Coots, an oil well firefighting, snubbing and blowout control services company. In connection with the acquisition of Boots & Coots the Company acquired all interests of Boots & Coots in its subsidiary corporations, Boots & Coots Overseas, Ltd., and Boots & Coots de Venezuela, S.A. (collectively referred to herein as "Boots & Coots"). The consideration paid consisted of (i) $369,000 cash payable to Boots & Coots,
(ii) $681,000 placed in escrow to pay certain debts of Boots & Coots, (iii) the issuance of secured promissory notes of the Company in the aggregate principal amount of $4,761,000 and (iv) 260,000 shares of Common Stock of the Company. The Company also granted registration rights for the shares of Common Stock received by Boots & Coots in the transaction. See "Description of Securities--Registration Rights of Certain Security Holders."

  Boots & Coots was organized by Boots Hansen and Coots Mathews, two former employees of the Red Adair Company who, like the founders of IWC Services, left that firm to form an independent company, which became a primary competitor of IWC Services. As a consequence of the acquisition of Boots & Coots, the Company became a leader in the worldwide oil well firefighting and blowout control industry, reuniting many of the former employees of the Red Adair Company.

ACQUISITION OF ABASCO

  On September 25, 1997, the Company completed the acquisition of Abasco, which had acquired the operating assets of ITS Environmental, a division of Industrial Tool and Supply Company, a recognized leader in the design and manufacture of a comprehensive line of rapid-response oil and chemical spill containment and reclamation equipment and products since 1975. Abasco's products and services include mechanical skimmers, containment booms and boom reels, dispersant sprayers, agent absorbents, response vessels, oil and chemical spill industrial products, spill response packages, oil and chemical spill ancillary products and waste oil recovery and remediation services. The Company acquired Abasco for aggregate consideration consisting of approximately $1,590,000 cash and 300,000 shares of Common Stock.

ACQUISITION OF ITS

  On January 2, 1998, the Company completed the acquisition of all of the capital stock of ITS for aggregate consideration of $6,000,000. Financing for the acquisition of ITS was provided from working capital ($500,000); proceeds from the issuance of the Senior Notes ($4,500,000) (see "Description of Securities--Senior Notes and Additional Senior Notes"); and short-term bridge financing from the seller ($1,000,000).

  ITS is an ISO 9002 certified materials and equipment procurement, transportation and logistics company that serves the energy industry worldwide, with offices in Houston, Venezuela, Peru, Dubai (UAE) and the United Kingdom.

ACQUISITION OF CODE 3

  On February 20, 1998, the Company completed the acquisition of all of the capital stock of Code 3. Consideration for the acquisition of Code 3 was (i) $571,000 cash, (ii) the repayment of corporate secured debt and interest thereon of approximately $1,250,000 through closing, and (iii) the issuance of 488,000 shares of the Company's Common Stock, of which 159,000 shares were delivered into escrow to secure the indemnification obligations of the stockholders of Code 3 for claims that may arise as a consequence of a breach by such stockholders or Code 3 of the representations, warranties and covenants contained in the definitive agreements.

  Code 3, originally headquartered in Harlingen, Texas, provides containment and remediation of hazardous material and oil spills for the railroad, transportation and shipping industries, as well as various state and federal governmental agencies. Code 3 also specializes in the transfer of hazardous materials and high and low pressure liquids and industrial fire fighting and provides in-plant remedial plan implementation, hazardous waste management, petroleum tank management, industrial hygiene, environmental and occupational, health and safety services. Through December 31, 1997, Code 3 operated out of facilities in Harlingen, El Paso, Laredo, San Antonio and Houston, Texas. In 1998, emergency response facilities and equipment were added in Ft. Worth, Texas, and Denver, Colorado.

HALLIBURTON ALLIANCE

  The Company also conducts business in a global strategic alliance with the Halliburton Energy Services division of Halliburton. The alliance operates under the name "WELLCALL(SM)" and draws on the expertise and abilities of both companies to offer a total well control solution for oil and gas producers worldwide. The Halliburton Alliance provides a complete range of well control services including pre-event troubleshooting and contingency planning, snubbing, pumping, blowout control, debris removal, firefighting, relief and directional well planning, and other specialized services. See "Business-- Halliburton Alliance."

HISTORY OF THE COMPANY

  Boots & Coots International Well Control, Inc., formerly known as Havenwood Ventures, Inc. ("Havenwood"), was incorporated in Delaware in April 1988. Havenwood was originally formed to serve as a blind pool investment fund, and in July 1988 Havenwood raised $500,000 in an initial public offering of its Common Stock. After completing its initial public offering, Havenwood expended its available resources in the development of a business enterprise which it ultimately divested, thereafter remaining inactive, with no material assets or liabilities, until it entered into a business combination with IWC Services on July 29, 1997.

EXECUTIVE OFFICES

  The Company's principal executive office is located at 5151 San Felipe, Suite 450, Houston, Texas, 77056 (Telephone (713) 621-7911).

INDUSTRY OVERVIEW

  The oil and gas industry has enjoyed a sustained resurgence over the last several years due to improved market conditions. The fundamental supply and demand balance for oil and gas products began to shift in late 1992 and has continued to improve with increased global demand for petroleum products. Historically, the oil and gas cycle has been characterized by alternating "boom" and "bust" periods that typically last for 12 to 14 years. The last down cycle began in 1981 and continued through 1992, when signs of recovery began, and by 1995, the current recovery cycle had been confirmed. Although oil and natural gas prices have recently softened, management believes that the fundamental market statistics and trends suggest favorable near and longer term conditions.

  The three major segments on the production side of the oil and gas industry have generally experienced the effects of the "boom" and "bust" cycle in distinctly different time frames. The first group to experience the effects of cycle changes consists of exploration and production companies who plan their drilling and development activities on the basis of current and anticipated oil and gas prices. The next group to experience the effects of cycle changes consists of oil field service providers, including seismic companies, contract drilling companies, and other companies that provide pipe and drill bits, together with logging, cementing, and other services. The last group to experience the effects of cycle changes consists of equipment manufacturers who are usually the last to recover when oil and gas prices increase and the first to decline when oil and gas prices decline. Last year, for the first time since 1982, plans were announced for the construction of a meaningful number of new offshore drilling rigs.

  Drilling activity increased in 1996 and in 1997, which, combined with stronger drilling levels since 1993, resulted in increased numbers of wells coming on line. Although drilling technology has improved in recent years, thereby reducing the likelihood of a major well control event, several industry conditions tend to offset this factor. Relatively old drilling equipment (although generally well maintained) continues to be used. There have been few new land or offshore drilling rigs constructed since 1981 because rig rental rates have been insufficient to justify the required capital investment. Current worldwide utilization rates for offshore drilling rigs are at substantially full capacity for marketable rigs and utilization rates for land drilling rigs is increasing. Several contract drilling companies are experiencing problems hiring experienced crews, prices for new drill pipe have increased significantly and delivery schedules have been extended. Management believes that these factors tend to increase the likelihood of a major well control event. In addition, existing environmental constraints in the U.S. and increasing awareness of environmental issues in developing countries will require operators to emphasize training, safety and contingency planning for potential blowout or other well control events.

THE EMERGENCY RESPONSE SEGMENT OF THE OIL FIELD SERVICE INDUSTRY

  History. The emergency response segment of the oil field services industry traces its roots to the late 1930's when Myron Kinley organized the Kinley Company, the first oil and gas well firefighting specialty company. Shortly after organizing the Kinley Company, Mr. Kinley hired Red Adair as an assistant who learned the firefighting business under Mr. Kinley's supervision and remained with the Kinley Company until Mr. Kinley's retirement. Upon Mr. Kinley's retirement in the late 1950's, Mr. Adair organized the Red Adair Company and subsequently hired Boots Hansen, Coots Mathews and Raymond Henry as members of his professional firefighting staff. Thereafter, Mr. Adair added Richard Hatteberg, Danny Clayton, Brian Krause, Mike Foreman and Juan Moran to his professional firefighting staff and the international reputation of the Red Adair Company grew to the point where it was a subject of popular films and the dominant competitor in the industry. Boots Hansen and Coots Mathews remained with the Red Adair Company until 1978 when they organized Boots & Coots, an independent firefighting, snubbing and blowout control company. IWC Services was organized in June 1995 by Messrs. Henry, Hatteberg, Clayton, Krause, Foreman and Moran after Mr. Adair retired and sold his business.

  Historically, the well control emergency response segment of the oil and gas services industry has been reactive, rather than proactive, and a small number of Houston-based companies have dominated the market. As a result, if an operator in Indonesia, for example, experienced a blowout and fire, he would likely call a well control emergency response company in Houston that would take the following steps:

  . Immediately dispatch a control team to the blowout location to supervise debris removal, local equipment mobilization and site preparation;

  . Gather and analyze the available data, including drilling history, geology, availability of support equipment, personnel, water supplies and ancillary firefighting resources;

  . Develop a detailed fire suppression and well-control plan;

  . Mobilize additional well-control and firefighting equipment in Houston;

  . Air freight equipment from Houston to the blowout location;

  . Extinguish the fire and bring the well under control; and

  . Transport the control team and equipment back to Houston.

  On a typical blowout, debris removal, fire suppression and well control can require several weeks of intense effort and consume millions of dollars, including several hundred thousand dollars in air freight costs alone.

  The 1990's have been a period of rapid change in the oil and gas well firefighting business. The hundreds of oil well fires that were started by Iraqi troops during their retreat from Kuwait spurred the development of new firefighting techniques and tools that have become industry standards. Moreover, after extinguishing the Kuwait fires, the entrepreneurs who created the oil and gas well firefighting industry, including Red Adair, Boots Hansen and Coots Mathews retired, leaving the Company's senior staff as the most experienced active oil and gas well firefighters in the world. At present, the principal competitors in the oil and gas well firefighting business are the Company, Wild Well Control, Inc., and Cudd Pressure Control, Inc.

  Emerging Trends. Corporate downsizing and outsourcing of services, when coupled with increased recognition of the importance of training, environmental protection and emergency preparedness, are having a profound impact on the emergency response segment of the oil field services industry. Instead of waiting for a blowout, fire or other disaster to occur, major oil producers are coming to the Company for proactive preparedness and incident prevention programs, together with pre-event consultation on matters relating to well control training, blowout contingency planning, on-site safety inspections and formal fire drills.

  In addition to seeking pre-event consulting services, a number of major oil and gas producers have come to the realization that servicing the worldwide firefighting and well control market from Houston is inefficient: the response time is too long and the cost of transporting equipment by air freight is prohibitive. As a result, the Company recently entered into an agreement to establish and maintain an industry supported "Emergency Response Center" on the North Slope of Alaska. Under the terms of the agreement, the Company has sold to a consortium of producers the equipment required to respond to a blowout or oil or gas well fire, and has agreed to maintain the equipment and conduct on-site safety inspections and emergency response drills. Over the next five years, the Company plans to establish a worldwide network of Company owned Emergency Response Centers and to use this global presence as the foundation to seek to establish a preeminent position in the oil and gas well firefighting business.

  Volatility of Revenues. The Company's well control business revenues, which accounted for approximately 82% of its revenues for the six month period ended December 31, 1997, and 20% of its revenues for the three months ended March 31, 1998, are dependent, to a significant extent, on the global market for oil and gas well firefighting and blowout control services, which market is highly volatile due to factors beyond the control of the Company. While the demand for firefighting and blowout control services ordinarily follows predictable trends in the oil and gas industry, extraordinary events such as the Bay Marchand and Piper Alpha disasters can be expected to occur only every four to six years. Wars, acts of terrorism and other unpredictable factors may increase the need for oil and gas well firefighting and blowout control services from time to time. As a result, the Company can expect to experience large fluctuations in its revenues from oil and gas well firefighting and blowout control services. While the Company believes that its acquisitions of Abasco, ITS and Code 3 and anticipated revenues from the WELLSURESM program and from the Company's consulting, snubbing, training and industrial and marine firefighting services will help to provide an expanded and predictable revenue and earnings base in the future, there can be no assurance that the Company will be successful in further developing these acquired businesses and added services. Accordingly, the Company expects that its revenues and operating performance may vary considerably from year to year for the foreseeable future.

SERVICES PROVIDED BY THE COMPANY

  The Company is a global-response oil and gas service company that specializes in responding to and controlling oil and gas well emergencies, including blowouts and well fires. In connection with such services, the Company has the capacity to supply the equipment, expertise and personnel necessary to contain the oil and hazardous materials spills and discharges associated with such oil and gas well emergencies, to remediate affected sites and to restore affected oil and gas wells to production. In addition to providing emergency response services, the Company provides snubbing and other non-critical well control services, including pre-event planning, training and consulting services. The Company also manufactures and markets oil and hazardous materials spill containment and recovery equipment. The Company provides environmental remediation services to the chemical manufacturing and transportation industries, as well as to various state and federal agencies, and also provides materials and equipment procurement, transportation and logistics services to the energy industry. The Company's principal services include:

  Well Control. This service line is divided into two distinct levels: (1) "Critical Event" response is ordinarily reserved for well control projects where hydrocarbons are escaping from a well bore, regardless of whether a fire has occurred. (2) "Non-critical Event" response, on the other hand, is intended for the more common operating problems that do not involve escaping hydrocarbons.

  Critical Events. Critical Events frequently result in explosive fires, the loss of life, the destruction of drilling and production facilities, substantial environmental damage and the loss of hundreds of thousands of dollars per day in production revenue. Since Critical Events ordinarily arise from equipment failures or human error, it is impossible to accurately predict the timing or scope of the Company's Critical Event work. Notwithstanding the foregoing, a Critical Event of catastrophic proportions could result in significant revenues to the Company in the year of the incident. The Company's professional firefighting staff has more than 220 years of aggregate industry experience in responding to Critical Events, oil well fires and blowouts.

  Non-critical Events. Non-critical Events frequently occur in connection with the drilling of new wells into high pressure reservoirs. In most Non-critical Events, the blowout preventers and other safety systems on the drilling rig function according to design and the Company is then called upon to supervise and assist in the well control effort so that drilling operations can resume as promptly as safety permits. While Non-critical Events do not ordinarily have the revenue impact of a Critical Event, they are much more common and predictable.

  Equipment Rentals. This service includes the rental of specialty well control and firefighting equipment by the Company primarily for use in conjunction with Critical Events. Such equipment includes, but is not limited to, firefighting pumps, pipe-racks, Athey wagons, pipe cutters, crimping tools and deluge safety systems. The Company charges this equipment out on a per diem basis. Past experience indicates that rentals can be expected to average approximately 40% of the revenues associated with a Critical Event.

  Equipment Sales and Service. This service line involves the sale of complete firefighting equipment packages, together with maintenance, monitoring, updating of equipment and ongoing consulting services. A typical example of this service line is the industry supported Emergency Response Center that the Company has established on the North Slope of Alaska. The establishment of this Emergency Response Center, completed during the six month period ended December 31, 1997, included the sale of approximately $485,000 in equipment. The Company has also entered into a long-term agreement to provide ongoing consulting services relating to the Emergency Response Center, including training, contingency planning, safety inspections and emergency response drills. The Company believes that the follow-on revenue from the North Slope Emergency Response Center may approximate $100,000 per year.

  Snubbing Operations. A snubbing unit is a high pressure workover rig that permits an operator to repair or change-out damaged casing, production tubing and down-hole production equipment in a high pressure environment. Using a series of highly sophisticated blowout prevention devices, a snubbing unit makes it possible to remove and replace down-hole equipment in a pressurized well. Since snubbing is a very hazardous process that entails a high risk of flash fire or explosion, the snubbing segment of the oil and gas services industry is concentrated in a few operators, such as Halliburton, who have the experience and knowledge required to safely and efficiently perform such services.

  Industrial and Marine Firefighting. This service is divided into two distinct elements: pre-event consulting and Critical Event management. The pre-event services offered in the industrial and marine firefighting business include complete on-site inspection services, safety audits and pre-event planning. Based on these pre-event services, the Company can recommend the equipment, facilities and manpower resources that a client should have available in order to effectively respond to a fire. The Company can also consult with the client to ensure that the equipment and services required by the client will be available when needed. If a Critical Event subsequently occurs, the Company is ready to respond at a client's facility with experienced firefighters and auxiliary equipment.

  Oil and Chemical Spill Containment and Reclamation Equipment. The Company is a leader in the design and manufacture of a comprehensive line of rapid response oil and chemical spill containment and reclamation equipment and products, including mechanical skimmers, containment booms and boom reels, dispersant sprayers, dispersal agents, absorbents, response vessels, oil and chemical spill industrial products, spill response packages, oil and chemical spill ancillary products and waste oil recovery and reclamation products.

  Oil and Chemical Spill Containment and Remediation Services. The Company provides containment and remediation of oil and chemical spills for the oil and gas, petrochemical, railroad, transportation and shipping industries, as well as various state and federal governmental agencies. The Company specializes in the transfer of high and low pressure liquids and hazardous materials and industrial fire fighting. The Company also provides in-plant remedial plan implementation, hazardous waste management, petroleum tank management, industrial hygiene, environmental and occupational, health and safety services.

  Supply, Transportation and Logistics. ITS is ISO 9002 certified and provides material and equipment procurement, transportation and logistics services to the energy industry worldwide.

  Consulting; Drilling Engineering. The Company provides through its highly specialized in-house engineering staff, supplemented if necessary by outside engineering consultants and the Halliburton Energy Services division, engineering services for such areas as: (1) planning and design of relief well drilling (trajectory planning, directional control and equipment specifications, and on-site supervision of the drilling operations), (2) planning and design of production facilities which are susceptible to well capping or other control procedures, and (3) mechanical and computer aided designs for well control equipment.

  Consulting; Inspections. A cornerstone of the Company's strategy of providing preventive well control services involves on-site inspection services for drilling and workover rigs, drilling and production platforms, and field production facilities. These inspection services are offered as a standard option in Halliburton's field service programs.

  Consulting; Training. The Company provides specialized training in well control procedures for drilling, exploration and production personnel. To date such training programs have been provided for both U.S. and international operators. The Company's training services are offered in conjunction with ongoing educational programs sponsored by Halliburton. The Company believes the training segment of its business offers considerable potential for growth.

  Strategic Event Planning (S.T.E.P.). A key element of the services offered by the Halliburton Alliance is a strategic and tactical planning process addressing action steps, resources and equipment necessary for an operator to control a blowout. This planning process incorporates organizational structures, action plans, specifications, people and equipment mobilization plans with engineering details for well firefighting, capping, relief well and kill operations. It also addresses optimal recovery of well production status, insurance recovery, public information and relations and safety/environmental issues. While the S.T.E.P. program includes a standardized package of services, it is easily modified to suit the particular needs of a specific client.

  Regional Emergency Response Centers. The Company currently has Emergency Response Centers in Houston, Texas, Duncan, Oklahoma, and Anaco, Venezuela, and maintains an industry supported Emergency Response Center on the North Slope of Alaska. The Company plans to deploy at least one Emergency Response Center per year over the next five years. The equipment for these proposed Emergency Response Centers will either be purchased by the Company for its own account or purchased by a consortium of local producers who will then contract with the Company for maintenance and consulting services. It is believed these Emergency Response Centers, once established, will place the Halliburton Alliance in an unique competitive position within the industry and allow the Alliance to gain market share by reducing the mobilization time and costs traditionally involved in controlling major blowout events.

  WELLSURE(SM) Program. On February 6, 1998, the Company announced the formation of an alliance with Global Special Risks, Inc., a managing general insurance agent located in Houston, Texas, and New Orleans, Louisiana. The alliance offers oil and gas exploration production companies, through retail insurance brokers, a new program known as "WELLSURE(SM)," which combines traditional well control and blowout insurance with the Company's post-event response services and well control preventative services including company-wide and/or well specific contingency planning, personnel training, safety inspections and engineering consultation. Insurance provided under WELLSURE(SM) has been arranged with leading London insurance underwriters. WELLSURE(SM) program participants will be provided with the full benefit of having the Company as a safety and prevention partner. In the event of well blowouts, the Company will serve as the integrated emergency response service provider, as well as function as lead contractor and project manager for control and restoration of wells covered under the program.

HALLIBURTON ALLIANCE

  In response to ongoing changes in the emergency response segment of the oil and gas service industry, IWC Services entered into a global strategic alliance with Halliburton in October 1995. Halliburton is widely recognized as an industry leader in the pumping, cementing, snubbing, production enhancement, coiled tubing and related services segment of the oil field services industry. This alliance, "WELLCALL(SM)", draws on the expertise and abilities of both companies to offer a total well control solution for oil and gas producers worldwide. The Halliburton Alliance provides a complete range of well control services including pre-event troubleshooting and contingency planning, snubbing, pumping, blowout control, debris removal, firefighting, relief and directional well planning and other specialized services. The specific benefits that WELLCALL(SM) provides to an operator include:

  . Quick response with a global logistics system supported by an international communications network that operates around the clock, seven days a week;

  . A full-time team of experienced well control specialists that are dedicated to safety;

  . Specialized equipment design, rental, and sales;

  . Contingency planning consultation where WELLCALL(SM) specialists meet with customers, identify potential problems, and help develop a comprehensive contingency plan; and

  . A single-point contact to activate a coordinated total response to well control needs.

  Operators contracting with WELLCALL(SM) receive a Strategic Event Plan, or S.T.E.P., a comprehensive contingency plan for well control that is region-specific, reservoir-specific, site-specific and well-specific. The S.T.E.P. plan provides the operator with a written, comprehensive and coordinated action plan that incorporates historical data, pre-planned call outs of Company and Halliburton personnel, pre-planned call outs of necessary equipment and logistical support to minimize response time and coordinate the entire well control effort. Thereafter, in the event of a blowout, WELLCALL(SM) provides the worldwide engineering and well control equipment capabilities of Halliburton and the firefighting expertise of the Company through an integrated contract with the operator.

  As a result of the Halliburton Alliance, the Company is directly involved in Halliburton's well control projects that require firefighting expertise, Halliburton is a primary service vendor to the Company and the Company has exclusive rights to use certain firefighting technologies developed by Halliburton. It is anticipated that most of the Company's Emergency Response Centers will be established at existing Halliburton facilities and that maintenance of the Emergency Response Center equipment will be performed by Halliburton employees. The Halliburton Alliance also gives the Company access to Halliburton's global communications and currency management systems, capabilities that could prove useful in connection with the Company's international operations.

  Consistent with the Halliburton Alliance, the Company's focus has evolved to meet its clients' needs in a global theater of operations. With the increased emphasis by operators on operating efficiencies and outsourcing many engineering services, the Company has developed a proactive menu of services to meet their needs. These services emphasize pre-event planning and training to minimize the likelihood of a blowout and minimize damages in the event of an actual blowout. The Company provides comprehensive advance training, readiness, preparation, inspections and mobilization drills which allow client companies to pursue every possible preventive measure and to react in the most cohesive manner possible when an event occurs. The Halliburton Alliance stresses the importance of safety, environmental protection and cost control, along with asset protection and liability minimization.

  Summary of Alliance Agreement. The agreement between the Company and Halliburton ("Alliance Agreement") provides a general framework for the exclusive relationship between the Company and Halliburton for the joint marketing and delivery of well control services, both on land and offshore, whether performed domestically or in the international market and whether the project is generated by Halliburton or the Company.

  The Alliance Agreement provides that Halliburton is responsible for:

    . primary marketing and business development;

    . all required snubbing or hydraulic workover units, together with pumping, logging, wireline, directional drilling, pressure control and ancillary equipment, including tubular goods and consumables;

    . engineering services and support;

    . overall project management and well supervision;

    . transportation and other logistical support; and

    . governmental and regulatory permits and certifications.

  Similarly, the Alliance Agreement provides that the Company is responsible for:

    . expertise and tools necessary for the removal of damaged drilling and production equipment, oil and gas well firefighting operations and capping or replacement of damaged well head or pressure control equipment;

    . firefighting equipment including fire pumps, manifolds and monitors, pipe cutting and crimping equipment and blowout preventer or capping stacks;

    . engineering support, including contingency and safety case planning, hydraulic well modeling and computations;

    . technical support to operations;

    . field supervision of well control and critical well operations; and

    . technical support to marketing, including technical presentations to customers.

  The Alliance Agreement requires Halliburton to refrain from entering the blowout control and oil and gas well firefighting business during the term of the agreement. The Alliance Agreement will remain in full force and effect for an indefinite period of time and may be terminated prior to the fifth anniversary only for cause or by mutual agreement of the parties. Cause for termination is limited to (i) a fundamental breach of the Alliance Agreement, (ii) a change in the business circumstances of either party, (iii) the failure of the Halliburton Alliance to generate economically viable business, or (iv) the failure of either party to engage in good faith dealing.

BUSINESS STRATEGY

  Over the next few years, the Company intends to continue to expand its operations and to build upon its demonstrated strengths while increasing revenues from its consulting, equipment sales, environmental containment and remediation services and Non-critical Event activities. Recognizing that the well control services business is a finite market whose upside potential is dependent upon the occurrence of blowouts which cannot be reasonably predicted, the Company's business strategy is to market its pre-event services on a global basis and expand its range of services to establish a diversified and expanded revenue base. The Company intends to accomplish its objectives by promoting the Halliburton Alliance and the WELLSURESM program, continuing to integrate the businesses of Boots & Coots, Abasco, ITS and Code 3, increasing the geographical scope of its training and consulting programs, establishing additional Company-owned Emergency Response Centers at locations outside the United States and acquiring complementary businesses. Like the Company owned Emergency Response Centers in Houston, Texas, and Duncan, Oklahoma, the industry supported Emergency Response Center on the North Slope of Alaska and the Emergency Response Center in Anaco, Venezuela, the proposed Company-owned Emergency Response Centers would include the equipment required to respond to a well blowout or fire. In general, the Company plans to offer a broader range of services to oil and gas producers worldwide, increasing both the scope of its target and its market share.

  The Company hopes to expand its service capabilities through a combination of internal growth, additional acquisitions, joint ventures and strategic alliances. Because of the fragmented nature of the oil field services industry, the Company believes a number of attractive acquisition opportunities exist in the pressure control, emergency response and environmental services segments of the business. The oil and gas services business in general, and the emergency response and environmental remediation segments in particular, are characterized by a small number of dominant global competitors and a significant number of locally oriented businesses, many of which tend to be viable acquisition targets. The Company believes that the owners of locally oriented companies may be willing to consider becoming part of a larger organization.

  Management has recently commenced preliminary discussions with a number of companies engaged in complementary businesses to explore the potential for mutually beneficial business arrangements. While none of these discussions has progressed to the point where the Company believes a particular transaction is probable, management believes that additional acquisitions, joint ventures and strategic alliances are likely.

RESEARCH AND DEVELOPMENT

  The Company is not directly involved in activities that will require the expenditure of substantial sums on research and development. The Company does, however, as a result of the Halliburton Alliance, benefit from the ongoing research and development activities of Halliburton to the extent that new Halliburton technologies are or may be useful in connection with the Company's business.

COMPETITION

  The emergency response segment of the oil and gas services business is a rapidly evolving field in which developments are expected to continue at a rapid pace. The principal competitors of the Company in the oil and gas well firefighting business are Wild Well Control, Inc., and Cudd Pressure Control, Inc. The Company believes that the Halliburton Alliance, the WELLSURESM program, and its recent acquisitions of Boots & Coots, Abasco, ITS and Code 3 will strengthen its competitive position in the industry by expanding the scope of services that the Company offers to its customers. However, the Company's ability to compete depends upon, among other factors, retaining experienced personnel, increasing industry awareness of the variety of services the Company offers, expanding the Company's network of Emergency Response Centers, and further expanding the breadth of its available services. Competition from other emergency response companies, some of which may have greater financial resources than the Company, is intense and is expected to increase as the industry undergoes additional anticipated change. The Company's competitors may also succeed in developing new techniques, products and services that are more effective than any that have been or are being developed by the Company or that render the Company's techniques, products and services obsolete or noncompetitive. The Company's competitors may also succeed in obtaining patent protection or other intellectual property rights that might hinder the Company's ability to develop, produce or sell competitive products or the specialized equipment used in its business.

REGULATION

  Because of the unique nature of the emergency response business, few regulations other than those applicable to workplace health and safety generally apply. Because the Company is not ordinarily called to perform field services until a significant problem has developed, it is usually entitled to rely on "emergency response" exclusions to applicable regulations. Notwithstanding the foregoing, the Company is obligated to exercise prudent judgment and reasonable care at all times and the failure to do so could result in liability under any number of health, safety and environmental regulations. See "Risk Factors--Governmental Regulation."

LEGAL PROCEEDINGS

  The Company is not a party to any material pending litigation or similar proceeding.

INSURANCE

  The Company and its subsidiaries presently maintain liability insurance coverage with aggregate policy limits which are believed to be adequate for their operations. Nevertheless, certain potential hazards exist, including the potential for environmental damage, for which insurance coverage is either prohibitively expensive or unavailable. In the event the Company is subjected to claims for uninsured losses or liabilities, the Company's funds may be reduced and its properties may be lost. A substantial uninsured loss would have a material adverse effect on the Company and its financial position. See "Risk Factors--Operating Hazards; Liability Insurance Coverage; Litigation."

EMPLOYEES

  As of the date of this Prospectus, the Company and its operating subsidiaries collectively have 183 full-time employees. In addition, the Company has several part-time consultants and also employs part-time contract personnel who remain on-call for certain emergency response projects. The Company is not subject to any collective bargaining agreements and it considers its relations with its employees to be good. See "Risk Factors-- Reliance Upon Officers, Directors and Key Employees."

FACILITIES

  The Company leases a 7,000 square foot office in the Halliburton Center, Houston, Texas. This space is rented from an unaffiliated landlord through May 2002 for an average monthly rental of $7,000. The Company leases an 11,000 square foot Emergency Response Center facility in Anaco, Venezuela, which space is rented through January 2000 for a monthly rental of $4,000. The Company owns a facility in northwest Houston, Texas, that includes approximately 2 acres of land, a 4,000 square foot office building and a 12,000 square foot manufacturing and warehouse building. The Company leases approximately 10,000 square feet of office space in the Camac Plaza, Houston, Texas, through June 30, 1999, for an average monthly rental of $9,000. Additionally, the Company has leased office and equipment storage facilities in various other cities within the United States, Venezuela, the United Kingdom and Peru. The future commitments on these additional leases are immaterial. The Company believes that these facilities will be adequate for its anticipated needs.

EQUIPMENT

  The Company is well-equipped for its current operations. In the fields of blowout control and firefighting specifically, the Company owns five complete sets of oil-well firefighting equipment, including Athey wagons, pumps, water lines, monitors and nozzles. These equipment sets are presently located at Company-owned Emergency Response Centers in Houston, Texas, Duncan, Oklahoma and Anaco, Venezuela. In addition, the Company has the in-house capacity to assemble additional firefighting and pump equipment packages as needed.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table lists the name and age of each director and executive officer of the Company, as well as those persons expected to make a significant contribution to the Company.

               NAME                AGE                     POSITION
               ----                ---                     --------
Larry H. Ramming..................  51 Chairman of the Board of Directors, Chief
                                        Executive Officer
Brian Krause......................  42 Director, President
Thomas L. Easley..................  52 Director, Vice President, Chief Financial
                                        Officer, Secretary
K. Kirk Krist.....................  39 Director
Doug Johnson......................  45 Director
Jerry Winchester..................  38 Director

  Other key officers, technical and operating personnel of the Company and its principal subsidiaries and their ages are as follows:

             NAME               AGE                     POSITION
             ----               ---                     --------
Well Control Business Unit
Raymond Henry..................  53 Director of Well Control Operations
Richard Hatteberg..............  58 Senior Vice President, Well Control
Danny Clayton..................  49 Senior Vice President, President of Boots &
                                     Coots/IWC de Venezuela, S.A.
Mike Foreman...................  35 Senior Well Control Specialist
Juan Moran.....................  38 Senior Well Control Specialist
James Tuppen...................  41 Senior Vice President, Well Control
Larry Flak.....................  41 Vice President, Engineering Services
Operating Subsidiaries
Charles R. Hipp................  60 President, ITS Supply Corporation
C.E. La Bounty.................  40 President, Abasco, Inc.
Lee Thompson...................  31 President, Code 3, Inc.

BACKGROUND OF DIRECTORS AND OFFICERS

  Larry H. Ramming has served as the Chairman of the Board and Chief Executive Officer of the Company since the acquisition of IWC Services by the Company on July 29, 1997. At the Company's annual meeting of stockholders on December 8, 1997, Mr. Ramming was elected to serve as a Class I Director for a one-year term that will expire on the date of the 1998 annual meeting of stockholders. Mr. Ramming also serves on the Audit Committee. In addition to his positions with the Company, Mr. Ramming has been actively involved in mortgage banking and the packaging and resale of mortgage notes, consumer loans and other debt instruments for over 15 years. In addition to his involvement in financial instrument trading, Mr. Ramming is an active venture capital investor and entrepreneur with substantial holdings in a number of public and private corporations.

  Brian Krause has served as the President and as a Director of the Company since the acquisition of IWC Services by the Company on July 29, 1997. At the Company's annual meeting of stockholders on December 8, 1997, Mr. Krause was elected to serve as a Class III Director for a three year term that will expire on the date of the annual meeting of stockholders in calendar year 2000. Mr. Krause brings over 19 years of well control and firefighting experience to the Company. Before joining the group that founded IWC Services, Mr. Krause was employed for 18 years by the Red Adair Company, Houston, Texas. Mr. Krause joined the Red Adair Company as a Well Control Specialist in August 1978, was promoted to Vice President in June 1989 and was again promoted to Vice President & Senior Well Control Specialist in February 1994. During his tenure with the Red Adair Company, Mr. Krause participated in hundreds of well control events worldwide. Mr. Krause, along with Messrs. Henry, Hatteberg and Clayton, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

  Thomas L. Easley has served, pursuant to a consulting arrangement with the Company, as Chief Financial Officer of the Company since the acquisition of IWC Services by the Company on July 29, 1997, as Vice-President since February 28, 1998, and as a director since March 25, 1998. Mr. Easley was elected to serve as a Class I Director for a term that will expire on the date of the 1998 annual meeting of stockholders. From May 1995 through July 1996, Mr. Easley served as Vice President and Chief Financial Officer of DI Industries, Inc. a publicly held oil and gas drilling contractor with operations in the U.S., Mexico, Central America and South America. Previously, from June 1992 through May 1995, he served as Vice President-Finance of Huthnance International, Inc., a closely held offshore oil and gas drilling contractor. Mr. Easley is a graduate of Tarleton State University (BS 1967) and Texas A&M University (MBA 1968). Mr. Easley is also a certified public accountant.

  K. Kirk Krist has served as a member of the Company's Board of Directors since the acquisition of IWC Services by the Company on July 29, 1997. At the Company's annual meeting of stockholders on December 8, 1997, Mr. Krist was elected to serve as a Class III Director for a three year term that will expire on the date of the annual meeting of stockholders in calendar year 2000. Mr. Krist also serves on the Audit and Compensation Committees. Mr. Krist has been a self employed oil and gas investor and venture capitalist since 1982. Mr. Krist is a graduate of the University of Texas (BBA 1982)

  Doug Johnson was elected to the Board of Directors at the annual meeting of stockholders on December 8, 1998, to serve as a Class II Director for a two-year term that will expire on the date of the 1999 annual meeting of stockholders. Mr. Johnson also serves on the Audit Committee. He has not previously held a position or office with the Company. Mr. Johnson presently serves as president of Johnson Broadcasting, Inc., a privately held company that owns KNWS-TV51 in Houston, Texas and KLDT-TV55 in Dallas, Texas. Previously, Mr. Johnson served as Vice President of DJ Broadcasting, Inc. a family owned corporation that operated WXON-TV20 in Detroit, Michigan. Mr. Johnson attended the University of Michigan.

  Jerry Winchester was elected to the Board of Directors at the annual meeting of stockholders on December 8, 1998, to serve as a Class II Director for a two-year term that will expire on the date of the 1999 annual meeting of the stockholders. Mr. Winchester also serves on the Compensation Committee. He has not previously held a position or office with the Company. Mr. Winchester presently serves as product manager for Well Control, Coiled Tubing and Special Services of Halliburton Energy Services, a position he has held since 1993. Before assuming this position, Mr. Winchester was employed by Halliburton Energy Services for 10 years in other positions of increasing responsibility. Mr. Winchester is a graduate of Oklahoma State University.

BIOGRAPHIES OF KEY PERSONNEL

  Raymond Henry has served as the Director of Well Control Operations of the Company since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Henry brings over 34 years of well control and firefighting experience to the Company. Before joining the group that founded IWC Services, Mr. Henry was employed for 32 years by the Red Adair Company, Houston, Texas. Mr. Henry joined the Red Adair Company as a Well Control Specialist in June 1962 and was promoted to Senior Vice President in June 1979. During his tenure with the Red Adair Company, Mr. Henry participated in hundreds of well control events worldwide. Mr. Henry, along with the Messrs. Krause, Hatteberg and Clayton, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

  Richard Hatteberg has served as Senior Vice President of the Company since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Hatteberg brings over 31 years of well control and firefighting experience to the Company. Before joining the group that founded the Company, Mr. Hatteberg was employed for 29 years by the Red Adair Company, Houston, Texas. Mr. Hatteberg joined the Red Adair Company as a Senior Well Control Specialist in June 1965 and was promoted to Senior Vice President & Senior Well Control Specialist in February 1994. During his tenure with the Red Adair Company, Mr. Hatteberg participated in hundreds of well control events worldwide. Mr. Hatteberg, along with Messrs. Krause, Henry and Clayton, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

  Danny Clayton has served as a Senior Vice President of the Company since the acquisition of IWC Services by the Company on July 29, 1997 and as President of Boots & Coots Inc. de Venezuela S.A. Mr. Clayton brings over 18 years of well control and firefighting experience to the Company. Before joining the group that founded the Company, Mr. Clayton was employed for 18 years by the Red Adair Company, Houston, Texas. Mr. Clayton joined the Red Adair Company as a Well Control Specialist in June 1979, was promoted to Vice President in January 1989 and was again promoted to Vice President & Senior Well Control Specialist in February 1994. During his tenure with the Red Adair Company, Mr. Clayton participated in hundreds of well control events worldwide. Mr. Clayton, along with Messrs. Henry, Krause and Hatteberg, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

  Mike Foreman has served as a Senior Well Control Specialist of the Company since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Foreman brings over 11 years of well control and firefighting experience to the Company. Before joining the Company, Mr. Foreman was employed for nine years by the Red Adair Company, Houston, Texas, as a Well Control Specialist. During his tenure with the Red Adair Company, Mr. Foreman participated in a large number of well control events worldwide, including offshore blowouts in Nigeria and Venezuela, onshore blowouts in North and South America, and the Piper Alpha platform disaster. Mr. Foreman resigned from the Red Adair Company in August 1994 in order to work with Messrs. Henry, Krause, Hatteberg and Clayton in their new venture.

  Juan Moran has served as a Senior Well Control Specialist of the Company since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Moran brings over eight years of well control and firefighting experience to the Company. Before joining IWC Services, Mr. Moran was employed for six years by the Red Adair Company, Houston, Texas, as a Well Control Specialist. During his tenure with the Red Adair Company, Mr. Moran participated in a large number of well control events worldwide, including offshore blowouts in Nigeria and Venezuela, onshore blowouts in North and South America, and the Piper Alpha platform disaster. Mr. Moran resigned from the Red Adair Company in August 1994 in order to work with Messrs. Henry, Krause, Hatteberg and Clayton in their new venture.

  James Tuppen was partner of Boots & Coots prior to joining the Company, and is a 20 year well control veteran serving as a lead fire control specialist on both offshore and onshore blowouts. Mr. Tuppen has controlled blowouts and fires in North America, South America, Northern Africa, Australia and the Middle East and recently served as co-manager of the Pedernales Old Well Abandonment Project in the jungles of Venezuela's lower Orinoco River Delta.

  Larry F1ak is a registered professional engineer who trained under W.C. Goins, the father of modem well control, and has devoted more than 20 years to drilling engineering and well control supervision. During his career, Mr. Flak has participated in the control of numerous blowouts and has formulated and implemented kill procedures and relief well plans in field locations worldwide. Before joining the Company, Mr. Flak served as a consultant to Boots & Coots and others, including as a special technical consultant to the U.S. Armed Forces during his service with the Kuwait Oil Company, and he managed the daily firefighting operations in Kuwait following the Gulf War. In this capacity, Mr. Flak was personally responsible for the development, implementation and logistical support for the control of nearly 700 burning wells that were set ablaze by retreating Iraqi troops.

  Charles R. Hipp has served as president of ITS Supply Corporation since its acquisition by the Company in January 1998. From 1972 through 1997 Mr. Hipp served in various management positions, including President, of International Tool & Supply, the predecessor operating company of ITS Supply Corporation. Mr. Hipp has a BS in Business Administration from Texas A&M University (1959).

  C.E. "Chuck" La Bounty has served as President of Abasco, Inc., since its acquisition by the Company in September 1997. From 1991 through 1997 Mr. La Bounty served in various management positions, including President, of the predecessor operating company of Abasco, Inc, Mr. La Bounty has a BS in Education from Stephen F. Austin University.

  Lee Thompson has served as President of Code 3, Inc. since its acquisition by the Company in February 1998. From 1993 through such date, Mr. Thompson served as President and was a founding shareholder of Code 3, Inc. Prior to 1993, Mr. Thompson was employed as an engineer for Halliburton Services and as a municipal firefighter. Mr. Thompson has a BS in Engineering Science from the University of Oklahoma.

EXECUTIVE COMPENSATION

  Boots & Coots International Well Control, Inc. is a holding company, all of the business activities of which are conducted by its subsidiaries.

  The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and any other officer or director who received cash compensation in excess of $ 100,000 for the twelve month period ended December 31, 1997 and the six month transition period from July 1, 1997 to December 31, 1997. Long-term compensation awards reflect awards made by the Company, while the calendar year annual compensation disclosures reflect amounts paid by the Company and IWC Services, Inc., prior to its acquisition by the Company on July 29, 1997.

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                             ANNUAL      COMPENSATION
                                          COMPENSATION      AWARDS
                                         --------------- ------------
   NAME AND PRINCIPAL                                     RESTRICTED    ALL OTHER
        POSITION             PERIOD       SALARY  BONUS  STOCK AWARDS  COMPENSATION
   ------------------    --------------- -------- ------ ------------  ------------
Larry H. Ramming........      1997       $ 99,000 $3,000         --         --
 Chairman of the Board/  7/1/97-12/31/97   60,000  3,000         --         --
 Chief Executive Officer
Thomas L. Easley........      1997       $134,000     --   $532,000(1)      --
 Chief Financial Officer 7/1/97-12/31/97 $ 93,000     --   $532,000(1)      --

--------
(1) An aggregate of 90,540 shares of restricted Common Stock were granted to Mr. Easley by the Company during the six month transition period from July 1, 1997 to December 31, 1997. The aggregate value thereof on December 31, 1997, determined by multiplying the number of shares granted by the closing sales price on such date, was $339,525. The value set forth above and in the table has been calculated in accordance with the rules of the Securities and Exchange Commission, which in the opinion of the Company overstates the value thereof; the Company estimates that fair market value on the date of grant was substantially less than the calculation from the formula set forth above due, in part, to the restricted nature of the grant, volatility in the public market for the Company's stock due to limited trading volumes, and the price at which the Company had recently offered restricted shares of Common Stock in a private placement ($1.00 per share).

RECENT COMPENSATION DEVELOPMENTS

  Effective May 1, 1998, the Board of Directors of the Company authorized compensation arrangements for Messrs. Ramming, Easley and Krause pursuant to which they are presently compensated at annual cash compensation rates of $275,000, $175,000 and $150,000, respectively. Mr. Ramming was also granted as a part of his compensation arrangements a Restricted Stock Award under the Company's 1997 Executive Compensation Plan of 300,000 shares of Common Stock which will vest at a rate of 25,000 shares per quarter commencing on June 30, 1998. Further and in recognition of the efforts of Messrs. Ramming, Easley and Krause in the recent successful acquisitions accomplished by the Company, the Board authorized Restricted Stock Awards under the Company's 1997 Executive Compensation Plan to such persons in the amounts of 300,000, 200,000 and 100,000 shares, respectively, which shall vest at a rate of 10% per annum commencing December 31, 1999. In addition and in connection with such stock awards, the Board authorized the payment to such persons of annual cash bonuses in such amounts as will cover all federal income tax liability related to such awards, including with respect to the cash bonus amount. Finally, on May 18, 1998, the Board granted to Mr. Easley a contractual option to purchase 200,000 shares of Common Stock over a five year period at an exercise price of $4.00 per share. The closing sales price of the Common Stock on AMEX on May 18, 1998, was $6.437. Accordingly, significant compensation costs will result from these grants over the respective vesting periods of the grants based on the trading prices at the grant dates.

EMPLOYMENT ARRANGEMENTS

  Mr. Ramming, the Company's Chairman and Chief Executive Officer, is actively involved in a number of independent business activities and does not devote his full time to the affairs of the Company. Accordingly, Mr. Ramming may face certain conflicts of interest in allocating his time between the Company and his other business activities. Mr. Ramming has executed a one year employment agreement with the Company which allows for his outside activities provided that he devotes such time to the Company's affairs as is reasonably necessary for the performance of his duties, such activities are not competitive with the Company's business and such activities do not materially adversely affect his performance as an officer and director of the Company. Mr. Ramming's employment agreement, which was effective as of August 1, 1997, provided for an annual salary of $125,000 and an annual automobile allowance of $12,000. Mr. Ramming has agreed prospectively to curtail all material outside business activities in connection with the current negotiation of a multiple year employment contract with the Company. See "Recent Compensation Developments."

  Mr. Easley served as Chief Financial Officer of the Company during 1997 and performed certain other services, including sourcing and conducting due diligence on certain acquisition prospects and raising debt and equity capital, pursuant to a consulting arrangement with the Company. The Company is currently negotiating an employment arrangement with Mr. Easley. See "Recent Compensation Developments."

COMPENSATION OF DIRECTORS

  1997 Outside Directors' Option Plan. On November 12, 1997, the Board of Directors of the Company adopted the 1997 Outside Directors' Option Plan (the "Directors' Plan") and the Company's stockholders approved such plan on December 8, 1997. The Directors' Plan provides for the issuance each year of an option to purchase 15,000 shares of Common Stock to each member of the Board of Directors who is not an employee of the Company. The purpose of the Directors' Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives. Options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the Board of Directors prior to such date. After one year from the date of the grant, options outstanding under the Directors' Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors' Plan are not transferable except by will or by operation of law. As of the date hereof options to purchase 45,000 shares of Common Stock have been granted under the Directors' Plan at an exercise price of $4.375 per share.

  Other Compensation. In addition to stock option issuances under the Directors' Plan, Directors who are not employees of the Company receive $250 for their attendance at each Board of Directors and committee meeting and are reimbursed for their travel, lodging and food expenses incurred in connection with attending such meetings.

EMPLOYEE AND CONSULTANT STOCK OPTIONS AND STOCK GRANTS

  1996 Incentive Stock Plan. In November 1996, IWC Services adopted its 1996 Incentive Stock Plan (the "Incentive Stock Plan") which was subsequently approved by IWC Services' stockholders. The Incentive Stock Plan authorized the Board of Directors to provide a number of key employees with incentive compensation commensurate with their positions and responsibilities. The Incentive Stock Plan permits the grant of incentive equity awards covering up to 960,000 shares of Common Stock. In connection with the acquisition of IWC Services by the Company, the Company issued incentive stock options covering an aggregate of 460,000 shares of Common Stock to persons who were the beneficial owners of 200,000 options that were previously granted by IWC Services. These incentive stock options were exercisable by the holders thereof for a period of 10 years from the original date of grant at an exercise price of $0.43 per share. As of the date hereof 382,480 of such options have been exercised.

  Boots & Coots Employee Options. In June 1997, IWC Services issued options to purchase a total of 100,000 shares of its common stock at a price of $1.00 per share to nine employees of Boots & Coots. In connection with the acquisition of IWC Services by the Company, the Company issued incentive stock options covering an aggregate of 230,000 shares of Common Stock to the Boots & Coots employees who were the beneficial owners of the 100,000 options that were previously granted by IWC Services. These stock options will vest at the rate of 20% per year commencing in July 1998 and be exercisable by the holders thereof for a period of 10 years from the original date of grant at an exercise price of $0.43 per share.

  1997 Incentive Stock Plan. In December 1997, the Company adopted its 1997 Incentive Stock Plan (the "1997 Incentive Stock Plan"), the form of which was approved by the stockholders of the Company in December 1997. The 1997 Incentive Stock Plan authorizes the Board of Directors to provide key employees with incentive compensation commensurate with their positions and responsibilities. The 1997 Incentive Stock Plan permits the grant of incentive equity awards covering up to 1,475,000 shares of Common Stock. Grants may be in the form of qualified or nonqualified stock options, restricted stock, phantom stock, stock bonuses and cash bonuses. As of the date hereof, restricted stock grants of 475,000 shares of Common Stock have been made under the 1997 Incentive Stock Plan. Such grants vest ratably over a five year period from the date of grant.

  1997 Executive Compensation Plan. In December 1997, the Company proposed its 1997 Executive Compensation Plan (the "1997 Executive Compensation Plan"), the form of which was approved by the stockholders of the Company in December 1997. The 1997 Executive Compensation Plan authorizes the Board of Directors to provide executive officers with incentive compensation commensurate with their positions and responsibilities. The 1997 Executive Compensation Plan permits the grant of incentive equity awards covering up to 1,475,000 shares of Common Stock. Grants may be in the form of qualified or nonqualified stock options, restricted stock, phantom stock, stock bonuses and cash bonuses. As of the date hereof, restricted stock grants of 700,000 shares of Common Stock have been made under the 1997 Executive Compensation Plan.

 Contractual Stock Options.

  During the period from July 29, 1997 through the date hereof, contractual stock options for 1,995,000 shares of Common Stock, in the aggregate, have been granted to certain employees and consultants. Such options are exercisable ratably over a five year period at prices ranging from $2.00 to $4.42 per share. Certain of such options include the right to relinquish the vested portion of the option at fair market value in exchange for the exercise price of the balance of the option shares.

 Contractual Stock Grants.

  During the period from July 29, 1997 through the date hereof, contractual restricted stock grants for 650,000 shares of Common Stock, in the aggregate, have been made to certain employees and consultants. Such grants vest ratably over a five year period.

INDEMNIFICATION

  The Company's Amended and Restated Certificate of Incorporation and By-laws are intended to take full advantage of the enabling provisions of the General Corporation Law of the State of Delaware ("GCLD") with respect to limiting the personal liability of its officers, directors, employees and agents. The Amended and Restated Certificate of Incorporation and By-laws provide that the Company may indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the subsidiaries or other entities in which the Company has an interest to the fullest extent permitted by the GCLD. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors of the Company. Under the Company's By-laws, indemnification payments may only be made upon a determination that the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) by a majority of the disinterested members of the Board of Directors, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders.

DISCLOSURE OF THE COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Company's Amended and Restated Certificate of Incorporation, the GCLD, and/or the provisions of the indemnification agreements executed between each director and executive officer, and the Company, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ANTI-TAKEOVER PROVISIONS

  The provisions of the Company's Amended and Restated Certificate of Incorporation and By-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in that shareholder's best interests, including attempts that might result in a premium over the market price for the shares held by shareholders. In addition, certain provisions of Delaware law and the Company's 1996 and 1997 Incentive Stock Plans and 1997 Executive Compensation Plan may be deemed to have a similar effect.

  Amended and Restated Certificate of Incorporation and By-laws. The Board of Directors of the Company is divided into three classes. The term of office of Class I directors is one year, of Class II directors is two years and of Class III directors is three years. The term of each class of directors expires at each annual meeting of shareholders held during the year of the one, two or three year anniversary of their election for Class I, Class II and Class III directors, respectively, when their successors are elected and qualified. Shareholders may remove a director only for cause. In general, the Board of Directors, not the Company's shareholders, has the right to appoint persons to fill vacancies on the Board of Directors.

  Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors, by resolution, may establish one or more classes or series of preferred shares having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any shareholder approval. Any rights, preferences, privileges, and limitations that are established could have the effect of impeding or discouraging the acquisition of control of the Company.

  The Company's Amended and Restated Certificate of Incorporation further provides special meetings of shareholders may be called only by the Board of Directors, or by the Board of Directors at the written request of the holders of at least fifty percent of all shares entitled to vote at the proposed special meeting.

  The Company's Amended and Restated Certificate of Incorporation also provides that the only business (including election of directors) that may be considered at an annual or special meeting of shareholders, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by shareholders who comply with the notice and disclosure requirements of the Amended and Restated Certificate of Incorporation. In general, the Amended and Restated Certificate of Incorporation requires that a shareholder give the Company notice of proposed business or nominations no later than sixty days before the annual meeting of shareholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to shareholders. In general, the notice must also contain certain information about the shareholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations.

  The Amended and Restated Certificate of Incorporation provides that approval by the holders of at least two-thirds of the outstanding voting shares is required to amend the provisions of the By-Laws.

  Delaware Anti-takeover Statute. The Company is a Delaware corporation and is subject to Section 203 of the GCLD. In general, Section 203 prevents an "interested shareholder" (defined generally as a person owning 15% or more of the Company's outstanding voting shares) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested shareholder unless (a) before that person became an interested shareholder, the Board of Directors of the Company approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination, (b) upon consummation of the transaction that resulted in the interested shareholder's becoming an interested shareholder, the interested shareholder owns at least 85% of the voting shares of the Company outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested shareholder, the business combination is approved by the Board of Directors of the Company and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Company not owned by the interested shareholder.

  Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested shareholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

  Debt. Certain provisions in the Senior Note Purchase Agreement may also impede a change in control, in that they provide that the loans become due if there is a change in the management of the Company or a merger with another company.

  1996 and 1997 Incentive Stock Plans and 1997 Executive Compensation Plan. The Company's 1996 and 1997 Incentive Stock Plans and 1997 Executive Compensation Plan provide for accelerated vesting of restricted stock grants and stock options and awards if there is a "change of control" of the Company, defined as (1) a "change in control" of the Company, as that term is contemplated in the federal securities laws; or (2) the occurrence of any of the following events: (A) any Person becomes, after the effective date of such plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of such plan, by any Person who is, as of the effective date of such plan, the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company, (B) a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions of the Board of Directors.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 23, 1998, information regarding the beneficial ownership of Common Stock of the Company owned by (i) each person (or "group" within the meaning of Section 13(d)(3) of the Security Exchange Act of 1934) known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director of the Company, (iii) each of the named executive officers and (iv) all executive officers and directors of the Company as a group.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 OWNERSHIP     OF CLASS
----------------------------------------                 ----------    --------
*Larry H. Ramming (2)...................................  9,115,400(3)   29.9%
*Raymond Henry (2)......................................  4,791,200(4)   15.7%
Mark S. Howells (5).....................................  1,765,988       5.8%
 2390 E. Camelback Road
 Phoenix, Arizona 85016
Jeffrey J. Puglisi (5)..................................  1,566,615       5.1%
 2390 E. Camelback Road
 Phoenix, Arizona 85016
*Brian Krause (2).......................................  1,366,200       4.4%
*Doug Johnson...........................................  1,015,333       3.3%
*Jerry Winchester.......................................        -0-       -0-
*K. Kirk Krist..........................................    570,700       1.9%
*Thomas L. Easley.......................................    217,040       0.7%
                                                         ----------     -----
*All executive officers and directors as a group (seven
 persons)............................................... 10,943,473     35.79%

--------
(1) Unless otherwise noted, the business address for purposes hereof for each person listed is 5151 San Felipe Suite 450, Houston, Texas 77056. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.
(2) In May 1995, Messrs. Krause, Henry, Hatteberg and Clayton entered into the Voting Trust Agreement which gives Messrs. Ramming and Henry, as co-trustees, the right to vote all the shares of the Company's Common Stock now owned or hereafter acquired by Messrs. Krause, Henry, Hatteberg and Clayton during the five-year period ending December 31, 2000; provided that twenty percent of such securities may be released therefrom each year upon the written request of such party. Currently sixty percent of such shares are subject to, but have not yet been, released. In the event that Messrs. Ramming and Henry are unable to reach an agreement respecting the voting of such shares, the Voting Trust Agreement designates Charles T. Phillips, attorney at law, as the tiebreaker.
(3) Includes 4,324,200 shares owned by Mr. Ramming and members of his immediate family, including certain family owned entities. Also includes 4,791,200 shares owned by Messrs. Krause, Henry, Hatteberg and Clayton, all of which are subject to the Voting Trust Agreement under which Messrs. Ramming and Henry serve as co-trustees.
(4) Includes 1,150,000 shares owned by Mr. Henry and 3,641,200 owned by Messrs. Krause, Hatteberg and Clayton, all of which are subject to the Voting Trust Agreement under which Messrs. Ramming and Henry serve as co-trustees.
(5) Does not include a warrant to purchase 696,500 shares of common stock held by Arizona Securities Group, Inc., of which Messrs. Howells and Puglisi are principals.

                           SELLING SECURITY HOLDERS

  An aggregate of 19,196,584 shares (the "Shares") of Common Stock, including 3,833,541 shares underlying warrants to purchase Common Stock, are being registered in this Offering for the account of the Selling Security Holders listed on Schedule A to this Prospectus. The Selling Security Holders' Shares are not being underwritten in this Offering and the Company will not receive any proceeds from the sale of the Selling Security Holders' Shares. The Shares of Common Stock being registered for the account of the Selling Security Holders may be sold by the Selling Security Holders or their transferees commencing on the date of this Prospectus. Sales of such Shares of Common Stock by the Selling Security Holders or their transferees may depress the price of the Common Stock on AMEX and in any market that may develop for such Shares. The Company will not receive any of the proceeds from the sale of such Shares of Common Stock. See "Plan of Distribution."

                             PLAN OF DISTRIBUTION

  The sale of the Selling Security Holders' Shares may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) on the AMEX or in negotiated transactions, through the writing of options on the Selling Security Holders' Shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

  The Company is not aware of any agreements, undertakings or arrangements with any underwriters or broker-dealers regarding the sale of Selling Security Holders' Shares. The Selling Security Holders may effect transactions in the Shares by selling their securities directly to purchasers or to broker-dealers who may purchase the Selling Security Holders' Shares as principals and thereafter sell such Shares from time to time on AMEX, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals, or both.

  The Selling Security Holders and broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act. Furthermore, in the event of a "distribution" of his or her Shares, such Selling Security Holders, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Exchange Act until his or her participation in the distribution is completed. In addition, Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing, or stabilizing the price of Common Stock in connection with the offering.

  The holders of an aggregate of 11,341,653 Shares offered hereby are subject to restrictions which limit the number of such shares they are permitted to sell during a given period pursuant to this Prospectus. Such holders are permitted to sell no more than fifty percent of the Shares owned by them offered hereby during the first three months after the effective date of the registration statement of which this Prospectus forms a part, and no more than twenty-five percent during the following three month period. At the expiration of six months from the effective date of the registration statement, such holders may sell their shares without being subject to such restrictions.

  There is no assurance that the Selling Security Holders will be able to sell all or any of the Shares offered hereby.

  The Company has notified the Selling Security Holders of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                             CERTAIN TRANSACTIONS

TRANSACTIONS WITH BUCKINGHAM CAPITAL CORPORATION

  The Company had a services agreement with Buckingham Capital Corporation, which is beneficially owned by the minor child of the Company's Chief Executive Officer, Larry H. Ramming, which was terminated on December 31, 1997. Pursuant to such agreement, the Company paid fees to Buckingham Capital Corporation for certain office support equipment and administrative personnel, which fees were not materially different from the costs incurred by Buckingham Capital Corporation. Management believes such charges were comparable to what the Company would have paid to third parties for such equipment and personnel. For the period from May 4, 1995 (inception) through June 30, 1995, the years ended June 30, 1996 and June 30, 1997, and the six month period ended December 31, 1997, the Company paid $0, $215,000, $236,000 and $187,000 respectively, to Buckingham Capital Corporation for such services.

  During the year ended June 30, 1997 and the six month period ended December 31, 1997, the Company incurred $155,000 and $144,000, respectively, in financial consulting fees for services rendered by Buckingham Capital Corporation in connection with the Company's private offering of $3,000,000 principal amount 12% Senior Subordinated Notes.

TRANSACTIONS WITH LARRY H. RAMMING

  On April 30, 1998, Larry H. Ramming, the Chief Executive Officer of the Company, pledged 4,004,200 shares of Common Stock of the Company owned by him to secure a loan in the aggregate amount of $7,000,000 from Prudential Securities Incorporated. Mr. Ramming used the proceeds of such loan to purchase the Senior Notes and Additional Senior Notes that the Company had previously issued to two private investors. Mr. Ramming subsequently agreed to extend the maturity date of the Senior Notes from May 1, 1998, to October 1, 1998, and to extend the maturity date of the Additional Senior Notes from June 15, 1998, to October 1, 1998, in exchange for a one-time fee of up to one percent of the principal balance thereof ($70,000). As the assignee of the Senior Notes and Additional Senior Notes, Mr. Ramming holds a security interest in all of the assets of the Company and has the other rights set forth in the Senior Note Purchase Agreement.

TRANSACTIONS INVOLVING ARIZONA SECURITIES GROUP, INC.

  Arizona Securities Group, Inc. ("Arizona Securities"), served as one of two placement agents appointed by the Company in connection with the Company's September private placement of 7,475,000 shares of Common Stock. Among the principals of Arizona Securities are Mark S. Howells and Jeffrey J. Puglisi. In connection therewith, the Company paid Arizona Securities a placement fee of $710,000 and issued to Arizona Securities a warrant to purchase 696,500 shares of Common Stock at an exercise price of $1.20 per share. In addition, the Company paid Arizona Securities a non-accountable expenses allowance in the amount of $224,000 and paid approximately $57,000 to legal counsel for the placement agents for fees incurred in connection with such offering.

  Arizona Securities is serving as the placement agent appointed by the Company in connection with the Company's private placement of up to 400,000 Units, each consisting of one share of Redeemable Stock and one Unit Warrant. In connection therewith, through the date hereof, the Company has paid Arizona Securities a placement fee of approximately $140,000 and paid approximately $30,000 to legal counsel for Arizona Securities for fees incurred in connection with such offering.

                           DESCRIPTION OF SECURITIES

AUTHORIZED STOCK

  The authorized capital stock of the Company consists of 50,000,000 shares of $0.00001 par value Common Stock and 5,000,000 shares of $0.00001 par value preferred stock (the "Preferred Stock"). As of the date hereof, a total of 30,728,298 shares of Common Stock are issued and outstanding options and warrants to purchase an aggregate of 6,502,269 shares of Common Stock have been issued, 1,835,000 restricted stock grants have been made. 450,000 shares of Preferred Stock have been designated as 10% Junior Redeemable Convertible Preferred Stock ("Redeemable Stock"). As of the date hereof, 112,000 shares of Redeemable Stock are issued and outstanding. All issued and outstanding shares of Common Stock and Preferred Stock of the Company are fully paid and nonassessable.

COMMON STOCK

  Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Except as may be required by applicable law, holders of shares of Common Stock will not vote separately as a class, but will vote together with the holders of outstanding shares of other classes of capital stock. There is no right to cumulate votes for the election of directors. A majority of the issued and outstanding shares of Common Stock and the Redeemable Stock, which votes with the Common Stock as a class, constitutes a quorum at any meeting of stockholders and the vote by the holders of a majority of the outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Amended and Restated Certificate of Incorporation.

  Holders of shares of Common Stock are entitled to receive dividends, if, as, and when declared by the Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on any outstanding shares of Redeemable Stock or Preferred Stock. Upon liquidation of the Company, holders of shares of Common Stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities, subject to the liquidation preferences of any outstanding shares of Preferred Stock. Holders of shares of Common Stock have no conversion, redemption or preemptive rights. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock (including the Redeemable Stock).

PREFERRED STOCK

  Under the Company's Amended and Restated Certificate of Incorporation, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the Company's Preferred Stock, when and if issued. Such rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of Common Stock.

  The Board of Directors may, without further action by the stockholders of the Company, issue shares of Preferred Stock which it has designated. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of Preferred Stock. While the issuance of Preferred Stock provides desired flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control of the Company without further action by the stockholders and may discourage bids for the Common Stock at a premium over the market price.

  450,000 shares of the Preferred Stock have been designated as "10% Junior Redeemable Convertible Preferred Stock." See "Description of Securities-- Description of Units."

DESCRIPTION OF UNITS

  Through the date hereof, the Company has issued in a private placement 112,000 Units, each Unit consisting of one share of Redeemable Stock and one Warrant representing the right to purchase five shares of Common

Stock at $5.00 per share ("Unit Warrant"), subject to anti-dilution protection and adjustment under certain circumstances.

 Redeemable Stock

  Rank. The Redeemable Stock is senior to the Common Stock of the Company with respect to the payment of dividends and rights upon liquidation, dissolution or winding up of the affairs of the Company, but the Company may designate and issue one or more series of preferred stock with rights equal or superior to the rights of the holders of Redeemable Stock.

  Dividends. The holders of the Redeemable Stock are entitled to cumulative dividends at the rate of 10% per annum on the face value per share thereof ($25.00). Dividends on the Redeemable Stock are initially payable upon the first to occur of the six month anniversary of the date of issuance or the redemption thereof. Dividends on shares of Redeemable Stock outstanding after the six month anniversary of issuance will be payable on the face value thereof quarterly in arrears. Dividends on the Redeemable Stock may be paid in cash or, at the election of the Company, in additional shares of Redeemable Stock, each such share being valued for such purposes at $25.00 per share. The Company may not pay dividends or make any other distribution on any shares of Common Stock or any equity securities of the Company junior to the Redeemable Stock in respect of dividends so long as dividends on the Redeemable Stock are in arrears.

  Liquidation, Dissolution, Winding Up. In the event of the liquidation, voluntary or involuntary, dissolution or winding up of the affairs of the Company, the holders of the Redeemable Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to $25.00 per share, plus any accrued and unpaid dividends on such shares, before any payment or distribution is made with respect to any Common Stock or equity securities of the Company junior to the Redeemable Stock in respect of distributions upon liquidation, dissolution or winding up of the affairs of the Company.

  Optional Redemption by the Company. The Redeemable Stock may be redeemed by the Company at any time on or before the six month anniversary of the date of issuance (from October 17, 1998 through November 22, 1998, as of the date hereof) without prior written notice in an amount per share equal to $25.00, plus any accrued and unpaid dividends thereon. After the six month anniversary of the date of issuance of the Redeemable Stock and for so long as such shares are outstanding, the Company may redeem such shares upon fifteen days prior written notice.

  Optional Conversion by Holders. In the event shares of Redeemable Stock are not redeemed by the Company on or before the six month anniversary of the date of issuance, each unredeemed share shall thereafter, until the nine month anniversary of the date of issuance be convertible, at the election of the holder thereof, into such number of shares of Common Stock as shall be obtained by dividing $25.00 by 85% of the average of the last reported sales prices of shares of the Common Stock (or the average of the closing bid and asked prices if no transactions have been reported), not to exceed $6.00 per share, for the 10 trading days immediately preceding the receipt by the Company of written notice from the holder thereof of an election to so convert such share of Redeemable Stock. In the event the Company has not redeemed shares of Redeemable Stock on or before the nine month anniversary of the date of issuance, each unredeemed share shall become immediately convertible, at the election of the holder thereof, into such number of shares of Common Stock as shall be obtained by dividing $25.00 by $2.75 (proportionately adjusted for Common Stock splits, combinations of Common Stock and dividends paid in shares of Common Stock).

  Voting Rights. The holders of the Redeemable Stock are entitled (i) to cast a number of votes equal to the number of shares of Common Stock in which such shares are convertible, at the record date for the determination of stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken, and (ii) have voting rights and powers equal to the voting rights and powers of the Common Stock, except as set forth below. The holders of the Redeemable Stock have the right to vote as a separate class to amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation thereof.

  Registration Rights. The holders of Redeemable Stock have certain demand and piggyback registration rights with respect to the shares issuable upon the conversion thereof. See "Description of Securities--Registration Rights of Certain Security Holders."

 Unit Warrants

  Each Unit includes one Unit Warrant representing the right to purchase five shares of Common Stock at an exercise price of $5.00 per share ("Warrant Shares"), subject to anti-dilution protection and adjustments under certain circumstances. Each Unit Warrant is exercisable for a period of five years from the date of issuance.

  Exercise by Holders. Each Unit Warrant is exercisable for shares of Common Stock either by the delivery of cash, cashiers check or certified bank check payable to the Company for the exercise price of the Common Stock being purchased thereby, or by relinquishing such number of Unit Warrant Shares as is equal to the aggregate exercise price, based upon the market price of the Common Stock for the ten trading days immediately preceding the exercise of the Unit Warrant.

  Adjustment of Exercise Price. The exercise price of the Unit Warrant is subject to adjustment downward in the event the Company issues Common Stock or securities convertible or exercisable for shares of Common Stock at a price of less than $4.00 per share. The adjustment is calculated by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing exercise price, and (2) the consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale. The exercise price of the Unit Warrant is also subject to adjustment proportionally in the event the issued and outstanding Common Stock shall be subdivided into a greater number of shares or combined into a lesser number of shares.

  No Fractional Shares. No fractional shares will be issued upon the exercise of the Unit Warrants. In lieu of issuing fractions of shares, the Company will pay the holder thereof an amount in cash equal to the market price of a share of Common Stock on the exercise date, multiplied by such fraction.

  Registration Rights. The holders of the Unit Warrants have certain demand and piggyback registration rights with respect to the Warrant Shares. See "Description of Securities--Registration Rights of Certain Security Holders."

SUBORDINATED NOTES

  The Company has issued 12% Senior Subordinated Notes due December 31, 2000 ("Subordinated Notes"), of which an aggregate of $100,000 principal amount are outstanding as of the date of this Prospectus. The holders of Subordinated Notes hold associated warrants to purchase an aggregate of 26,041 shares of Common Stock at an exercise price of $3.84 per share. See "Description of Securities--Stock Options and Warrants."

SENIOR NOTES AND ADDITIONAL SENIOR NOTES

  The Company has issued 10% senior secured promissory notes due October 1, 1998 ("Senior Notes") in the aggregate principal amount of $5,000,000 and additional 10% senior secured promissory notes due October 1, 1998 ("Additional Senior Notes") in the aggregate principal amount of $2,250,000. The Senior Notes and Additional Senior Notes are secured by all of the assets of the Company and its subsidiaries and impose certain restrictions on the Company and its subsidiaries. See "Risk Factors--Restrictive Covenants Relating to Senior Notes." Among the restrictions imposed upon the Company are that it not pay dividends on or redeem any capital stock so long as the Senior Notes and Additional Senior Notes are outstanding. The Senior Notes and Additional Senior Notes were purchased from the original holders thereof by Larry H. Ramming, the Chief Executive Officer of the Company, on April 30, 1998. See "Certain Transactions."

  The Company issued warrants to the original holders of the Senior Notes and Additional Senior Notes representing the right to purchase 2,500,000 shares, in the aggregate, of Common Stock. See "Description of Securities--Stock Options and Warrants." Such warrants include certain demand and piggyback registration rights with respect to the Common Stock issuable upon the exercise thereof. See "Description of Securities--Registration Rights of Certain Security Holders."

  Additionally, the Company agreed to give the holders of the Senior Notes and Additional Senior Notes board visitation rights, such that they may attend meetings of the board of directors of the Company and receive copies of all materials distributed at board meetings, and, at the election of the holders of the Senior Notes and Additional Senior Notes, to nominate a representative of such holders for election to the board of directors of the Company and recommend such nominee for election by the shareholders of the Company.

STOCK OPTIONS AND WARRANTS

  In connection with the Company's private placement of $3,000,000 of Subordinated Notes concluded in July 1997, the holders of Subordinated Notes were issued associated warrants (the "Subordinated Note Warrants") to purchase Common Stock of the Company. The holders of the Subordinated Notes were subsequently offered the opportunity to convert their Subordinated Notes into Common Stock of the Company at a price of $0.75 per share, contingent upon the extinguishment of their Subordinated Note Warrants without exercise. The holders of $2,900,000 of Subordinated Notes elected to convert such notes into Common Stock. As of the date of this Prospectus $100,000 in Subordinated Notes are outstanding, along with Subordinated Note Warrants representing the right to purchase an aggregate of 26,041 shares of Common Stock at an exercise price of $3.84 per share.

  In connection with the private placement of 7,475,000 shares of Common Stock of the Company in September 1997, the Company granted the placement agents in such offering warrants to purchase an aggregate of 747,500 shares of Common Stock of the Company at an exercise price of $1.20 per share (the "Placement Agents' Warrants"). The Placement Agents' Warrants are exercisable for a period of five years and include certain demand and piggyback registration rights. See "Description of Securities--Registration Rights of Certain Security Holders."

  In connection with the purchase of the Senior Notes, the proceeds of which were used to finance the acquisition of ITS, and the Additional Senior Notes, the original holders thereof, Main Street Merchant Partners II, L.P. ("Main Street"), and Geneva Associates, L.L.C. ("Geneva"), were granted warrants to purchase an aggregate of 2,000,000 shares of the Company's Common Stock at a price of $2.62 per share and warrants to purchase an aggregate of 500,000 shares of the Company's Common Stock at $4.50 per share, respectively (collectively, the "Main Street/Geneva Warrants"). The Main Street/Geneva Warrants are exercisable for a period of six years and include demand and piggyback registration rights. The Company also agreed to issue an additional warrant for 500,000 shares to such holders at an exercise price of $2.00 per share in the event of a default under the terms of the Senior Notes or Additional Senior Notes. See "Description of Securities--Registration Rights of Certain Security Holders."

  The Company has employee and director stock option plans. For a description of the options issued or issuable pursuant to such plans, see "Executive Compensation."

VOTING TRUST AGREEMENT

  In May 1995, Brian Krause, the Company's President, Raymond Henry, the Company's Director of Well Control Operations, Richard Hatteberg, the Company's Senior Vice President, Well Control, and Danny Clayton, the Company's Senior Vice President and the President of IWC de Venezuela, entered into a five-year Voting Trust Agreement that gives Larry H. Ramming, the Company's Chairman and Chief Executive Officer, and Mr. Henry, as co-trustees, the right to vote all shares of Common Stock now owned or hereafter acquired by Messrs. Krause, Henry, Hatteberg and Clayton during the five-year period ending December 31, 2000; provided, that twenty percent of the shares subject to such agreement are eligible for release therefrom beginning on each one year anniversary date of the agreement upon the written request of the party owning such shares. Currently, sixty percent of such shares may be released from the Voting Trust Agreement but have not yet been released. In the event that Messrs. Ramming and Henry are unable to reach an agreement respecting the voting of such shares, the Voting Trust Agreement designates Charles T. Phillips, attorney at law, as the tiebreaker.

REGISTRATION RIGHTS OF CERTAIN SECURITY HOLDERS

  General. The registration rights granted by the Company generally require the Company to pay the fees and expenses incurred by it in connection with such registration and to indemnify the holders (and their affiliates) of shares sold in any such offering against any losses, claims, damages, liabilities or expenses incurred by them which arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact incident to such registration, unless made in reliance upon information provided by such holder for use therein. Each holder whose securities are included in such registration is required to indemnify the Company (and its affiliates) against any losses, claims, damages, liabilities or expenses incurred by it which arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact in such registration statement if made in reliance upon information provided by such holder for use therein.

  Units. The holders of the Units have one demand registration right commencing one year after the closing to register the shares of Common Stock issuable upon the conversion of the Redeemable Stock and one demand registration right commencing one year after such closing, to register shares of Common Stock issuable upon the exercise of the Unit Warrants, such rights to be exercisable upon the written agreement of the holders of a majority of the shares of Common Stock issued or issuable upon the conversion of the Redeemable Stock or a majority of the shares of Common Stock issued or issuable upon the exercise of the Unit Warrants, respectively. Such holders also have the right to an unlimited number of piggyback registrations of such shares. The Company is not required to register any shares that are able to be sold to the public without registration nor is it required to file a registration statement for a period of 180 days after the effective date of any registration statement filed by the Company in which Main Street or Geneva included shares of Common Stock.

  Subordinated Note Warrants. The Subordinated Note Warrants, exercisable for an aggregate of 26,041 shares of Common Stock at $3.84 per share, have associated piggyback registration rights entitling the holders thereof to have the shares of Common Stock issuable upon the exercise thereof included in a registration statement filed by the Company under the Act (other than a registration statement on Forms S-8 or S-4).

  September Private Placement. The holders of the 7,475,000 shares of Common Stock purchased in the private placement concluded in September 1997, have piggyback registration rights entitling the holders thereof to have the shares of Common Stock purchased by them in such offering included in a registration statement filed by the Company under the Act (other than a registration statement on Forms S-8 or S-4).

  Placement Agents' Warrants. In connection with the private placement of Common Stock of the Company in September 1997, the Company agreed that if it causes a registration statement, or offering statement under Regulation A of the Act, to be filed with the SEC, Arizona Securities Group, Inc. ("Arizona Securities") and Paradise Valley Securities, Inc., as the placement agents for such offering, will have the right during the life of the Placement Agents' Warrants issued to such agents (exercisable for an aggregate of 747,500 shares) to include in such registration statement or offering statement such Placement Agents' Warrants and/or the securities issuable upon their exercise. Additionally, the Company has agreed that, upon written request by a 50% holder of such Placement Agents' Warrants made during the exercise period of the Placement Agents' Warrants, it will register the Placement Agents' Warrants and/or any of the securities issuable upon exercise thereof. The initial such registration to be at the Company's expense and the second at the expense of the holder(s).

  Principals of Arizona Securities. The Company has granted to Arizona Securities registration rights covering the 2,001,000 shares of Common Stock issued to Arizona Securities as compensation for services rendered to the Company for its efforts in raising capital and any additional shares of Common Stock acquired by

Arizona Securities and its principals. The registration rights granted to Arizona Securities were transferred to the principals of Arizona Securities, Mark S. Howells, Jeffrey T. Puglisi and Scott Tominaga. The registration rights consist of unlimited "piggyback" registration rights for the five year period commencing July 29, 1997, and a one-time demand registration right (i) exercisable twelve months after July 29, 1997, provided that the Company is eligible to utilize Form S-3 for such registration, or (ii) exercisable eighteen months after July 29, 1997, regardless of the registration form which is available to the Company, provided that no demand registration right may be exercised in the event that piggyback registration rights were available within the immediately preceding twelve months.

  Acquisition of Boots & Coots. The Company granted a one-time demand registration right to Boots & Coots for the 259,901 shares of Common Stock issued to Boots & Coots on July 31, 1997, in connection with the acquisition of its operating assets by the Company, exercisable beginning on July 31, 1999, and further agreed that if the Company files a registration statement with the SEC at any time within seven years after July 31, 1997, Boots & Coots will have the right to include in such registration statement such shares of Common Stock.

  Senior Notes and Additional Senior Notes. The Company granted registration rights to the holders of the Main Street/Geneva Warrants covering the 2,500,000 shares of Common Stock issuable upon the exercise of such warrants. The registration rights granted include the right to demand two registrations using Form S-1, an unlimited number of demand registrations on Forms S-2 or S-3 and an unlimited number of piggyback registrations. Additionally, the registration rights prohibit the Company from granting any registration rights which might lead to a registration statement being declared effective within 180 days after the effective date of any registration statement filed by the Company in which Main Street or Geneva has included shares of Common Stock and also grant to Main Street and Geneva registration rights no less favorable than any registration rights subsequently granted by the Company.

  Acquisition of Code 3. The stockholders of Code 3 received piggyback registration rights for the 488,136 shares of Common Stock issued to them in connection with the acquisition of Code 3 by the Company, which rights entitle them to include the shares of Common Stock received by them in the acquisition in a registration statement filed by the Company under the Act (other than registration statements on Forms S-8 or S-4) until all such shares are eligible to be resold under Rule 144 or the seventh anniversary of the issuance thereof (February 20, 2005).

                       SHARES AVAILABLE FOR FUTURE SALE

  There are 30,728,298 shares of Common Stock issued and outstanding at the date of this Prospectus, together with options and warrants that represent the right to purchase up to 6,502,269 additional shares of Common Stock at prices ranging between $0.43 and $5.00 per share. Additionally, the Company has made restricted stock grants for 1,835,000 shares of Common Stock and has issued 112,000 shares of Redeemable Stock and Unit Warrants representing the right to purchase 560,000 shares of Common Stock at a price of $5.00 per share. Of the 30,728,298 shares of Common Stock outstanding, 8,944,620 shares are "restricted securities" under the federal securities laws and have not been registered for resale pursuant to this Prospectus. All such restricted securities may, in the future, be sold in compliance with the requirements of Rule 144 promulgated under the Act ("Rule 144"). In general, under Rule 144 as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the issued and outstanding shares of Common Stock (approximately 307,000 shares) or the reported average weekly trading volume for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner-of-sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner-of-sale, notice and public information requirements of Rule 144. As a consequence, substantially all the Company's currently restricted Common Stock will be eligible for public sale within one year. Significant sales of currently restricted Common Stock may adversely affect the market price for the Common Stock and, consequently, the Redeemable Stock and Warrants, particularly if there is a limited trading market for such shares.

  At the time of the September Private Placement each of Raymond Henry, Brian Krause, Richard Hatteberg, Danny Clayton and Larry Ramming, as Trustee under the Voting Trust Agreement and individually, entered into an agreement with the placement agents in such offering pursuant to which such holder agreed that he would not, without the prior approval of such placement agents, offer for sale or otherwise dispose directly or indirectly, of any shares of Common Stock legally or beneficially owned or thereafter acquired by him for a period of 14 months from September 1997. Such agreement currently covers approximately 9,120,400 shares of Common Stock; provided, that such placement agents have consented to the pledge of 4,004,200 shares of Common Stock by Mr. Ramming. See "Certain Transactions--Transactions with Larry H. Ramming."

  In connection with the offering of Units by the Company, each officer and director of the Company owning of record or beneficially 200,000 shares or more of Common Stock of the Company entered into a Lock Up Agreement pursuant to which such person has agreed not to transfer any shares of Common Stock owned by him for a period of one year from the initial closing of the sale of the Units (April 17, 1998) without the consent of Arizona Securities, excluding transfers pursuant to bona fide pledges to financial institutions to secure indebtedness, for estate planning purposes or made as bona fide gifts. Such agreement currently covers approximately 10,000,000 shares of Common Stock.

                                TRANSFER AGENT

  The Transfer Agent for the Common Stock of the Company is American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 (Telephone (212) 936-5100).

                                 LEGAL MATTERS

  The validity of the issuance of the securities offered hereby will be passed upon for the Company by Brown, Parker & Leahy, LLP, Houston, Texas.

                                    EXPERTS

  The financial statements of the Company, Boots & Coots L.P. and Code 3, Inc. appearing in this Prospectus have been audited by Hein + Associates LLP, certified public accountants, to the extent and for the periods indicated in their reports, and have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

  The audited financial statements of the Logistics and Supply Division of ITS Investments, Inc. included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
I.BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
  Independent Auditor's Report............................................  F-2
  Consolidated Balance Sheets of Boots & Coots International Well Control,
   Inc., as of June 30, 1997 and December 31, 1997 and Unaudited as of
   March 31, 1998 ........................................................  F-3
  Consolidated Statements of Operations of Boots & Coots International
   Well Control, Inc., for the Years Ended June 30, 1996 and 1997, for the
   Six Months Ended December 31, 1997 and Unaudited for the Three Months
   Ended March 31, 1998 and 1997..........................................  F-4
  Consolidated Statements of Shareholders' Equity of Boots & Coots
   International Well Control, Inc., for the Years Ended June 30, 1996 and
   1997, and for the Six Months Ended December 31, 1997 and Unaudited for
   the Three Months Ended March 31, 1998..................................  F-5
  Consolidated Statements of Cash Flows of Boots and Coots International
   Well Control, Inc., for the Years Ended June 30, 1996 and 1997, for the
   Six Months Ended December 31, 1997 and Unaudited for the Three Months
   ended March 31, 1998 and 1997..........................................  F-6
  Notes to Consolidated Financial Statements..............................  F-7
II.BOOTS & COOTS, L.P.
  Independent Auditor's Report............................................ F-19
  Consolidated Balance Sheets of Boots & Coots, L.P., as of December 31,
   1995 and 1996.......................................................... F-20
  Consolidated Statements of Operations of Boots & Coots, L.P., for the
   Years Ended December 31, 1995 and 1996 and the Six Months Ended June
   30, 1996 and 1997 (Unaudited).......................................... F-21
  Consolidated Statements of Partners' Capital of Boots & Coots, L.P., for
   the Years Ended December 31, 1995 and 1996 and the Six Months Ended
   June 30, 1997 (Unaudited).............................................. F-22
  Consolidated Statements of Cash Flows of Boots & Coots, L.P., for the
   Years Ended December 31, 1995 and 1996 and the Six Months Ended June
   30, 1996 and 1997 (Unaudited).......................................... F-23
  Notes to Consolidated Financial Statements.............................. F-24
III.LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.
  Report of Independent Public Accountants................................ F-27
  Statements of Assets to be Acquired and Liabilities to be Assumed of
   Logistics and Supply Division of ITS Investments, Inc., as of March 31,
   1997 and December 31, 1997 (Unaudited)................................. F-28
  Statements of Revenues and Operating Expenses of Logistics and Supply
   Division of ITS Investments, Inc., for the Year Ended March 31, 1997
   and the Nine Months Ended December 31, 1996 and 1997 (Unaudited)....... F-29
  Notes to Financial Statements........................................... F-30
IV.CODE 3, INC.
  Independent Auditor's Reports........................................... F-33
  Balance Sheet of Code 3, Inc., as of December 31, 1997.................. F-34
  Statement of Operations of Code 3, Inc., for the Year Ended December 31,
   1997................................................................... F-35
  Statement of Shareholders' Deficit of Code 3, Inc., for the Year Ended
   December 31, 1997 ..................................................... F-36
  Statement of Cash Flows of Code 3, Inc., for the Year Ended December 31,
   1997................................................................... F-37
  Notes to Financial Statements........................................... F-38
V.UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
  Unaudited Pro Forma Consolidated Statement of Operations for Year Ended
   June 30, 1997.......................................................... F-43
  Unaudited Pro Forma Consolidated Statement of Operations for Six-Month
   Period Ended December 31, 1997......................................... F-44
  Unaudited Pro Forma Consolidated Statement of Operations for the Three-
   Month Period Ended March 31, 1998...................................... F-45
  Notes to Unaudited Pro Forma Consolidated Financial Statements.......... F-46

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
Boots & Coots International Well Control, Inc.

  We have audited the accompanying consolidated balance sheets of Boots & Coots International Well Control, Inc. and subsidiaries as of June 30, 1997 and December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1996 and 1997, and for the six-month period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boots & Coots International Well Control, Inc. and subsidiaries as of June 30, 1997 and December 31, 1997, and the results of their operations and their cash flows for the years ended June 30, 1996 and 1997 and for the six-month period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Hein + Associates LLP
                                          -------------------------------------
                                          Hein + Associates LLP

Houston, Texas
March 27, 1998

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                           JUNE 30,    DECEMBER     MARCH 31,
                 ASSETS                      1997      31, 1997       1998
                 ------                   ----------  -----------  -----------
                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash................................... $  701,000  $ 1,717,000  $   466,000
  Receivables--net of allowance for
   doubtful accounts of $0, $7,000,
   $74,000 at June 30, 1997, December 31,
   1997 and March 31, 1998, respectively.  1,381,000    2,766,000   13,292,000
  Inventories............................    288,000    1,131,000    5,389,000
  Prepaid expenses and other current
   assets................................     50,000      427,000      537,000
                                          ----------  -----------  -----------
    Total current assets.................  2,420,000    6,041,000   19,684,000
PROPERTY, PLANT AND EQUIPMENT, net.......    391,000    6,949,000    8,174,000
OTHER ASSETS:
  Deferred financing costs and other
   assets--net of accumulated
   amortization of $15,000, $17,000 and
   $66,000 at June 30, 1997, December 31,
   1997 and March 31, 1998, respectively.    443,000       87,000      891,000
  Goodwill--net of accumulated
   amortization of $26,000, $46,000 and
   $112,000 at June 30, 1997, December
   31, 1997 and March 31, 1998,
   respectively..........................    170,000      984,000    7,828,000
                                          ----------  -----------  -----------
    Total assets......................... $3,424,000  $14,061,000  $36,577,000
                                          ==========  ===========  ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Accounts payable....................... $  667,000  $ 1,679,000  $10,496,000
  Accrued liabilities and customer
   advances..............................    496,000      486,000    3,356,000
  Notes payable--current portion.........     22,000    1,565,000    9,410,000
                                          ----------  -----------  -----------
    Total current liabilities............  1,185,000    3,730,000   23,262,000
                                          ----------  -----------  -----------
NOTES PAYABLE--net of current portion....     14,000        9,000           --
12% SENIOR SUBORDINATED NOTES............  1,400,000       90,000       90,000
COMMITMENTS AND CONTINGENCIES (Note I)
SHAREHOLDERS' EQUITY:
  Preferred stock ($.00001 par, 5,000,000
   shares authorized, no shares issued or
   outstanding)..........................         --           --           --
  Common stock ($.00001 par, 50,000,000
   shares authorized, 14,187,000,
   29,999,000 and 30,579,000 shares
   issued and outstanding at June 30,
   1997, December 31, 1997 and March 31,
   1998, respectively)...................         --           --           --
  Additional paid-in capital.............  1,048,000   11,213,000   14,050,000
  Accumulated deficit....................   (222,000)    (981,000)    (825,000)
                                          ----------  -----------  -----------
    Total shareholders' equity...........    826,000   10,232,000   13,225,000
                                          ----------  -----------  -----------
    Total liabilities and shareholders'
     equity.............................. $3,424,000  $14,061,000  $36,577,000
                                          ==========  ===========  ===========

          See accompanying notes to consolidated financial statements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   SIX MONTHS     THREE MONTHS ENDED
                           YEARS ENDED JUNE 30,       ENDED            MARCH 31,
                          -----------------------   DECEMBER    ------------------------
                             1996        1997       31, 1997       1997         1998
                          ----------  -----------  -----------  -----------  -----------
                                                                (UNAUDITED)  (UNAUDITED)
REVENUES:...............  $1,662,000  $ 2,564,000  $ 5,389,000  $   240,000  $11,959,000
COSTS AND EXPENSES:
  Operating expenses....   1,320,000    1,460,000    3,785,000      214,000    8,095,000
  General and
   administrative.......     773,000    1,061,000    1,536,000      343,000    2,572,000
  Depreciation and
   amortization.........      50,000      111,000      500,000       33,000      311,000
                          ----------  -----------  -----------  -----------  -----------
                           2,143,000    2,632,000    5,821,000      590,000   10,978,000
                          ----------  -----------  -----------  -----------  -----------
Operating Income (Loss).    (481,000)     (68,000)    (432,000)    (350,000)     981,000
Loss on Debt Extinguish-
 ment...................          --           --     (193,000)          --           --
Other Income (Expenses),
 primarily
 interest...............       4,000      (63,000)     (92,000)      (9,000)    (567,000)
                          ----------  -----------  -----------  -----------  -----------
Income (Loss) Before In-
 come Taxes.............    (477,000)    (131,000)    (717,000)    (359,000)     414,000
Income Tax Expense (Ben-
 efit)..................    (138,000)      25,000       42,000        1,000      258,000
                          ----------  -----------  -----------  -----------  -----------
Net Income (Loss).......  $ (339,000) $  (156,000) $  (759,000) $  (360,000) $   156,000
                          ==========  ===========  ===========  ===========  ===========
Basic Net Income (Loss)
 Per Common Share.......  $    (0.03) $     (0.01) $     (0.03) $     (0.03) $      0.01
                          ==========  ===========  ===========  ===========  ===========
Diluted Net Income
 (Loss) Per Common
 Share..................  $    (0.03) $     (0.01) $     (0.03) $     (0.03) $      0.01
                          ==========  ===========  ===========  ===========  ===========
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING--BASIC.....  11,500,000   12,191,000   23,864,000   12,136,000   30,228,000
                          ==========  ===========  ===========  ===========  ===========
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING--DILUTED...  11,500,000   12,191,000   23,864,000   12,136,000   30,638,000
                          ==========  ===========  ===========  ===========  ===========


          See accompanying notes to consolidated financial statements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      YEARS ENDED JUNE 30, 1996 AND 1997,

                       SIX MONTHS ENDED DECEMBER 31, 1997

               AND THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

                            COMMON STOCK    ADDITIONAL                  TOTAL
                          -----------------   PAID-IN   ACCUMULATED SHAREHOLDERS'
                            SHARES   AMOUNT   CAPITAL     DEFICIT      EQUITY
                          ---------- ------ ----------- ----------- -------------
BALANCES, July 1, 1995..       2,000  $--   $     1,000  $ 273,000   $   274,000
  Common stock issued...  11,498,000   --       800,000         --       800,000
  Net loss..............          --   --            --   (339,000)     (339,000)
                          ----------  ---   -----------  ---------   -----------
BALANCES, July 1, 1996..  11,500,000   --       801,000    (66,000)      735,000
  Common stock options
   issued for services
   rendered.............          --   --        46,000         --        46,000
  Common stock issued
   for services
   rendered.............     230,000   --        10,000         --        10,000
  Common stock issued...   2,457,000   --            --         --            --
  Common stock issued as
   compensation.........                         36,000         --        36,000
  Sale of common stock
   warrants.............          --   --       155,000         --       155,000
  Net loss..............          --   --            --   (156,000)     (156,000)
                          ----------  ---   -----------  ---------   -----------
BALANCES, June 30, 1997
 .......................  14,187,000   --     1,048,000   (222,000)      826,000
  Common stock issued...   1,315,000   --            --         --            --
  Exchange conversion
   with Havenwood
   reverse merger.......   1,173,000   --            --         --            --
  Common stock issued to
   acquire Boots & Coots
   L.P..................     260,000   --     1,000,000         --     1,000,000
  Sale of common stock
   warrants.............          --   --       145,000         --       145,000
  Common stock issued to
   extinguish debt......   3,867,000   --     2,447,000         --     2,447,000
  Sale of common stock,
   net of offering
   costs................   7,475,000   --     6,238,000         --     6,238,000
  Common stock issued to
   purchase ABASCO,
   Inc..................     300,000   --       240,000         --       240,000
  Common stock issued
   for services
   rendered.............     100,000   --        80,000         --        80,000
  Common stock issued
   upon exercise of
   options..............   1,287,000   --            --         --            --
  Common stock issued
   upon exercise of
   options..............      35,000   --        15,000         --        15,000
  Net loss..............          --   --            --   (759,000)     (759,000)
                          ----------  ---   -----------  ---------   -----------
BALANCES, December 31,
 1997...................  29,999,000   --    11,213,000   (981,000)   10,232,000
  Common stock issued to
   purchase Code 3, Inc.
   (unaudited)..........     488,000   --     2,282,000         --     2,282,000
  Common stock issued
   upon exercise of
   options (unaudited)..      92,000   --        39,000         --        39,000
  Warrants issued with
   bridge financing
   (unaudited)..........          --   --       516,000         --       516,000
  Net income
   (unaudited)..........          --   --            --    156,000       156,000
                          ----------  ---   -----------  ---------   -----------
BALANCES, March 31, 1998
 (unaudited)............  30,579,000  $--   $14,050,000  $(825,000)  $13,225,000
                          ==========  ===   ===========  =========   ===========

          See accompanying notes to consolidated financial statements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   SIX MONTHS     THREE MONTHS ENDED
                          YEARS ENDED JUNE 30,       ENDED             MARCH 31,
                          ----------------------  DECEMBER 31,  -----------------------
                            1996        1997          1997         1997        1998
                          ---------  -----------  ------------  ----------- -----------
                                                                (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income (loss).......  $(339,000) $  (156,000) $  (759,000)   $(360,000) $  156,000
Adjustments to reconcile
 net income (loss) to
 net cash used in
 operating activities:
  Depreciation and
   amortization.........     37,000       74,000      451,000       24,000     245,000
  Amortization of
   intangibles..........     13,000       37,000       48,000        9,000      66,000
  Warrants issued with
   bridge financing.....         --           --           --           --     332,000
  Common stock issued as
   compensation.........         --       36,000           --           --          --
  Deferred income taxes.   (139,000)          --           --           --          --
  Bad debt expense......         --           --        7,000           --       9,000
  Loss on debt
   extinguishment.......         --           --      193,000           --          --
  Changes in operating
   assets and
   liabilities, net of
   assets acquired:
   Receivables..........    136,000   (1,076,000)  (1,392,000)    (234,000) (6,830,000)
   Inventories and
    supplies............         --     (288,000)     338,000      (59,000) (2,486,000)
   Prepaid expenses.....     (6,000)     (43,000)    (380,000)       7,000     (77,000)
   Deferred costs and
    other assets (not
    current)............         --      (34,000)          --       (6,000)    (80,000)
   Accounts payable.....     15,000      601,000    1,013,000     (109,000)  5,419,000
   Accrued liabilities
    and customer
    advances............         --      497,000       (9,000)     219,000   2,330,000
                          ---------  -----------  -----------    ---------  ----------
   Net cash used in
    operating
    activities..........   (283,000)    (352,000)    (490,000)    (509,000)   (916,000)
                          ---------  -----------  -----------    ---------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Acquisition of Boots &
   Coots................         --           --   (1,221,000)          --          --
  Acquisition of
   ABASCO...............         --           --   (1,653,000)          --          --
  Acquisition of ITS....         --           --           --           --  (6,000,000)
  Acquisition of Code3..         --           --           --           --    (570,000)
  Property and equipment
   additions............   (362,000)    (123,000)    (188,000)      (4,000)   (353,000)
  Disposition of assets.         --        4,000       39,000           --          --
  Acquisition of
   business and others..   (116,000)     (45,000)          --           --          --
                          ---------  -----------  -----------    ---------  ----------
   Net cash used in
    investing
    activities..........   (478,000)    (164,000)  (3,023,000)      (4,000) (6,923,000)
                          ---------  -----------  -----------    ---------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Common stock options
   exercised............         --           --       15,000           --      39,000
  Proceeds for issuance
   of debt and warrants.     65,000    1,555,000    1,445,000      705,000   8,250,000
  Deferred financing
   costs................         --     (321,000)    (210,000)          --          --
  Debt repayments.......    (98,000)     (71,000)  (3,223,000)     (49,000) (1,702,000)
  Proceeds from sales of
   common stock.........    691,000           --    6,503,000           --          --
                          ---------  -----------  -----------    ---------  ----------
   Net cash provided by
    financing
    activities..........    658,000    1,163,000    4,530,000      656,000   6,587,000
                          ---------  -----------  -----------    ---------  ----------
NET INCREASE (DECREASE)
 IN CASH................   (103,000)     647,000    1,017,000      143,000  (1,252,000)
CASH, beginning of year.    157,000       54,000      701,000           --   1,718,000
                          ---------  -----------  -----------    ---------  ----------
CASH, end of year.......  $  54,000  $   701,000  $ 1,718,000    $ 143,000  $  466,000
                          =========  ===========  ===========    =========  ==========
SUPPLEMENTAL CASH FLOW
 DISCLOSURES:
  Cash paid for
   interest.............  $   1,000  $    53,000  $    66,000    $   1,000  $  220,000
  Cash paid for income
   taxes................  $   1,000  $    23,000  $    41,000    $      --  $       --
                          =========  ===========  ===========    =========  ==========
NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
  Common stock and
   options issued in
   exchange for property
   and equipment and
   services rendered....  $ 109,000  $    56,000  $    80,000    $      --  $       --
  Conversion of
   subordinated debt and
   warrants to common
   stock................         --           --  $ 3,000,000    $      --  $       --
  Issuance of common
   stock in
   acquisitions.........         --           --  $ 1,240,000    $      --  $2,281,000
  Transfer of deferred
   placement and debt
   costs to equity......         --           --  $   541,000    $      --  $       --
  Warrants issued with
   bridge financing.....         --           --           --           --  $  184,000
                          =========  ===========  ===========    =========  ==========

          See accompanying notes to consolidated financial statements.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

A. ORGANIZATION:

  Boots & Coots International Well Control, Inc. (the "Company"), formerly known as Havenwood Ventures, Inc. ("Havenwood"), was incorporated in Delaware in April 1988. Havenwood was originally formed to serve as a blind pool investment fund, and in July 1988 Havenwood raised $500,000 in an initial public offering of its Common Stock. After completing its initial public offering, Havenwood expended its available resources in the development of a business enterprise which it ultimately divested, thereafter remaining inactive, with no material assets or liabilities, until it entered into a business combination with IWC Services Inc. on July 29, 1997.

  The Company acquired IWC Services, Inc. ("IWC Services") on July 29, 1997, in a "reverse triangular merger" in which it issued shares of Common Stock to the stockholders of IWC Services in exchange for all of the issued and outstanding common stock of IWC Services and issued options and warrants to purchase Common Stock of the Company in exchange for all of the options and warrants to purchase common stock of IWC Services then outstanding. As a result of the merger, IWC Services became a wholly-owned subsidiary of the Company, the stockholders of IWC Services became the beneficial holders of approximately 93% of the post-merger issued and outstanding shares of Common Stock and the board of directors and management of IWC Services took over the management of the Company.

  IWC Services, incorporated in Texas on June 27, 1995, was formed with the issuance of 100,000 shares of no par common stock (increased to 5,000,000 pursuant to a 50-to-one stock split discussed in Note H) in exchange for cash of $549,000, property and equipment valued at $109,000 assigned by Buckingham Capital Corporation, and services performed by certain other shareholders. IWC Services had no operations prior to its acquisition of Hell Fighters, Inc. (Hell Fighters). The shareholders of Hell Fighters, a Texas corporation, incorporated on May 4, 1995, contributed to IWC Services all of their outstanding common shares of Hell Fighters, which then became a wholly-owned subsidiary of IWC Services.

  Under the plan of merger between Havenwood and IWC Services, (i) the outstanding voting securities of the Company were reverse split in the ratio of one post-split share for every 135 pre-split shares held by a shareholder, provided, however, that no single shareholder's share ownership was reduced to fewer than 100 post-split shares; (ii) certain principal shareholders of the Company surrendered a total of 741,000 post-split shares to the Company for cancellation, leaving a total of 1,173,000 shares of common stock issued and outstanding on the closing date; (iii) each issued and outstanding share of common stock of IWC Services was converted into 2.30 post-merger shares of the Company's common stock, amounting to approximately 15,502,000 post-merger shares in the aggregate (all share amounts herein have been adjusted to reflect this 2.30 for 1 split; (iv) outstanding options and warrant to purchase shares of the authorized and unissued common stock of IWC Services were converted into substantially similar options and warrants to purchase shares of the Company's authorized and unissued common stock, and (v) IWC Services became a wholly-owned subsidiary of the Company with the former IWC Services shareholders, as a group, acquiring shares representing approximately 92% of the resulting capitalization of the Company. Following the completion of the transactions, there were approximately 16,675,000 shares of the Company's common stock issued and outstanding, on a fully diluted basis. Immediately after the merger, all the officers and directors of the Company resigned and were replaced by representatives of IWC. The business combination was accounted for as a merger. No goodwill arose from this transaction. As IWC Services obtained a controlling interest in the Company, the transaction was accounted for as a reverse merger. Therefore, for financial statement purposes, IWC Services was considered the acquiror. The consolidated financial statements reflect the historical operations and cost basis of IWC Services since its inception.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


B. SIGNIFICANT ACCOUNTING POLICIES:

  Consolidation--The accompanying consolidated financial statements include the financial transactions and accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

  Revenue Recognition--Revenue is recognized on the Company's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs. Revenue and cost from equipment sales is recognized upon contract completion.

  Inventories--Inventories consist primarily of equipment, parts and supplies in work-in-progress. Inventories are valued at the lower of cost or market using the average cost method.

  Property and Equipment--Property and equipment is stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements (15 years), well control and fire -fighting equipment (8 years), shop and other equipment (8 years), vehicles (5 years) and office equipment and furnishings (5 years). Office leasehold improvements are amortized over the remaining primary lease terms.

  Goodwill--The Corporation amortizes costs in excess of fair value of net assets of businesses acquired using the straight-line method over periods ranging from 15 to 25 years. Recoverability is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value. Recoverability is then determined by comparing the undiscounted net cash flows of the assets to which the goodwill applies to the net book value including goodwill of those assets. Goodwill shown in the consolidated financial statements relates to the Company's acquisitions of IWC, Boots & Coots LP, and ABASCO, and Hell Fighters.

  Amortization expense was $13,000 and $37,000 for the years ended June 30, 1996 and 1997, respectively, $20,000 for the six months ended December 31, 1997, and $9,000 and $66,000 for the three months ended March 31, 1997 and 1998, respectively.

  Foreign Currency Translation--The functional currency of the Company's foreign operations is the U.S. dollar. All customer invoices and vendor payments are denominated in U.S. currency. Revenues and expenses from foreign operations are remeasured into U.S. dollars on the respective transaction dates and foreign currency transaction gains or losses are included in the Consolidated Statements of Operations.

  Income Taxes--The Company accounts for income taxes pursuant to the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards.

  Earnings Per Share--Basic and diluted earnings (loss) per share was computed by dividing net income (loss) by the weighted average common shares outstanding during the year ended June 30, 1997 and the six-month period ended December 31, 1997. Options to purchase shares of common stock were outstanding during the year ended June 30, 1997 and six-month period ended December 31, 1997 but were not included in the computation of diluted earnings (loss) per share, either because the option price was greater than the average market price of the common stock or were anti-dilutive.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


  Recent Accounting Pronouncements--The Financial Accounting Standards Board
(FASB) issued SFAS No. 121, Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. This pronouncement specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed, and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. The adoption of this pronouncement did not have a material impact on the Company's financial condition or operating results upon implementation.

  The FASB issued SFAS No. 123, Accounting for Stock Based Compensation, which is effective for fiscal years beginning after December 15, 1995. This pronouncement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies who choose not to adopt the new rules, the statement requires disclosures as to what earnings would have been if the new rules had been adopted. Management adopted the disclosure requirements of this statement in the fiscal year ended June 30, 1997.

  The FASB issued SFAS No. 128, Earnings Per Share, effective for financial statements issued after December 31, 1997, including interim periods, that establishes standards for computing and presenting earnings per share. The new statement requires retroactive restatement of all prior-period per share data presented. The Company adopted the disclosure requirements of this statement and has restated its 1997 amounts to reflect the adoption retroactively.

  The FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays these items with the same prominence as other financial statements. SFAS No. 131 supercedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the Company management in deciding how to allocate resources and in assessing performance.

  SFAS Nos. 130 and 131 are effective for financial statements presented for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Management of the Company believes that the implementation of SFAS Nos. 130 and 131 will not have a material impact on the presentation of the Company's financial statements, but may require additional disclosure.

  Use of Estimates--The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

  Cash Flow Information--The Company considers all unrestricted, highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

  Change in Fiscal Year--Effective December 8, 1997, the Company changed its fiscal year from June 30 to December 31. The consolidated financial statements include presentation of the transition period beginning on July 1, 1997 and ending December 31, 1997.

  Unaudited summary historical financial data for the Company for the six months ended December 31, 1996 consisted of the following:

      Revenues........................................................ $743,000
      Operating loss.................................................. (397,000)
      Income tax expense..............................................  (13,000)
      Net loss........................................................ (409,000)
      Basic loss per share............................................     (.04)
      Diluted loss per share..........................................     (.04)

UNAUDITED INTERIM INFORMATION

  The accompanying financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principals.

C. ACQUISITIONS AND RELATED FINANCING:

  On July 31, 1997, IWC acquired all of the operating assets, including stock of its foreign services subsidiaries, of Boots & Coots, L.P. ("Boots & Coots"), an oil and gas well control firefighting, snubbing and industrial and marine firefighting company. The consideration paid consisted of (I) $369,000 cash payable to Boots & Coots, (ii) $680,568 placed in escrow to pay certain debts of Boots & Coots, (iii) the issuance of secured promissory notes of the Company in the aggregate principal amount of $4,761,000 and (iv) 259,901 shares of Common Stock of the Company, which have certain demand registration rights. The promissory notes are secured by the acquired assets of Boots & Coots, and have been paid, with the exception of approximately $1,044,000 outstanding at March 31, 1998 pending final determination of foreign tax obligations which is anticipated to be resolved during the quarter end June 30, 1998. This transaction was accounted for as a purchase and the acquired assets of Boots & Coots were revalued at fair market value as of July 31, 1997 resulting in goodwill of $50,000 which will be amortized over 15 years.

  After completion of the merger and the Boots & Coots acquisition, the name of Havenwood was changed to Boots & Coots International Well Control, Inc.

  On September 25, 1997, the Company formed a wholly-owned subsidiary company, Abasco, Inc. ("Abasco") to purchase the assets of ITS Environmental, a manufacturer and distributor of rapid response oil and chemical spill containment and reclamation equipment and products since 1975. The Company paid $1,590,000 cash and issued 300,000 shares of common stock to acquire the manufacturing equipment, inventory and customer lists. This transaction was accounted for as a purchase and the acquired assets of Abasco were revalued at fair market value effective as of September 12, 1997 resulting in goodwill of approximately $749,000 which will be amortized over 25 years.

  The operations of the two acquired entities are included in the Company's consolidated operations from the respective acquisition dates. The Company's revenues, net loss applicable to common shareholders, and net loss

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

per share on an unaudited pro forma basis, assuming that Boots & Coots and Abasco acquisitions occurred on July 1, 1996 would be as follows:

                                                                    SIX MONTHS
                                                       YEAR ENDED     ENDED
                                                        JUNE 30,   DECEMBER 31,
                                                          1997         1997
                                                       ----------- ------------
                                                       (UNAUDITED) (UNAUDITED)
Revenues.............................................. $17,390,000  $6,627,000
Net Earnings (Loss)................................... $ 1,011,000  $ (444,000)
Net Earnings (Loss) per Share......................... $       .08  $     (.02)

  Through December 31, 1997 the Company's core business unit was in the oil and natural gas well control segment of the oil and gas services industry, providing services on a global basis in oil and gas well blowout control and/or firefighting, specialized industrial firefighting and well control equipment rental and sales, consulting engineering services, drilling rig and production facilities inspection, safety training courses and blowout contingency planning.

  On January 2, 1998, the Company completed the funding of the acquisition of all of the capital stock of ITS Supply Corporation ("ITS") for aggregate consideration of $6,000,000. Financing for the acquisition of ITS was provided from working capital ($500,000); proceeds from the issuance of 10% Senior Secured Notes due May 21, 1998 ($4,500,000); and short-term bridge financing from the seller ($1,000,000). The transaction was accounted for as a purchase and the acquired assets of ITS were revalued at their fair market value as of January 2, 1998, resulting in goodwill of approximately $4,000,000, which will be amortized over 25 years.

  In connection with the sale through private placement of the 10% Senior Secured Notes on January 2, 1998, the Company entered into a financial advisory arrangement pursuant to which the note holders are to provide a certain level of financial, merger and acquisition advisory services over a three-year period in consideration of an advance cash consulting fee of $500,000, all of which was added to the principal balance of the Senior Secured Notes. The commitment for the Senior Secured Notes by the note holders also required the payment by the Company of a $50,000 commitment fee. The note holders were also issued warrants exercisable over a six year term to purchase an aggregate of 2,000,000 shares of the Company's Common Stock at a price of $2.62 per share. The Senior Notes are secured by substantially all of the assets of the Company and its subsidiaries and impose certain restrictions on the Company and its subsidiaries, including restrictions on dividends and stock redemptions.

  The ITS seller obligation of $1,000,000 bears interest at the rate of 10% per annum was payable on March 31, 1998 and has been extended on a month to month basis.

  For its most recent fiscal year ended March 31, 1997, ITS contributed revenues of approximately $41,000,000 and pre-tax operating income of approximately $1,000,000 to the consolidated operating results of its former parent company (unaudited). The above pre-tax operating income is prior to allocations of a portion of the former parent company's corporate overhead expenses to ITS. Such corporate overhead expense allocations are not considered to be indicative of incremental costs, if any, to be incurred by the Company as a result of its ownership of ITS.

  On February 20, 1998, the Company completed the acquisition of all of the stock of Code 3, Inc. ("Code 3"). Consideration for the acquisition of Code 3, with an effective date for audited purchase price adjustments of December 31, 1997, was $571,000 cash; the repayment of corporate secured debt and interest thereon of approximately $1,250,000; and the issuance of 488,000 shares of the Company's Common Stock, of

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

which 159,000 shares were delivered into escrow to secure the indemnification obligations of the stockholders of Code 3. Code 3 reported unaudited revenues of approximately $4,800,000 and pre-tax income of approximately $296,000 for its fiscal year ended December 31, 1997. This transaction was accounted for as a purchase and the acquired assets of ITS were revalued at their fair market value as of February 20, 1998, resulting in goodwill of approximately $2,800,000, which will be amortized over 25 years.

  On March 5, 1998, the Company sold through private placement to the note holders an additional $2,250,000 of 10% Senior Secured Notes due June 15, 1998. In addition, these note holders were issued warrants, exercisable over a six year term, to purchase an additional 500,000 shares of the Company's common stock at a price of $4.50 per share.

  An estimated fair value of $516,000 has been attributed to the warrants issued in connection with the 10% Senior Secured Notes. $332,000 has been charged to operations as interest expense for the three months ended March 31, 1998, with $184,000 included in deferred financing costs to be expensed during the quarter ended June 30, 1998. These warrants are exercisable with cash or by relinquishing such number of shares under warrant as is equal to the aggregate exercise price based on the then trading date. These warrants have certain demand and piggyback registration rights with respect to the common stock issuable upon the exercise thereof.

D. INVENTORIES:

  Inventories consisted of the following as of:

                                               JUNE 30, DECEMBER 31, MARCH 31,
                                                 1997       1997        1998
                                               -------- ------------ ----------
      Raw material and supplies............... $288,000  $  239,000  $4,949,000
      Work in process.........................       --      35,000     139,000
      Finished goods..........................       --     857,000     301,000
                                               --------  ----------  ----------
                                               $288,000  $1,131,000  $5,389,000
                                               ========  ==========  ==========

E. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following as of:

                                              JUNE 30,  DECEMBER 31, MARCH 31,
                                                1997        1997        1998
                                              --------  ------------ ----------
      Land..................................  $     --   $  140,000  $  140,000
      Buildings and improvements............    69,000      561,000     590,000
      Well control and firefighting equip-
       ment.................................   151,000    5,993,000   6,089,000
      Shop and other equipment..............   157,000      380,000   1,132,000
      Vehicles..............................    28,000      134,000     265,000
      Office equipment and furnishings......    96,000      302,000     760,000
                                              --------   ----------  ----------
                                               501,000    7,510,000   8,976,000
      Accumulated depreciation and amortiza-
       tion.................................  (110,000)    (562,000)   (802,000)
                                              --------   ----------  ----------
        Net.................................  $391,000   $6,949,000  $8,174,000
                                              ========   ==========  ==========

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


F. INCOME TAXES:

  The Company and its wholly-owned domestic subsidiaries file a consolidated federal income tax return. The provision for income taxes shown in the Consolidated Statements of Operations differs from the amount that would be computed if the loss before income taxes were multiplied by the federal income tax rate (statutory rate) as follows:

                                    YEAR       YEAR     SIX MONTHS
                                    ENDED     ENDED        ENDED
                                  JUNE 30,   JUNE 30,  DECEMBER 31,
                                    1996       1997        1997
                                  ---------  --------  ------------
      Tax benefit at statutory
       rate.....................  $(162,000) $(45,000)  $(258,000)
      Foreign taxes.............      1,000    25,000      41,000
      Unrecognized net operating
       losses...................     23,000    45,000     258,000
                                  ---------  --------   ---------
        Provision (benefit) for
         income taxes...........  $(138,000) $ 25,000   $  41,000
                                  =========  ========   =========


  The approximate tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows as of:

                                                          JUNE 30,  DECEMBER 31,
                                                            1997        1997
                                                          --------  ------------
      Net operating loss carryforwards................... $ 74,000     332,000
      Valuation allowance................................  (74,000)   (332,000)
                                                          --------    --------
        Net deferred tax asset, net...................... $     --    $     --
                                                          ========    ========

  The valuation allowance increased $30,000, $44,000 and $258,000 in the years ended June 30, 1996, 1997 and the six months ended December 31, 1997, respectively, because of net operating loss carryforwards generated in those years. There were no other significant temporary differences as of June 30, 1997 and December 31, 1997.

  As of December 31, 1997, the Company has net operating loss carryforwards of approximately $980,000 expiring in various amounts beginning in 2011.

G. NOTES PAYABLE:

  Notes payable consisted of the following:

                                                 JUNE 30, DECEMBER 31, MARCH 31,
                                                   1997       1997       1998
                                                 -------- ------------ ---------
Vehicle and equipment notes bearing interest at
 rates from 9.25% to 12.25%, payable in monthly
 installments, through January 2001 and
 collateralized by vehicles and equipment......  $37,000    $30,000    $117,000

  Also see Note C regarding the notes payable to Boots & Coots, L.P., and subsequent acquisitions.

  In January 1997, the Company commenced an offering for up to $5,000,000 of debt financing on a "best-efforts" basis through a Private Placement Memorandum providing for the issuance of a minimum of 500 and a maximum of 5,000 Investment Units at a price of $1,000 per Unit with a minimum investment of 25 Units. Each Unit consisted of a 12% Senior Subordinated Note (the "Notes") of the Company in the principal amount of $1,000 with a warrant to purchase under certain circumstances shares of the Company's common stock at a

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

discounted price. Management estimated the fair value of the proceeds applicable to the warrants issued through June 30, 1997 to be $155,000 and during July 1997 to be $145,000, which amounts have been reflected as a discount on the Notes and an increase to additional paid-in capital. Interest on the Notes at the rate of 12% per annum (13.3% effective interest rate based on reduced note balances) is payable semi- annually commencing July 1, 1997 with maturity date for the Notes on December 31, 2000, subject to extension for up to two periods of six months each with an increase in the interest rate to 14%. Net proceeds, after sales commissions and offering expenses, (deferred and amortized over term of notes) from this financing were utilized for working capital and business expansion purposes. Through June 30, 1997 subscriptions for $1,555,000 were received and funded. Subsequent to June 30, 1997 the Company received additional subscription agreements of $1,445,000 though termination of the offering in July 1997.

  Effective September 12, 1997, holders of the Company's 12% Senior Subordinated Notes were offered the election to exercise the warrants into common stock of the Company at an exchange rate of $.75 per share with payment accomplished through surrender and retirement of their notes. An aggregate face amount of $2,900,000 of Notes were converted into an aggregate of 3,867,000 shares of common stock with $193,000 recognized as a charge to operations for early extinguishment of indebtedness. The carrying amount, net of costs associated with debt offering, was transferred to equity at time of conversion.

H. SHAREHOLDERS' EQUITY:

  At June 30, 1996, the Company authorized 1,000,000 shares of no par common stock of which 100,000 shares were issued and outstanding. Effective December 17, 1996, the Company amended its Articles of Incorporation and By-Laws increasing its authorized capital stock to 50,000,000 shares of $0.01 par value common stock by effecting a 50-to-1 stock split and 5,000,000 shares of $0.00001 par value preferred stock, which may be issued at the discretion of the Board of Directors. At June 30, 1997 and December 31, 1997, a total of 14,187,000 shares and 29,999,000 shares, respectively, of common stock were issued and outstanding. As discussed in Note A, on July 29, 1997 the Company completed a merger with Havenwood Ventures, Inc. and the par value of the common stock became $.00001 per share. All references herein have been restated to reflect the amended amounts.

  On September 18, 1997, the Company closed a private placement offering for the sale of 7,475,000 shares of common stock at $1 per share for a total of $7,475,000. Proceeds to the Company after placement agents' fees and expenses of the offering were approximately $6,323,000 and were used for payment on the Boots & Coots, L.P. acquisition notes and for working capital. Additionally, the placement agents were awarded 2,001,000 shares of common stock of the Company and 748,000 warrants at an exercise price of $1.20, which are exercisable for a period of four years from grant date for their participation in the sale of common stock. These common shares subject to warrant have certain demand and piggyback registration rights.

  In November 1996, the Board of Directors approved the 1996 Incentive Stock Plan which allowed the Board of Directors to grant up to 960,000 incentive stock options to eligible employees. These options are exercisable by the holders thereof for a period of 10 years from the date of grant.

  In November 1997, the Board of Directors approved the 1997 Incentive Stock Plan, which will allow the Company to grant an additional 1,475,000 incentive stock options to eligible employees. The terms of the 1997 plan are substantially the same as the 1996 plan discussed above.

  Also in November 1997, the Board of Directors adopted the Outside Directors' Option Plan (the "Director's Plan"). The Directors' Plan provides for the issuance an option to purchase 15,000 shares per year to each member of the Board of Directors who is not an employee of the Company. Options may be exercised over a

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

five-year period with the initial right to exercise, starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the Board of Directors prior thereto. After one year from the date of the grant, options outstanding under the Director' Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors' Plan are not transferable except by will or by operation of law. 45,000 options have been granted under the Directors Plan as of December 31, 1997.

  The Board of Directors also approved an Executive Compensation Plan, which will allow the Company to grant additional options covering 1,475,000 shares of the Company's common stock. The terms of this plan are substantially the same as the two incentive plans.

  Activity in these option plans for the year ended June 30, 1997, six months ended December 31, 1997 and three months ended March 31, 1998 was as follows:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                        NUMBER    EXERCISE PRICE
                                                       OF SHARES    PER SHARE
                                                       ---------  --------------
      Outstanding June 30, 1996.......................        --      $  --
        Granted.......................................   690,000       0.43
        Exercised.....................................        --         --
        Expired.......................................        --         --
                                                       ---------      -----
      Outstanding June 30, 1997.......................   690,000       0.43
        Granted.......................................   525,000       2.58
        Exercised.....................................  (161,000)      0.43
        Cancelled.....................................   (12,000)      0.43
                                                       ---------      -----
      Outstanding December 31, 1997................... 1,043,000       1.41
        Granted.......................................        --         --
        Exercised.....................................   (92,000)      0.43
        Cancelled.....................................  (128,000)      0.43
                                                       ---------      -----
      Outstanding March 31, 1998......................   823,000      $1.80
                                                       =========      =====

  As of December 31, 1997, 349,000 ($.43) options are currently exercisable and the remaining options vest over a period of five years from date of grant.

  In December 1996 and April 1997, the Company issued a total of 1,265,000 contractual stock options to five persons, including 460,000 options issued to certain officers and directors and 350,000 options issued to two attorneys. These contractual stock options have a two-year term beginning on the original date of grant, are fully vested and are immediately exercisable by the holders thereof at a price of $0.43 per share. During the six months ended December 31, 1997, the Company allowed the exercise of these options through the redemption of common shares owned by the option holders. These shares had been owned for a period adequate to place the option holders at risk for market fluctutation; therefore, no compensation expense has been recorded by the Company for the shares issued pursuant to this option exercise.

  In December 1997, the Company granted 50,000 options to a consultant at an exercise price of $3.66 per share. These options are excercisable upon grant and remain exercisable for a period of five years from the grant date.

  In September 1997, the Company granted 80,000 options to two consultants at an exercise price of $2 per share. These options are exercisable upon grant and remain excercisable for a period of four years from the grant date.

  Also see note C relating to additional warrants issued.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


  The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation expense for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS No. 123, the Company's reported net loss and net loss per common share would have changed to the pro forma amounts indicated below:

                                                          YEAR     SIX MONTHS
                                                          ENDED       ENDED
                                                        JUNE 30,    DECEMBER
                                                          1997      31, 1997
                                                        ---------  -----------
      Net loss............................. As reported $(156,000) $  (759,000)
                                            Pro forma   $(220,000) $(1,029,000)
      Net loss per common share............ As reported $   (0.01) $     (0.03)
                                            Pro forma   $   (0.02) $     (0.04)

  The fair value of each option grant was estimated on the date of grant using Black-Scholes option pricing model with the following assumptions: risk-free rate of 6%, volatility of 97%, no assumed dividend yield and expected lives of one to three years.

I. RELATED PARTY TRANSACTIONS:

  The Company shares certain administrative facilities and services including corporate office space, administrative personnel and office support equipment with Buckingham Capital Corporation, an affiliate of the Company's controlling shareholder. For the years ended June 30, 1996 and 1997 and six months ended December 31, 1997, the Company paid approximately $215,000, $236,000 and $186,000, respectively, to Buckingham Capital Corporation for such services. For the three months ended March 31, 1997 and 1998 the Company paid approximately $39,000 and $0, respectively. Management believes such charges are comparable to what would have been paid to outside parties for such facilities and services.

  During the year ended June 30, 1997 and the six months ended December 31, 1997, the Company incurred $156,000 and $145,000, respectively, in financial consulting fees for services rendered by Buckingham Capital Corporation in connection with the Company's private offering of $3,000,000 principal amount of 12% Senior Subordinated Notes. Such amounts were included with deferred financing costs in the consolidated balance sheet and amortized over the term of the Notes, $2,900,000 of which were converted to equity in September 1997 (see Note F).

  Also see Note L for discussion of the purchase of Senior Notes by the Company's Chairman.

J. COMMITMENTS AND CONTINGENCIES:

  The Company leases shop and equipment storage facilities under operating leases with terms in excess of one year.

  At December 31, 1997, future minimum lease payments under these noncancellable operating leases are approximately:

      YEARS ENDING DECEMBER 31:                                          AMOUNT
      -------------------------                                         --------
      1998............................................................. $131,000
      1999.............................................................  128,000
      2000.............................................................   75,000
      2001.............................................................   75,000
      2002.............................................................   75,000
      Thereafter.......................................................   50,000
                                                                        --------
                                                                        $534,000
                                                                        ========

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


  Rent expense for the years ended June 30, 1996 and 1997 and the six months ended December 31, 1997, was approximately $47,000, $77,000 and $140,000, respectively. Rent expense for the three months ended March 31, 1997 and 1998 was approximately $12,000 and $104,000, respectively.

K. REVENUES FROM MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

  During the periods presented below, the following customers represented significant concentrations of consolidated revenues:

                                                        SIX MONTHS  THREE MONTHS
                                 YEAR ENDED YEAR ENDED     ENDED       ENDED
                                  JUNE 30,   JUNE 30,  DECEMBER 31,  MARCH 31,
                                    1996       1997        1997         1998
                                 ---------- ---------- ------------ ------------
      Customer A................  $679,000   $385,000   $       --   $       --
      Customer B................        --    757,000           --           --
      Customer C................        --    416,000           --           --
      Customer D................        --         --    1,454,000           --
      Customer E................        --         --      568,000           --
      Customer F................  $223,000         --           --           --
      Customer G................        --         --           --    1,334,000
      Customer H................        --         --           --    1,557,000

  The Company's revenues are generated geographically as follows:

                                                YEAR    SIX MONTHS  THREE MONTHS
                                   YEAR ENDED  ENDED       ENDED       ENDED
                                    JUNE 30,  JUNE 30, DECEMBER 31,  MARCH 31,
                                      1996      1997       1997         1998
                                   ---------- -------- ------------ ------------
      Domestic customers..........     34%       71%        61%          67%
      Foreign customers...........     66%       29%        39%          33%

  Four of the Company's customers (each in excess of 10%) collectively accounted for 86% of outstanding accounts receivable at June 30, 1997. Two of the Company's customers collectively accounted for 27% of outstanding accounts receivable at December 31, 1997. The Company believes that future accounts receivable with these companies will continue to be collected under normal credit terms based on previous experience. The Company performs ongoing evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

  The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.

L. EVENTS SUBSEQUENT TO MARCH 31, 1998:

  Subsequent to March 31, 1998, the Company offered through a private placement of 400,000 units ($25 per unit), which each includes one share of redeemable preferred stock and one warrant representing the right to purchase five shares of common stock of $5 per share, subject to anti-dilution protection and adjustment under certain circumstances. The preferred shares are redeemable at the option of the Company for up to six months for $25 per share, plus accrued and unpaid dividends. If not redeemed by the Company before the six month

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

anniversary, the shares become convertible at the option of the holder at 85% of the market price of the Company's common stock (not to exceed $6). If unredeemed at the nine month anniversary, the shares become convertible at the option of the holder into such number of shares of the Company's common stock as shall be obtained by dividing $25 by $2.75. The incremental number of shares of common stock issued due to the lower conversion price is charged as dividends when the number of shares to be issued becomes known. The warrants are exercisable for a period of five years from the date of issuance and can be exercised with cash or by relinquishing such number of these warrant shares as is equal to the aggregate exercise price based on the then trading price. The holders of these warrants have certain demand and piggyback registration rights. Through May 27, 1998, the Company has sold approximately 112,000 units.

  The Company's Chairman and Chief Executive Officer, Larry H. Ramming, was granted a waiver of the lock-up restrictions on his shares of Common Stock with respect to a pledge of such shares to secure a loan, the proceeds of which were used by Mr. Ramming on April 30, 1998 to purchase the 10% Senior Secured Notes issued by the Company, in the aggregate principal amount of $7,250,000, of which $5,000,000 was due May 2, 1998 and $2,250,000 was due
June 15, 1998. Mr. Ramming has agreed to extend the maturity dates of such notes to October 1, 1998, in exchange for a fee of up to 1% of the principal balances of such notes.

  Effective May 1, 1998, the Board of Directors of the Company authorized compensation arrangements for Messrs. Ramming, Easley and Krause pursuant to which they are presently compensated at annual cash compensation rates of $275,000, $175,000 and $150,000, respectively. Mr. Ramming was also granted as a part of his compensation arrangements a Restricted Stock Award under the Company's 1997 Executive Compensation Plan of 300,000 shares of Common Stock which will vest at a rate of 25,000 shares per quarter commencing on June 30, 1998. Further and in recognition of the efforts of Messrs. Ramming, Easley and Krause in the recent successful acquisitions accomplished by the Company, the Board authorized Restricted Stock Awards under the Company's 1997 Executive Compensation Plan to such persons in the amounts of 300,000, 200,000 and 100,000 shares, respectively, which shall vest at a rate of 10% per annum commencing December 31, 1999. In addition and in connection with such stock awards, the Board authorized the payment to such persons of annual cash bonuses in such amounts as will cover all federal income tax liability related to such awards, including with respect to the cash bonus amount. Finally, on May 18, 1998, the Board granted to Mr. Easley a contractual option to purchase 200,000 shares of Common Stock over a five year period at an exercise price of $4.00 per share. The closing sales price of the Common Stock on Amex on May 18, 1998, was $6.437. Accordingly, significant compensation costs will result from these grants over the respective vesting periods of the grants based on the trading prices at the grant dates.

  The Company currently needs additional working capital to fund its existing operations and to repay indebtedness in the aggregate principal amount of $9,250,000 which comes due on or before to October 1, 1998. The Company is continuing to offer the remaining Units in its Unit Offering through June 15, 1998, and is exploring various financing alternatives to enable it to retire all of the outstanding Senior Notes, Additional Senior Notes, seller notes and to finance future acquisitions by the Company. Such financing alternatives include: (1) consideration for the offering through private placement on a best-efforts basis of a Convertible Preferred Stock Offering; (2) discussions with certain commercial banks for a secured debt facility; and, (3) discussions regarding the possible private placement of Subordinated Notes. Although these financing efforts are in process and not yet completed, management believes these actions, together with cash flows from operations, will provide adequate funding to the Company. In the event that one or more of these financing alternatives under consideration are not accomplished, the Company could be required to restructure current indebtedness, sell assets to repay indebtedness, curtail expansion plans and fund business activities from only internally generated funds. There can be no assurance, however, that the Company will be successful in obtaining financing through alternative means on acceptable terms.

                         INDEPENDENT AUDITOR'S REPORT

To the Partners
Boots & Coots, L.P.
Houston, Texas

  We have audited the accompanying consolidated balance sheets of Boots & Coots, L.P. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boots & Coots, L.P. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP

Houston, Texas
June 25, 1997

                      BOOTS & COOTS, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                           DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                               1995          1996         1997
                                           ------------  ------------  -----------
                                                                       (UNAUDITED)
                  ASSETS
                  ------
CURRENT ASSETS:
  Cash.................................... $   491,000   $ 1,604,000   $  497,000
  Receivables--trade and other (no allow-
   ance for doubtful
   accounts)..............................     470,000     2,634,000    2,316,000
  Inventories and supplies................      58,000       123,000      123,000
  Prepaid taxes and other expenses........       1,000         5,000        7,000
                                           -----------   -----------   ----------
    Total current assets..................   1,020,000     4,366,000    2,943,000
                                           -----------   -----------   ----------
PROPERTY AND EQUIPMENT:
  Land....................................     140,000       140,000      140,000
  Buildings and improvements..............     561,000       561,000      561,000
  Firefighting equipment..................   2,429,000     2,710,000    2,774,000
  Vehicles................................     115,000       156,000      183,000
  Furniture, fixtures and office equip-
   ment...................................     129,000       160,000      195,000
                                           -----------   -----------   ----------
                                             3,374,000     3,727,000    3,853,000
    Accumulated depreciation and amortiza-
     tion.................................  (1,394,000)   (1,320,000)  (1,611,000)
                                           -----------   -----------   ----------
                                             1,980,000     2,407,000    2,242,000
                                           -----------   -----------   ----------
OTHER ASSETS:
  Intangibles, net........................     938,000       813,000      750,000
  Goodwill, net...........................     124,000       114,000      110,000
  Other assets............................     228,000       132,000       93,000
                                           -----------   -----------   ----------
                                             1,290,000     1,059,000      953,000
                                           -----------   -----------   ----------
    Total assets.......................... $ 4,290,000   $ 7,832,000   $6,138,000
                                           ===========   ===========   ==========
    LIABILITIES AND PARTNERS' CAPITAL
    ---------------------------------
CURRENT LIABILITIES:
  Accounts payable........................ $   513,000   $ 1,611,000   $  202,000
  Accrued liabilities.....................      21,000       302,000           --
  Accrued interest........................     347,000       165,000      231,000
  Foreign income taxes payable............         --         13,000           --
  Deferred foreign income taxes...........         --        273,000      166,000
  Accrual for other foreign taxes.........         --        434,000      264,000
                                           -----------   -----------   ----------
    Total current liabilities.............     881,000     2,798,000      863,000
NOTES PAYABLE--affiliates.................     500,000       500,000      500,000
                                           -----------   -----------   ----------
    Total liabilities.....................   1,381,000     3,298,000    1,363,000
COMMITMENTS AND CONTINGENCIES (Note E)....
PARTNERS' CAPITAL.........................   2,909,000     4,534,000    4,775,000
                                           -----------   -----------   ----------
    Total liabilities and partners'
     capital.............................. $ 4,290,000   $ 7,832,000   $6,138,000
                                           ===========   ===========   ==========

       See accompanying notes to these consolidated financial statements.

                      BOOTS & COOTS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 YEARS ENDED DECEMBER         SIX MONTHS
                                         31,                ENDED JUNE 30,
                                -----------------------  ----------------------
                                   1995        1996         1996        1997
                                ----------  -----------  ----------  ----------
                                                              (UNAUDITED)
REVENUES....................... $1,469,000  $13,401,000  $7,154,000  $4,150,000
COSTS AND EXPENSES:
  Operating expenses...........    128,000    8,062,000   5,182,000   2,140,000
  General and administrative...  1,062,000    2,252,000     834,000   1,070,000
  Depreciation and amortiza-
   tion........................    679,000      523,000     298,000     353,000
                                ----------  -----------  ----------  ----------
                                 1,869,000   10,837,000   6,314,000   3,563,000
                                ----------  -----------  ----------  ----------
  OPERATING INCOME (LOSS)......   (400,000)   2,564,000     840,000     587,000
OTHER INCOME (EXPENSES):
  Foreign currency translation
   gain (loss).................     47,000     (260,000)   (238,000)    201,000
  Other income (expense).......     (7,000)     110,000     194,000          --
                                ----------  -----------  ----------  ----------
                                    40,000     (150,000)    (44,000)    201,000
                                ----------  -----------  ----------  ----------
INCOME BEFORE TAXES............   (360,000)   2,414,000     796,000     788,000
INCOME TAXES (FOREIGN).........        --       624,000     259,000     166,000
                                ----------  -----------  ----------  ----------
NET INCOME (LOSS).............. $ (360,000) $ 1,790,000  $  537,000  $  622,000
                                ==========  ===========  ==========  ==========


       See accompanying notes to these consolidated financial statements.

                      BOOTS & COOTS, L.P. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1995 AND 1996
                 AND SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                       TOTAL
                                                                     PARTNERS'
                                                                      CAPITAL
                                                                     ----------
BALANCES, January 1, 1995........................................... $3,436,000
  Net loss..........................................................   (360,000)
  Partner distributions.............................................   (167,000)
                                                                     ----------
BALANCES, December 31, 1995.........................................  2,909,000
  Net income........................................................  1,791,000
  Partner distributions.............................................   (167,000)
                                                                     ----------
BALANCES, December 31, 1996.........................................  4,533,000
  Net income (unaudited)............................................    622,000
  Partner distributions (unaudited).................................   (380,000)
                                                                     ----------
BALANCES, June 30, 1997 (unaudited)................................. $4,775,000
                                                                     ==========



       See accompanying notes to these consolidated financial statements.

                      BOOTS & COOTS, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                       YEARS ENDED            SIX MONTHS
                                      DECEMBER 31,          ENDED JUNE 30,
                                  ----------------------  --------------------
                                    1995        1996        1996       1997
                                  ---------  -----------  --------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss)............... $(360,000) $ 1,790,000  $537,000  $  622,000
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in) operating
  activities:
  Depreciation and amortization..   679,000      523,000   298,000     353,000
  Deferred income taxes..........       --       273,000       --      166,000
  Net effect of changes in assets
   and liabilities related to
   operating accounts:
   Receivables...................  (394,000)  (2,164,000)  410,000     318,000
   Inventories and supplies......   (58,000)     (65,000)  (50,000)        --
   Prepaid expenses..............    (1,000)      (4,000)  (25,000)     (2,000)
   Accounts payable..............   498,000    1,098,000  (271,000) (1,409,000)
   Accrued liabilities...........    21,000      281,000   (21,000)   (302,000)
   Accrued interest..............   214,000     (182,000) (347,000)     66,000
   Income taxes payable..........       --        13,000  (114,000)    (13,000)
   Accrued other taxes...........       --       436,000    75,000    (170,000)
   Other, net....................   (13,000)      10,000   285,000    (230,000)
                                  ---------  -----------  --------  ----------
  Net cash provided by (used in)
   operating activities..........   586,000    2,009,000   777,000    (601,000)
                                  ---------  -----------  --------  ----------
CASH FLOWS FROM INVESTING
 ACTIVITIES--
 Property and equipment
  additions......................  (675,000)    (729,000) (709,000)   (126,000)
                                  ---------  -----------  --------  ----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Loan proceeds...................       --           --    250,000         --
 Partner distributions...........  (167,000)    (167,000)  (56,000)   (380,000)
                                  ---------  -----------  --------  ----------
 Net cash provided by (used in)
  financing activities...........  (167,000)    (167,000)  194,000    (380,000)
                                  ---------  -----------  --------  ----------
NET INCREASE (DECREASE) IN CASH..  (255,000)   1,113,000   262,000  (1,107,000)
CASH, beginning of period........   746,000      491,000   491,000   1,604,000
                                  ---------  -----------  --------  ----------
CASH, end of period.............. $ 491,000  $ 1,604,000  $753,000  $  497,000
                                  =========  ===========  ========  ==========
SUPPLEMENTAL CASH FLOW
 DISCLOSURES:
 Cash paid for interest.......... $  67,000  $    12,000  $ 23,000  $   26,000
 Cash paid for income taxes...... $     --   $   306,000  $ 31,000  $  308,000
                                  =========  ===========  ========  ==========

       See accompanying notes to these consolidated financial statements.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 IS UNAUDITED)

A. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Organization--Boots & Coots, L.P. (B&C or the Partnership), a Colorado limited partnership, commenced business activities in April 1993. The Partnership wholly owns Boots & Coots Overseas Inc. (a British Virgin Islands Corporation), which owns 100% of Boots and Coots de Venezuela, SA (domiciled in Anaco, Venezuela), which holds in excess of 50% of the Partnership's consolidated assets in Venezuela. The Partnership also wholly owns Boots & Coots Consulting, Inc. (a Texas Corporation).

  B&C and its subsidiaries are engaged in the oil and natural gas well control segment of the oil field services industry, providing services on an international basis in well blowout control and/or firefighting, specialized firefighting and well control equipment rental and sales, consulting engineering services, drilling rig and productions facilities inspection, safety training courses and blowout contingency planning.

  The accompanying consolidated financial statements include the financial transactions and accounts of B&C and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

  Property and Equipment--Property and equipment is stated at cost. Depreciation is provided principally using straight-line and accelerated methods over the expected useful lives of the respective assets as follows: building and improvements (15 to 31 1/2 years), firefighting equipment (5 years), shop and other equipment (7 years), vehicles (5 years) and furniture, fixtures and office improvements (7 years).

  Intangibles--Goodwill arose in 1993 upon the original acquisition of the assets of the predecessor business to B&C and is being amortized over fifteen years on a straight-line basis. Agreements for consulting and non-competition are being amortized over the respective lives of the agreements. Organization costs are being amortized over five years.

  Revenue Recognition--Revenue is recognized on the Partnership's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs.

  Foreign Currency Translation--The functional currency of the Partnership's foreign operations is the U.S. dollar. Foreign currency transaction gains or losses are included in the Consolidated Statements of Operations.

  Income Taxes--The Partnership is not subject to federal or state taxes on its domestic income. The partners include in their federal and state returns the respective portion of the Partnership's results of domestic operations. The Partnership's subsidiaries are responsible for paying any foreign income taxes due in foreign jurisdictions.

  The Partnership accounts for deferred income taxes on the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Partnership's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards.

  Recent Accounting Pronouncement--The Financial Accounting Standards Board
(FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. This pronouncement specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed, and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. The adoption of this pronouncement in 1996 did not have a material impact on the Company's financial condition or operating results.

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 IS UNAUDITED)


  Unaudited Interim Information--The accompanying financial information as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 has been prepared by the Partnership without audit. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

  Use of Estimates--The preparation of the Partnership's consolidated financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

  Cash Flow Information--The Partnership considers all unrestricted, highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

B. INCOME TAXES:

  The provision for income taxes in 1996 was generated by income from the Partnership's subsidiary in Venezuela (a controlled foreign corporation). Approximately $348,000 of the total tax provision is current expense, the remaining approximately $275,000 representing deferred taxes provided on a delayed billing, which is not taxable in 1996 under Venezuelan law.

C. NOTES PAYABLE--AFFILIATES:

  The notes payable to affiliates represents two notes (each for $250,000) to two former owners of the predecessor business. Interest accrues at a rate of 1% above the Chase Manhattan Bank rate (8.25% at December 31, 1996) and is payable in full, along with the related principal, on July 8, 1998. The notes are collateralized by the assets acquired by the Partnership from these two individuals in 1993.

D. PARTNER CAPITAL:

  Pursuant to the Partnership agreement, any distributions made in excess of tax distributions are as directed by the Partnership's Executive Committee. Class B Limited Partnership Interests are to receive a guaranteed return of 9.5% annually until the Class B partners have been redeemed completely. As of December 31, 1996, the balance of Class B capital accounts accruing the guaranteed return amounted to approximately $1,700,000. No other class of partner is to receive a guaranteed return.

E. COMMITMENTS AND CONTINGENCIES:

  The Company leases shop and equipment storage facilities under operating leases with original terms of at least one year. As of December 31, 1996, future lease payments under these noncancellable operating leases are approximately as follows:

      YEARS ENDING DECEMBER 31,                                         AMOUNT
      -------------------------                                         -------
        1997........................................................... $49,000
        1998...........................................................   8,000
        1999...........................................................   1,000
                                                                        -------
                                                                        $58,000
                                                                        =======

                     BOOTS & COOTS, L.P. AND SUBSIDIARIES

          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1996 IS UNAUDITED)


  Rent expense for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 was approximately $6,000, $14,000, $3,000 and $6,000, respectively.

  The Partnership, certain of its subsidiaries, the General Partner and others are defendants in two lawsuits pending in Texas District Court in which the plaintiffs assert negligence and gross negligence on the part of the defendants in connection with the deaths of three employees while performing well control work. Damages have not been specified in either suit. The Partnership contends plaintiffs are only entitled to recovery under the provisions of the Texas Worker's Compensation policy coverage in effect at the time of the accident. Discovery is still underway and it is likely that the cases will be consolidated for purposes of trial. The Partnership believes that damages, if any, awarded to the plaintiffs will be substantially covered through insurance.

  The Partnership is also involved in other litigation incidental to the conduct of its business, none of which management believes is, individually or in the aggregate, material to the Partnership's consolidated financial statements or results of operations.

F. MAJOR CUSTOMERS:

  During 1996, approximately 90% of the Partnership's revenues were generated by one domestic customer. These revenues were generated by the Partnership's Venezuelan subsidiary for work performed in Venezuela. As of December 31, 1996, this customer accounted for approximately 95% of the Partnership's trade receivables. These accounts receivable were subsequently collected under normal credit terms and the Partnership believes that future accounts receivable will continue to be collected under normal credit terms based on previous experience. The Partnership performs ongoing evaluations of its customers and generally does not require collateral. The Partnership assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

  No revenue or receivable concentrations existed as of December 31, 1995 or for the year then ended.

G. CONCENTRATION OF CREDIT RISK:

  The Partnership maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.

H. PROFIT SHARING PLAN:

  The Partnership provides benefits pursuant to a profit sharing plan. Employees are eligible for participation in the plan at semi-annual dates immediately following one year of service and after the age of 21. The provisions of this plan only allow for employer contributions, which are made at the discretion of the Partnership's Advisory Committee. Employer contributions become vested after seven years. The Partnership contributed approximately $31,700, $31,000, $15,850 and $15,500 to this plan for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, respectively.

I. SUBSEQUENT EVENTS (UNAUDITED):

  On July 1, 1997, announcement was made that the Partnership had reached an agreement to sell all of its operating assets to IWC Services, Inc. ("IWC") an oil and gas well control and firefighting company. This sale was closed on July 31, 1997 with IWC: (i) paying at closing $369,000 cash to the Partnership and placing in escrow $681,000 cash to pay certain debts of the Partnership;
(ii) issuing two promissory notes, payable September 2, 1997, to the Partnership in the aggregate principal amount of $4,760,000; and (iii) issuing to the Partnership a contractual right to receive $1,000,000 in common stock of IWC. The promissory notes are secured by the acquired assets of the Partnership, and may be extended at the option of IWC to September 15, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITS Investments, Inc.:

  We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the Logistics and Supply Division of ITS Investments, Inc. (as defined in Note 1, the Supply Division), as of March 31, 1997, and the related statements of revenues and operating expenses for each of the two years in the period ended March 31, 1997. These statements are the responsibility of the Supply Division's management. Our responsibility is to express an opinion on these statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

  The statements have been prepared pursuant to the purchase agreement described in Note 3 between ITS Supply Corporation and International Tool & Supply Company, Inc., dated December 31, 1997, and are not intended to be a complete presentation of the Supply Division's assets and liabilities or its revenues and operating expenses.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Supply Division as of March 31, 1997, and the revenues and operating expenses of the Supply Division for each of the two years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
March 5, 1998 (except with respect to the matter discussed in Note 4, as to which the date is May 27, 1998)

             LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.

                      STATEMENTS OF ASSETS TO BE ACQUIRED
                         AND LIABILITIES TO BE ASSUMED

                                                         MARCH 31,   DECEMBER 31,
                 ASSETS TO BE ACQUIRED                      1997         1997
                 ---------------------                   ----------  ------------
                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and temporary cash investments................... $  304,000   $   69,000
  Accounts receivable...................................    355,000      892,000
  Inventory.............................................    795,000    1,570,000
  Prepaid expenses and other............................    236,000      140,000
                                                         ----------   ----------
    Total current assets................................  1,690,000    2,672,000
PROPERTY AND EQUIPMENT, at cost:
  Property and equipment................................    538,000      927,000
    Less--Accumulated depreciation and amortization.....   (230,000)    (340,000)
                                                         ----------   ----------
                                                            308,000      587,000
OTHER ASSETS, net.......................................     10,000       26,000
                                                         ----------   ----------
      Total assets to be acquired....................... $2,008,000   $3,285,000
                                                         ==========   ==========
               LIABILITIES TO BE ASSUMED
               -------------------------
CURRENT LIABILITIES:
  Accounts payable...................................... $  798,000   $1,519,000
  Accrued expenses......................................    138,000       83,000
COMMITMENTS AND CONTINGENCIES
                                                         ----------   ----------
      Total liabilities to be assumed................... $  936,000   $1,602,000
                                                         ==========   ==========


        The accompanying notes are an integral part of these statements.

             LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.

                 STATEMENTS OF REVENUES AND OPERATING EXPENSES

                                 NINE MONTHS ENDED
                                   DECEMBER 31,         YEAR ENDED MARCH 31,
                              -----------------------  -----------------------
                                 1997        1996         1997        1996
                              ----------- -----------  ----------- -----------
                                    (UNAUDITED)
REVENUES..................... $34,526,000 $25,924,000  $41,817,000 $21,838,000
                              ----------- -----------  ----------- -----------
OPERATING EXPENSES:
  Cost of sales..............  31,512,000  24,183,000   39,246,000  19,774,000
  Depreciation...............     121,000      61,000       83,000      81,000
  General and administrative
   expenses..................   2,735,000   1,800,000    2,477,000   2,900,000
                              ----------- -----------  ----------- -----------
    Total operating expenses.  34,368,000  26,044,000   41,806,000  22,755,000
                              ----------- -----------  ----------- -----------
  INCOME (LOSS) FROM OPERA-
   TIONS..................... $   158,000 $  (120,000) $    11,000 $  (917,000)
                              =========== ===========  =========== ===========




        The accompanying notes are an integral part of these statements.

            LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997

1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES:

 Principles of Combination

  The combined financial statements include certain accounts of ITS Supply & Logistics Inc. (ISLI), ITS Venezuela S.A. (IVSA), ITS Peru S.A. (IPSA) and ITS Supply & Logistics UK Limited (ISLUK) (collectively, "the Logistics and Supply Division of ITS Investments, Inc.," or "the Supply Division"), all of which are corporations that are wholly owned subsidiaries of International Tool & Supply Company, Inc. (ITSCI) (a Delaware corporation). The accounts included in the financial statements represent the assets to be acquired and liabilities to be assumed, along with the related revenues and operating expenses, which are to be acquired by ITS Supply Corporation (see Note 3). All material intercompany balances and transactions have been eliminated in combination.

 Business

  The Supply Division provides procurement and logistical services primarily to international oil and gas companies.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Temporary Cash Investments

  For purposes of the statement of assets to be acquired and liabilities to be assumed, the Supply Division considers all highly liquid debt instruments purchased with a maturity of three months or less to be temporary cash investments.

 Concentrations of Credit Risk

  Financial instruments which potentially subject the Supply Division to concentrations of credit risk consist principally of trade receivables. The Supply Division's revenues are derived principally from uncollateralized sales to customers in the international oil and gas industry. This industry concentration has the potential to impact the Supply Division's exposure to credit risk, either positively or negatively, because the customers may be similarly affected by changes in economic or other conditions. Management of the Supply Division believes that accounts receivable are well diversified, thereby reducing potential credit risk to the Supply Division.

 Property and Equipment

  Property and equipment is carried at cost. Depreciation of assets is computed primarily using the straight-line method with three-year to 10-year lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

 Sales to Significant Customers

  During the year ended March 31, 1996, sales to one of the Supply Division's largest customers accounted for approximately 14 percent of the Supply Division's total revenues. During the year ended March 31, 1997,

            LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.

sales to another of the Supply Division's largest customers accounted for approximately 54 percent of the Supply Division's total revenues.

 Allocation of General and Administrative Expenses

  Included in general and administrative expenses is a portion of ITSCI's general and administrative expenses that are allocated to the Supply Division based on its historic expense as a percentage of ITSCI's total general and administrative expenses, as calculated using the following methods:

    a. Percentage of total square footage for office rental expense.

    b. Insurance policy rates on revenues and property values for insurance expenses.

    c. Volume of activities for accounting department expenses.

    d. Amount of telephone usage for telephone expenses.

    e. Percentage of employees for personnel department expenses.

  Based on historic trends, the use of these methods resulted in the Supply Division being responsible for an average of 58 percent of ITSCI's total general and administrative expenses. This percentage was applied consistently for the periods presented.

  During the years ended March 31, 1997 and 1996, the Supply Division recorded $52,000 and $137,000 in interest expense related to borrowings held by ITSCI. As these borrowings will not be acquired in the purchase (see Note 3), the related interest expense has not been reflected in these financial statements.

 Income Taxes

  The Supply Division operated as a subsidiary of ITS Investments, Inc., and ITS plc, which filed separate federal income tax returns, including the operations of the Supply Division, and thus the Supply Division did not file separate tax returns for federal income taxes. Accordingly, no income tax provision has been made in the accompanying financial statements.

 Reclassifications

  Certain reclassifications have been made to conform prior-year amounts to current-year presentation.

2. RELATED-PARTY TRANSACTIONS:

  The Supply Division leases office space from a company which is owned by a shareholder and director of ITS plc, the parent company of ITSCI. The lease expires June 30, 1999. Rent expense totaling $217,000 was paid by ITSCI for the years ended March 31, 1997 and 1996, and was allocated to general and administrative expenses of the Supply Division as discussed above.

3. SUBSEQUENT EVENT:

  On December 31, 1997, ITSCI entered into an agreement with ITS Supply Corporation to sell certain assets and liabilities of ISLI and all of its ownership interest in and all of the issued and outstanding stock of IVSA, IPSA and ISLUK. The acquired assets included inventory, tangible personal property, real property and an intercompany receivable from IVSA to ISLI, among others. Assets excluded from the transaction include accounts receivable and cash of ISLI. Liabilities assumed include purchase orders for inventory and accounts payable. Liabilities excluded primarily represent debt and acquisition-related expenses.

            LOGISTICS AND SUPPLY DIVISION OF ITS INVESTMENTS, INC.

4. EVENTS SUBSEQUENT TO MARCH 5, 1998:

  Boots & Coots International Well Control, Inc., the ultimate parent company of the Supply Division as a result of the aforementioned acquisition (the "Parent"), currently needs additional working capital to fund its existing operations and to repay indebtedness in the aggregate principal amount of $9,250,000 which comes due on or before October 1, 1998. The Parent is continuing to offer the remaining Units in its Unit Offering through June 15, 1998, and is exploring various financing alternatives to enable it to retire all of the outstanding Senior Notes, Additional Senior Notes, seller notes and to finance future acquisitions by the Parent. Such financing alternatives include: (1) consideration for the offering through private placement on a best-efforts basis of a Convertible Preferred Stock Offering; (2) discussions with certain commercial banks for a secured debt facility; and, (3) discussions regarding the possible private placement of Subordinated Notes. Although these financing efforts are in process and not yet completed, management of the Parent believes these actions, together with cash flows from operations, will provide adequate funding to the Parent. In the event that one or more of these financing alternatives under consideration are not accomplished, the Parent could be required to restructure current indebtedness, sell assets to repay indebtedness, curtail expansion plans and fund business activities from only internally generated funds. There can be no assurance however, that the Parent will be successful in obtaining financing through alternative means on acceptable terms.

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
Code 3, Inc.

  We have audited the accompanying balance sheet of Code 3, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Code 3, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP

Houston, Texas
April 27, 1998

                                  CODE 3, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                              ASSETS
                              ------
CURRENT ASSETS:
  Cash............................................................. $   22,000
  Accounts receivable, net of allowance for doubtful accounts of
   $9,000..........................................................  1,831,000
  Other receivables................................................     12,000
  Inventories......................................................    136,000
  Prepaid expenses and other current assets........................     51,000
                                                                    ----------
    Total current assets...........................................  2,052,000
PROPERTY AND EQUIPMENT, net........................................    495,000
OTHER ASSETS.......................................................     23,000
                                                                    ----------
    Total assets................................................... $2,570,000
                                                                    ==========
               LIABILITIES AND SHAREHOLDERS' DEFICIT
               -------------------------------------
CURRENT LIABILITIES:
  Revolving line of credit......................................... $  350,000
  Note payable to a bank...........................................    225,000
  Note payable to a shareholder....................................     50,000
  Accounts payable.................................................  1,140,000
  Accrued expenses.................................................    183,000
  Current portion of long-term debt................................    141,000
  Taxes payable....................................................      7,000
                                                                    ----------
    Total current liabilities......................................  2,096,000
LONG-TERM DEBT--net of current portion.............................    541,000
COMMITMENTS AND CONTINGENCIES (Note J)
SHAREHOLDERS' DEFICIT:
  Common stock (no par; 100,000 shares authorized; 1,000 shares
   issued and outstanding).........................................     26,000
  Accumulated deficit..............................................    (93,000)
                                                                    ----------
    Total shareholders' deficit....................................    (67,000)
                                                                    ----------
    Total liabilities and shareholders' deficit.................... $2,570,000
                                                                    ==========

             See accompanying notes to these financial statements.

                                  CODE 3, INC.

                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

REVENUES:                                                            $4,876,000
COSTS AND EXPENSES:
  Operating expenses................................................  2,066,000
  General and administrative........................................  2,563,000
  Depreciation......................................................     86,000
                                                                     ----------
                                                                      4,715,000
                                                                     ----------
OPERATING INCOME....................................................    161,000
INTEREST EXPENSE....................................................    (71,000)
OTHER INCOME........................................................     11,000
OTHER EXPENSE.......................................................    (79,000)
                                                                     ----------
INCOME BEFORE TAXES.................................................     22,000
INCOME TAXES........................................................      7,000
                                                                     ----------
NET INCOME.......................................................... $   15,000
                                                                     ==========



             See accompanying notes to these financial statements.

                                  CODE 3, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                          YEAR ENDED DECEMBER 31, 1997

                                         COMMON STOCK                  TOTAL
                                        -------------- ACCUMULATED SHAREHOLDERS'
                                        SHARES AMOUNT    DEFICIT      DEFICIT
                                        ------ ------- ----------- -------------
BALANCES, January 1, 1997.............. 1,000  $26,000  $(107,000)   $(81,000)
Net income.............................    --       --     15,000      15,000
                                        -----  -------  ---------    --------
BALANCES, December 31, 1997............ 1,000  $26,000  $ (92,000)   $(66,000)
                                        =====  =======  =========    ========




             See accompanying notes to these financial statements.

                                  CODE 3, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................... $    15,000
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization...................................      86,000
  Loss on sale of fixed assets....................................       3,000
  Deferred income taxes...........................................          --
  Changes in operating assets and liabilities, net of assets acquired:
   Receivables....................................................  (1,627,000)
   Inventories and supplies.......................................     (79,000)
   Prepaid expenses...............................................     (31,000)
   Other current assets...........................................      (8,000)
   Other assets (not current).....................................     (21,000)
   Accounts payable...............................................     941,000
   Accrued liabilities............................................     179,000
   Other..........................................................       7,000
                                                                   -----------
    Net cash used in operating activities.........................    (535,000)
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Property and equipment additions.................................    (250,000)
 Disposition of assets............................................      22,000
                                                                   -----------
    Net cash used in investing activities.........................    (228,000)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Debt repayments..................................................    (692,000)
 Debt proceeds....................................................   1,511,000
                                                                   -----------
    Net cash provided by financing activities.....................     819,000
                                                                   -----------
NET INCREASE IN CASH..............................................      55,000
CASH, beginning of year...........................................     (33,000)
                                                                   -----------
CASH, end of year................................................. $    22,000
                                                                   ===========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid for interest........................................... $    63,000
                                                                   ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Fixed assets acquired under shareholder notes.................... $    50,000
                                                                   ===========

             See accompanying notes to these financial statements.

                                 CODE 3, INC.

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION:

  Code 3, Inc. (the "Company") was incorporated in Texas in 1993. The Company provides emergency response service to contain and mitigate hazardous material and oil spills for the chemical, manufacturing and transportation industries, as well as state and federal agencies. The Company also specializes in the transfer of hazardous materials and high and low pressure liquids and industrial fire fighting. Offices are located in various cities throughout Texas. Substantially all of the customers are located in Texas.

B. SIGNIFICANT ACCOUNTING POLICIES:

  Revenue Recognition--Revenue is recognized on the Company's service contracts either as earned on the basis of day work completed or, for turnkey contracts, on the percentage-of-completion method based upon costs incurred to date and estimated total contract costs. Revenue and cost from equipment sales is recognized upon contract completion and shipment to the customer.

  Inventories--Inventories consist primarily of equipment, parts and supplies. Inventories are valued at the lower of cost or market. Cost is determined using the average cost method.

  Property and Equipment--Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets which range from 3 to 7 years.

  Long-lived Assets--The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

  Income Taxes--The Company's taxable income is included on a consolidated return with an affiliate. For financial statement purposes, the Company recognizes taxes as if it filed a separate return.

  The Company accounts for income taxes pursuant to the liability method, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and available tax carryforwards. The Company has no significant temporary differences.

  Use of Estimates--The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

  Recent Accounting Pronouncements--During 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays these items with the same prominence as other financial statements.

                                 CODE 3, INC.

  SFAS No. 130 is effective for financial statements presented for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

C. INVENTORIES:

  Inventories consisted primarily of personal protective equipment and absorbents, which amounted to $136,007 at December 31, 1997.

D. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following as of December 31, 1997:

      Machinery and equipment........................................ $ 382,000
      Transportation equipment.......................................   233,000
      Office equipment and furnishings...............................    68,000
                                                                      ---------
                                                                        683,000
      Accumulated depreciation.......................................  (188,000)
                                                                      ---------
        Net book value............................................... $ 495,000
                                                                      =========

  Depreciation expense for the year ended December 31, 1997 was $85,561.

E. REVOLVING LINE OF CREDIT:

  At December 31, 1997, the Company had a $350,000 revolving line of credit with a bank that expires on July 28, 1998. Interest on the unpaid principal balance of each advance under the line was payable monthly at 11%. The line of credit was collateralized by trade accounts receivable and equipment and was guaranteed by the Company's president. In March, 1998, the Company paid off this revolving line of credit in full.

F. NOTE PAYABLE TO A BANK:

  At December 31, 1997, the Company had a note payable to a bank with an outstanding principal balance of $225,000 that matured on December 31, 1997. Interest on the note at 11% was due at maturity. The note was collateralized by trade accounts receivable and equipment. In March, 1998, the Company paid off this note in full.

G. NOTE PAYABLE TO A SHAREHOLDER:

  At December 31, 1997, the Company had an unsecured note payable to a shareholder of $50,000 that matures in March, 1998. The note is non interest-bearing, and interest has been imputed at 10%.

H. PAYABLE TO A RELATED PARTY:

  At December 31, 1997, the Company had an account payable due to an affiliated entity, which is owned by two of the Company's major shareholders, in the amount of $41,000. During the year ended December 31, 1997, the Company paid approximately $95,000 for environmental, consulting, and engineering services provided by this entity.

                                 CODE 3, INC.

  At December 31, 1997, the Company had an account payable due to another affiliated entity, which is owned by two of the Company's major shareholders, in the amount of $3,000. During the year ended December 31, 1997, the Company paid approximately $18,000 for environmental, consulting, and engineering services provided by this entity.

I. LONG-TERM DEBT:

  At December 31, 1997, the Company had three notes payable to finance companies amounting to $42,000 which bore interest at rates of 9.5% to 10%. Principal and interest was payable in monthly installments through January, 2001. The notes are collateralized by vehicles.

  At December 31, 1997, the Company had a term note payable to a bank amounting to $617,000 which bore interest at a rate of 10.5%. Principal and interest is payable in monthly installments through July 28, 2002. The note is collateralized by accounts receivable, inventory and equipment. Note was paid subsequent to the Boots & Coots, Inc. acquisition.

  At December 31, 1997, the Company had a term note payable to a bank amounting to $23,000 that bore interest at a rate of 10.5%. Principal and interest is payable in monthly installments through June, 2000. The note is collateralized by transportation equipment. Note was paid subsequent to the Boots & Coots, Inc. acquisition.

  Annual maturities of principal on long-term debt at December 31, 1997 are as follows:

      YEARS ENDING
      DECEMBER 31,                                                       AMOUNT
      ------------                                                      --------
       1998............................................................ $141,000
       1999............................................................  145,000
       2000............................................................  151,000
       2001............................................................  151,000
       2002............................................................   94,000
                                                                        --------
                                                                        $682,000
                                                                        ========

J. COMMITMENTS AND CONTINGENCIES:

  The Company leases office space, shop facilities, equipment and vehicles under operating leases with terms in excess of one year.

  At December 31, 1997, future minimum lease payments under these noncancellable operating leases are approximately:

      YEARS ENDING
      DECEMBER 31,                                                       AMOUNT
      ------------                                                      --------
       1998............................................................ $213,000
       1999............................................................  188,000
       2000............................................................  100,000
       2001............................................................   51,000
       2002............................................................   45,000
       Thereafter......................................................    3,000
                                                                        --------
                                                                        $600,000
                                                                        ========

                                 CODE 3, INC.

  Rent expense for the year ended December 31, 1997, was approximately
$62,000.

  As part of a settlement agreement with another entity the Company is committed to provide approximately $1,500,000 of service over the next year.

K. REVENUES FROM MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

  During the year ended December 31, 1997, the following customers represented significant concentrations of revenues:

      Customer A..................................................... $1,073,000
      Customer B.....................................................    785,000
      Customer C.....................................................    622,000

  Two of the Company's customers (each in excess of 10%) collectively accounted for 45% of outstanding accounts receivable at December 31, 1997. The Company performs ongoing evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

  The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that any possible deposit loss is minimal.

L. OTHER EXPENSES:

  Other expenses for the year ended December 31, 1997 consisted primarily of a loss incurred on the settlement of a potential lawsuit.

M. EVENTS SUBSEQUENT TO DECEMBER 31, 1997:

  In January, 1998, the Company executed a promissory note payable to the Company's president for $150,000, payable in June, 1998.

  In January, 1998, the Company acquired 200 shares of common stock from two shareholders at a price of $2,600 per share in exchange for the assignment of accounts receivable of the Company representing the right to receive not less than $550,000 in total. The corporation has guaranteed the full payment of the redemption price if 90 days thereafter the total proceeds collected from the accounts equals less than the redemption price.

 On February 20, 1998, Boots & Coots International Well Control, Inc. (the "Parent") acquired all of the capital stock of the Company. Consideration for the acquisition of the Company, with an effective date for audited purchase price adjustments of December 31, 1997, was $571,000 cash; the repayment of corporate secured debt and interest thereon of approximately $1,250,000; and the issuance of 488,000 shares of Boots & Coots International Well Control, Inc. common stock, of which 159,000 shares were delivered into escrow to secure the indemnification obligations of the shareholders of the Company.

  In February, 1998, the Company executed a promissory note to its Parent in the original principal amount of $165,000. The note is a non-interest bearing note and is payable on demand.

  In March, 1998, the Company pledged all of the assets of the Company and issued a guarantee to secure a borrowing by its parent of up to $2,250,000 from a third party lender.

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated statements of operations of the Company for the year ended June 30, 1997, the six months ended December 31, 1997 and the three months ended March 31, 1998 (the "Unaudited Pro Forma Consolidated Statements of Operations") give effect to (i) the acquisition of Boots & Coots L.P., ABASCO, Inc., ITS Supply Corporation and Code 3, Inc. (the "Acquired Entities") under the purchase method of accounting, and (ii) the borrowing by the Company of $4,250,000 and $1,000,000 plus an estimated $500,000 in related financing costs to finance the acquisition of ITS Supply Corporation. The Unaudited Pro Forma Consolidated Statements of Operations take into effect the issuance of shares of common stock under a private placement, issuance of 12% senior subordinated debt and the related costs of conversion into common shares and the addition of debt for the year ended June 30, 1997, the six months ended December 31, 1997 and the three months ended March 31, 1998.

  The Unaudited Pro Forma Consolidated Statements of Operations were prepared assuming that the transactions described above were consummated as of the beginning of each period presented.

  The Unaudited Pro Forma Consolidated Statements of Operations are based upon the historical consolidated and combined financial statements of the Company and each of the Acquired Entities and should be read in conjunction with those consolidated and combined financial statements and historical summary and the notes thereto. The results of the interim periods presented are not necessarily indicative of the results to be expected of an entire year.

  The pro forma adjustments and resulting Unaudited Pro Forma Consolidated Statements of Operations have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. A final determination of required purchase accounting adjustments, and the allocation price to the assets acquires and liabilities has yet to be made for the Acquired Entities. Accordingly, the purchase accounting adjustments for the Acquired Entities reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected therein and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Consolidated Statements of Operations presented herein. The Unaudited Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition of the Acquired Entities occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Statements of Operations do not reflect changes that may occur as the result of post-combination activities and other matters.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1997

                                               HISTORICAL
                   -------------------------------------------------------------------
                                                                            COMBINED
                      COMPANY    BOOTS & COOTS      ITS         CODE 3     OPERATIONS
                   ------------- ------------- ------------- ------------- -----------
                                               TWELVE MONTHS
                   TWELVE MONTHS TWELVE MONTHS     ENDED     TWELVE MONTHS
                       ENDED         ENDED       MARCH 31,       ENDED
                   JUNE 30, 1997 JUNE 30, 1997     1997      JUNE 30, 1997
                   ------------- ------------- ------------- ------------- -----------
Revenues.........   $2,564,000    $12,314,000   $41,817,000   $2,541,000   $59,236,000
Costs and
 Expenses:
 Operating
  expenses.......    1,460,000      6,427,000    39,246,000    1,784,000    48,917,000
 General and
  administrative.    1,061,000      2,889,000     2,477,000      448,000     6,875,000
 Depreciation and
  amortization...      111,000        699,000        83,000      106,000       999,000
                    ----------    -----------   -----------   ----------   -----------
                     2,632,000     10,015,000    41,806,000    2,338,000    56,791,000
                    ----------    -----------   -----------   ----------   -----------
Operating income
 (loss)..........      (68,000)     2,299,000        11,000      203,000     2,445,000
Other expenses
 (income)........       63,000         59,000                    (10,000)      112,000
                    ----------    -----------   -----------   ----------   -----------
Income (loss)
 before income
 taxes...........     (131,000)     2,240,000        11,000      213,000     2,333,000
Income tax
 expense
 (benefit).......       25,000        761,000            --           --       786,000
                    ----------    -----------   -----------   ----------   -----------
Net income
 (loss)..........   $ (156,000)   $ 1,479,000   $    11,000   $  213,000   $ 1,547,000
                    ==========    ===========   ===========   ==========   ===========
Net income (loss)
 per share--basic
 and diluted.....   $    (0.01)                                            $      0.13
                    ==========                                             ===========
Weighted average
 shares
 outstanding.....   12,191,000                                              12,191,000
                    ==========                                             ===========
                                 PRO FORMA
                   ------------------------------------------------
                                                        COMBINED
                      ABASCO                           OPERATIONS
                     PRO FORMA       PRO FORMA             AND
                    ADJUSTMENTS     ADJUSTMENTS        ADJUSTMENTS
                   ---------------- ------------------ ------------
                   TWELVE MONTHS
                       ENDED
                   JUNE 30, 1997
                   ---------------- ------------------ ------------
Revenues.........   $ 2,512,000 (a) $        --        $61,748,000
Costs and
 Expenses:
 Operating
  expenses.......     2,075,000 (a)          --         50,992,000
 General and
  administrative.       606,000 (a)     167,000 (f)      7,648,000
 Depreciation and
  amortization...       114,000 (a)     482,000 (c)      1,595,000
                   ---------------- ------------------ ------------
                      2,795,000         649,000         60,235,000
                   ---------------- ------------------ ------------
Operating income
 (loss)..........      (283,000)       (649,000)         1,513,000
Other expenses
 (income)........            --       1,321,000 (d)(e)   1,433,000
                   ---------------- ------------------ ------------
Income (loss)
 before income
 taxes...........      (283,000)     (1,970,000)            80,000
Income tax
 expense
 (benefit).......         9,000 (a)    (767,000)(g)         28,000
                   ---------------- ------------------ ------------
Net income
 (loss)..........   $  (292,000)    $(1,203,000)       $    52,000
                   ================ ================== ============
Net income (loss)
 per share--basic
 and diluted.....                                      $     (0.00)
                                                       ============
Weighted average
 shares
 outstanding.....       300,000 (j)   9,097,000 (h)     21,568,000
                   ================ ================== ============


   See Accompanying Notes to These Unaudited Pro Forma Consolidated Financial
                                  Statements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

                                       HISTORICAL
                   --------------------------------------------------
                                                           COMBINED
                     COMPANY        ITS         CODE 3    OPERATIONS
                   ------------ ------------ ------------ -----------
                    SIX MONTHS   SIX MONTHS   SIX MONTHS
                      ENDED        ENDED        ENDED
                   DECEMBER 31, DECEMBER 31, DECEMBER 31,
                       1997         1997         1997
                   ------------ ------------ ------------ -----------
Revenues.........   $5,389,000  $23,505,000   $2,898,000  $31,792,000
Costs and
 Expenses:
 Operating
  expenses.......    3,786,000   21,311,000    2,571,000   27,668,000
 General and
  administrative.    1,536,000    1,552,000      501,000    3,589,000
 Depreciation and
  amortization...      500,000      112,000       37,000      649,000
                    ----------  -----------   ----------  -----------
                     5,822,000   22,975,000    3,109,000   31,906,000
                    ----------  -----------   ----------  -----------
Operating income
 (loss)..........     (433,000)     530,000     (211,000)    (114,000)
Loss on debt
 extinguishment..      193,000           --           --      193,000
Other expenses...       92,000           --        2,000       94,000
                    ----------  -----------   ----------  -----------
Income (loss)
 before income
 taxes...........     (718,000)     530,000     (213,000)    (401,000)
Income tax
 expense.........       41,000           --           --       41,000
                    ----------  -----------   ----------  -----------
Net income
 (loss)..........   $ (759,000) $   530,000   $ (213,000) $  (442,000)
                    ==========  ===========   ==========  ===========
Net income (loss)
 per share--basic
 and diluted.....   $    (0.03)                           $     (0.02)
                    ==========                            ===========
Weighted average
 shares
 outstanding.....   23,864,000                             23,864,000
                    ==========                            ===========
                                       PRO FORMA
                   --------------------------------------------------------------
                     BOOTS &                                          COMBINED
                   COOTS L.P.        ABASCO                          OPERATIONS
                    PRO FORMA       PRO FORMA      PRO FORMA             AND
                   ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS        ADJUSTMENTS
                   -------------- --------------- ------------------ ------------
                   PERIOD FROM     PERIOD FROM
                    JULY 1 TO       JULY 1 TO
                    JULY 31,      SEPTEMBER 12,
                      1997            1997
                   -------------- --------------- ------------------ ------------
Revenues.........   $ 216,000 (b)   $ 368,000 (a) $        --        $32,376,000
Costs and
 Expenses:
 Operating
  expenses.......      93,000 (b)     304,000 (a)          --         28,065,000
 General and
  administrative.     267,000 (b)     150,000 (a)      83,000 (f)      4,089,000
 Depreciation and
  amortization...          --              --         109,000 (c)        758,000
                   -------------- --------------- ------------------ ------------
                      360,000         454,000         192,000         32,912,000
                   -------------- --------------- ------------------ ------------
Operating income
 (loss)..........    (144,000)(b)     (86,000)       (192,000)          (536,000)
Loss on debt
 extinguishment..          --                                            193,000
Other expenses...       5,000 (b)          --         816,000 (d)(e)     915,000
                   -------------- --------------- ------------------ ------------
Income (loss)
 before income
 taxes...........    (149,000)        (86,000)     (1,008,000)        (1,644,000)
Income tax
 expense.........          --           2,000(a)           --             43,000
                   -------------- --------------- ------------------ ------------
Net income
 (loss)..........   $(149,000)      $ (88,000)    $(1,008,000)       $(1,687,000)
                   ============== =============== ================== ============
Net income (loss)
 per share--basic
 and diluted.....                                                    $     (0.07)
                                                                     ============
Weighted average
 shares
 outstanding.....                    137, 000 (j)     488,000 (i)     24,489,000
                                  =============== ================== ============


   See Accompanying Notes to These Unaudited Pro Forma Consolidated Financial
                                   Statements

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                       HISTORICAL                      PRO FORMA
                          ------------------------------------- --------------------------
                                                                                COMBINED
                                                                               OPERATIONS
                                                     COMBINED    PRO FORMA         AND
                            COMPANY       CODE 3    OPERATIONS  ADJUSTMENTS    ADJUSTMENTS
                          ------------ ------------ ----------- -----------    -----------
                                         FOR THE
                          THREE MONTHS PERIOD FROM
                             ENDED     JANUARY 1 TO
                           MARCH 31,   FEBRUARY 19,
                              1998         1998
                          ------------ ------------ ----------- -----------    -----------
Revenues................  $11,959,000   $1,500,000  $13,459,000  $             $13,459,000
Costs and expenses:
  Operating expenses....    8,095,000      796,000    8,891,000                  8,891,000
  General and
   administrative.......    2,572,000      562,000    3,134,000                  3,134,000
  Depreciation and
   amortization.........      311,000       12,000      323,000     15,000 (c)     338,000
                          -----------   ----------  -----------  ---------     -----------
                           10,978,000    1,370,000   12,348,000     15,000      12,363,000
                          -----------   ----------  -----------  ---------     -----------
Operating income (loss).      981,000      130,000    1,111,000    (15,000)      1,096,000
Other expenses..........      567,000           --      567,000         --         567,000
                          -----------   ----------  -----------  ---------     -----------
Income (loss) before
 income taxes...........      414,000      130,000      544,000    (15,000)        529,000
Income tax expense......      258,000       44,000      302,000   (117,000)(g)     185,000
                          -----------   ----------  -----------  ---------     -----------
Net income (loss).......  $   156,000   $   86,000  $   242,000  $ 102,000     $   344,000
                          ===========   ==========  ===========  =========     ===========
Net income (loss) per
 share--basic and
 diluted................  $      0.01               $      0.01                $      0.01
                          ===========               ===========                ===========
Weighted average shares
 outstanding--basic.....   30,228,000                30,228,000    276,000 (i)  30,504,000
                          ===========               ===========  =========     ===========
Weighted average shares
 outstanding--diluted...   30,638,000                30,638,000    276,000 (i)  30,914,000
                          ===========               ===========  =========     ===========


   See Accompanying Notes to These Unaudited Pro Forma Consolidated Financial
                                   Statements

                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED JUNE 30, 1997, THE SIX MONTHS ENDED
          DECEMBER 31, 1997 AND THE THREE MONTHS ENDED MARCH 31, 1998

1. BASIS OF PRESENTATION

  The unaudited pro forma consolidated statements of operations for the year ended June 30, 1997, the six months ended December 31, 1997 and the three months ended March 31, 1998 are presented as if the Boots & Coots L.P., Abasco, Inc., ITS Supply Corporation, and Code 3, Inc. acquisitions (the "Acquisitions") occurred at the beginning of each period presented. The Unaudited Pro Forma Statements of Operations may not necessarily be indicative of the results which would actually have occurred if the Acquisitions had been in effect on the date or for the periods indicated or which may result in the future.

2. PRO FORMA ADJUSTMENTS

  (a) ABASCO, Inc.--The adjustments represent the revenues, operating expenses, general and administrative expenses, depreciation and federal tax provision of the Abasco, Inc. acquisition for the periods prior to the September 12, 1997, date of acquisition.

  (b) Boots & Coots L.P.--The adjustments represent the revenues, operating expenses, general and administrative expenses and depreciation of the Boots & Coots L.P. acquisition for the period prior to the July 31, 1997, date of acquisition.

  (c) Amortization--The adjustments reflect the pro forma amortization expense based on the allocation of the purchase price to goodwill for Boots & Coots L.P., Abasco, Inc., ITS Supply Corporation, and Code 3, Inc.

  (d) Interest Expense--The acquisition adjustments for interest expense reflect the interest computed on the additional indebtedness incurred for the ITS Supply Corporation acquisition assuming they were financed entirely with debt. The principal amount of indebtedness incurred was approximately $6 million, including related financing costs, and the interest rate used to calculate the interest expense on the acquisition cost financed was 10%.

  (e) Interest Expense--The acquisition adjustments for interest expense reflect the write-off of costs relating to the issuance of warrants for the financing arrangement to purchase ITS Supply Corporation.

  (f) General & Administrative Expense--The acquisition adjustment reflect one year expense of deferred advisory fees incurred in connection with the bridge financing incurred for the ITS Supply Corporation acquisition.

  (g) Income Tax Expense (Benefit)--The adjustments reflect an effective tax rate of 35% of pretax income.

  (h) Weighted average shares outstanding--The adjustments reflect the exchange conversion of 15,502,000 shares for the reverse acquisition into Havenwood Ventures, Inc., the issuance of 260,000 shares for the Boots & Coots L.P. Acquisition, the issuance of 3,867,000 shares for the conversion of the 12% senior subordinated debt, and the issuance of 488,000 shares of common stock for the Code 3, Inc. acquisition.

  (i) Weighted average shares outstanding--The adjustments reflect the issuance of 488,000 shares of common stock for the Code 3 acquisition during the three months ended March 31, 1998.

  (j) Weighted average shares outstanding--The adjustments reflect the issuance of 300,000 shares of common stock for the Abasco, Inc. acquisition.

                                   SCHEDULE A

                            SELLING SECURITY HOLDERS

                                   AMOUNT OF                       AMOUNT OF
                                     SHARES   AMOUNT OF SHARES   SHARES OWNED
 NO.             NAME                OWNED    BEING REGISTERED AFTER OFFERING(1)
 ---             ----              ---------- ---------------- -----------------
   1 80 Shore Road Corp.........       25,000        25,000           --0--
   2 A.G. Edwards & Sons, Inc.
      C/F Stewart Declan Geary
      IRA.......................      100,000       100,000           --0--
   3 A.M.C. Ltd. Money Purchase
      Pension Plan..............       25,000        25,000           --0--
   4 Anderson, Neal B...........        5,000         5,000           --0--
   5 Anderson, Craig F..........        5,000         5,000           --0--
   6 Anderson, Scott L..........        5,000         5,000           --0--
   7 Anderson, Kevin W..........        5,000         5,000           --0--
   8 Martin, Karen A............        5,000         5,000           --0--
   9 Martin, III, Harlon E......        5,000         5,000           --0--
  10 Karen A. Martin, as
      custodian for James A.
      Martin under U.T.M.A......        5,000         5,000           --0--
  11 Karen A. Martin, as
      Custodian for Jacqueline
      F. Martin under U.T.M.A...        5,000         5,000           --0--
  12 Craig F. Anderson, as
      Custodian for Keith H.
      Anderson under U.T.M.A....        5,000         5,000           --0--
  13 Craig F. Anderson, as
      Custodian for C. J.
      Anderson under U.T.M.A....        5,000         5,000           --0--
  14 Scott L. Anderson, as
      Custodian for Scott L.
      Anderson, Jr. under
      U.T.M.A...................        5,000         5,000           --0--
  15 Scott L. Anderson, as
      Custodian for Eleanor B.
      Anderson under U.T.M.A....        5,000         5,000           --0--
  16 Kevin W. Anderson, as
      Custodian for Matthew W.
      Anderson under U.T.M.A....        5,000         5,000           --0--
  17 Anderson, Bruce............      168,333       168,333           --0--
  18 Anderson Land, Ltd.........       66,666        66,666           --0--
  19 Battenberg, Gary E. and
      Barbara W.................       25,000        25,000           --0--
  20 BC Consolidated, L.P. .....      259,901       259,901           --0--
  21 Beardmore, John............      100,000       100,000           --0--
  22 Beverly Family, Ltd.(3)....      386,666       286,666         100,000
  23 Blocker Jr., John..........       25,000        25,000           --0--
  24 Borchert, R.V..............       25,000        25,000           --0--
  25 Bolin, George and Teresa...       33,333        33,333           --0--
  26 Bova, Salvatore............       50,000        50,000           --0--
  27 Brown, Jack................       33,333        33,333           --0--
  28 C.S.L. Associates, L.P.(4).      200,000       200,000           --0--
  29 Canada Trust A/C
      #0581058032-121E..........      750,000       750,000           --0--
  30 Canada Trust A/C
      #0582058032-221W..........      750,000       750,000           --0--
  31 Centina, Daniel............       30,000        30,000           --0--
  32 CMH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE...        5,000         5,000           --0--
  33 Cofsky, Jeffrey(5).........       26,041        26,041           --0--
  34 Cone, Penni Slay...........      100,000       100,000           --0--
  35 de Compiegne, Jr., Henri...       40,000        40,000           --0--
  36 Delaware Charter Guarantee
      & Trust Co. FBO Jeffrey J.
      Puglisi SEP/IRA...........      299,000       299,000           --0--

                                   AMOUNT OF                       AMOUNT OF
                                     SHARES   AMOUNT OF SHARES   SHARES OWNED
 NO.             NAME                OWNED    BEING REGISTERED AFTER OFFERING(1)
 ---             ----              ---------- ---------------- -----------------
  37 Delaware Charter Guarantee
      & Trust Co. FBO Keith L.
      Griffits SEP/IRA..........       25,000        25,000          --0--
  38 Delaware Charter Guarantee
      & Trust Co. FBO Stephen D.
      Spencer SEP/IRA...........       25,000        25,000          --0--
  39 Delaware Charter Guarantee
      & Trust Co. FBO Deborah D.
      Dunkum IRA(6).............       20,000        20,000          --0--
  40 Delaware Charter Guarantee
      & Trust Co. FBO Mark S.
      Howells SEP/IRA...........      300,150       300,150          --0--
  41 Delaware Charter Guarantee
      & Trust Co. FBO W.G.
      Dunkum, III IRA(6)........       20,000        20,000          --0--
  42 Derrick, Bruce W.(7).......       70,000        70,000          --0--
  43 Dixon, Robert C............       50,000        50,000          --0--
  44 Donald & Shelley Moorehead
      Charitable Trust(3).......      200,000       200,000          --0--
  45 Dufford, A. Scott and
      Dufford, Beth A...........       50,000        50,000          --0--
  46 Dunkum, W.G. III & Deborah
      D.(3).....................        5,000         5,000          --0--
  47 Elbaum, Steven S...........      100,000       100,000          --0--
  48 Elmira Realty Management
      Corp. Employee's Pension
      and Profit Sharing
      Plans(3)..................       15,000        15,000          --0--
  49 FARMCO.....................       50,000        50,000          --0--
  50 Farmers and Merchants Trust
      Company Cust. FBO Craig
      Langslet Rollover IRA.....      125,000       125,000          --0--
  51 Ferguson, Jr., Paul F......      223,333       223,333          --0--
  52 Flak, Henry & Carmen.......       25,000        25,000          --0--
  53 Founders Equity Group,
      Inc.(8)...................      400,000       400,000          --0--
  54 Franke, William A.(4)......      550,000       550,000          --0--
  55 Gabriel Investments Ltd....      300,000       300,000          --0--
  56 Garson, Lee A. & Garson,
      Corinne B., Trustees of
      the Garson Family Trust
      Dated September 15, 1988..       50,000        50,000          --0--
  57 Geary, Stewart and
      Kimberly..................       66,666        66,666          --0--
  58 Geneva Associates,
      L.L.C.(9).................    1,100,000     1,100,000          --0--
  59 George, Larry D............       25,000        25,000          --0--
  60 Gernant, Michael & Susan...       25,000        25,000          --0--
  61 Gibbs, James A.............       50,000        50,000          --0--
  62 Gossen, Jr., Frederick.....       33,333        33,333          --0--
  63 Grace, Hershey.............       66,666        66,666          --0--
  64 Gregory Brown as Trustee
      for Carson E. Brown Trust.       45,333        45,333          --0--
  65 Gregory Brown as Trustee
      for Kathryne T. Brown
      Trust.....................       77,333        77,333          --0--
  66 Gregory Brown as Trustee
      for Kristin L. Brown
      Trust.....................       77,333        77,333          --0--
  67 Grigsby, James T...........       25,000        25,000          --0--
  68 Hamilton, Wm. Arthur.......       25,000        25,000          --0--
  69 Hanawa, David A. ..........       89,964        60,725         29,239
  70 Harold & Beverly Rubenstein
      Family Trust(3)...........       50,000        50,000          --0--
  71 Harrington & Co. E.V. Fund
      II Ltd....................       75,000        75,000          --0--
  72 Heartland Trust Company
      TTEE for Fargo Water, Inc.
      401-K K. Kleist...........       50,000        50,000          --0--
  73 Henkemeyer, Gerome G., IRA.       50,000        50,000          --0--
  74 Holden, Helen(2)...........       20,000        20,000          --0--
  75 Holden, Helen and Jerry....       25,000        25,000          --0--
  76 Holland Holding, Inc.......       50,000        50,000          --0--

                                    AMOUNT OF                      AMOUNT OF
                                     SHARES   AMOUNT OF SHARES   SHARES OWNED
 NO.             NAME                 OWNED   BEING REGISTERED AFTER OFFERING(1)
 ---             ----               --------- ---------------- -----------------
  77 Holland, Terry Hunter.......      50,000       50,000             --0--
  78 Howells, Jeanie L. .........       5,000        5,000             --0--
  79 Huepenbecker, Wayne.........      25,000       25,000             --0--
  80 Irvine Capital Partners,
      L.P.(4)....................     450,000      450,000             --0--
  81 Johnson, Cederick...........      33,333       33,333             --0--
  82 Johnson, Doug...............     993,333      993,333             --0--
  83 JAH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE....       5,000        5,000             --0--
  84 JRH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE....       5,000        5,000             --0--
  85 JMH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE....       5,000        5,000             --0--
  86 KAH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE....       5,000        5,000             --0--
  87 Kennedy, WD.................      33,333       33,333             --0--
  88 Kherkher, Steven............      33,333       33,333             --0--
  89 Krause, Brian...............   1,366,200       25,000         1,341,200
  90 Kuhn, Leroy T...............      25,000       25,000             --0--
  91 LaBarbera, Philip...........     140,000      140,000             --0--
  92 Lake, John..................      45,000       45,000             --0--
  93 LaMont Asset Management SA..      25,000       25,000             --0--
  94 LaSalle, Cattle, Co., Ltd...      66,666       66,666             --0--
  95 Lesch, Steven...............      33,333       33,333             --0--
  96 Lowenthal, Malcolm P. & Joan
      G. JTWROS(3)...............      10,000       10,000             --0--
  97 Macey, Louis................      25,000       25,000             --0--
  98 MacLeod, Ian & Marilyn......      50,000       50,000             --0--
  99 Main Street Merchant
      Partners II, L.P.(10)......   1,400,000    1,400,000             --0--
 100 Marin, Carlos M. ...........      89,964       60,725            29,239
 101 Mark Howells Trust Dtd.
      06/25/97 Mark S. Howells,
      Trustee(11)................   1,604,085    1,604,085             --0--
 102 Marshall, Robert H..........      50,000       50,000             --0--
 103 Martin, Jr., Harlon.........      33,333       33,333             --0--
 104 Massey, Randall.............     266,666      266,666             --0--
 105 Massey, Scott...............      66,666       66,666             --0--
 106 Massey, John H..............      83,333       83,333             --0--
 107 McCarthy, Dennis............     200,000      200,000             --0--
 108 McMahon, Ed.................      66,666       66,666             --0--
 109 Miller, Jay Mark............      25,000       25,000             --0--
 110 Moore, Gary and Norma Jean..     333,333      333,333             --0--
 111 Moorehead, George O.........     100,000      100,000             --0--
 112 Moorehead, Donald F.........     250,000      250,000             --0--
 113 Moritz, John................      33,333       33,333             --0--
 114 Mosley, William.............      50,000       50,000             --0--
 115 Naiztat, Herbert............      25,000       25,000             --0--
 116 O'Brien, Timothy J. ........     154,104      104,020            50,084
 117 Paradise Valley Securities,
      Inc.(2)....................      51,000       51,000             --0--
 118 Poore, James M. & Amelia E..      50,000       50,000             --0--
 119 Pritchett, Joe Pat..........     133,333      133,333             --0--
 120 Puglisi Capital Partners,
      L.P.(12)...................     180,000      180,000             --0--
 121 Puglisi, Jeffrey J.(11).....   1,440,865    1,440,865             --0--
 122 R. Chaney and Partners III,
      L.P........................     300,000      300,000             --0--
 123 Radix Associates............      50,000       50,000             --0--
 124 Reider, Franklin............      75,000       75,000             --0--

                                  AMOUNT OF                       AMOUNT OF
                                    SHARES   AMOUNT OF SHARES   SHARES OWNED
 NO.            NAME                OWNED    BEING REGISTERED AFTER OFFERING(1)
 ---            ----              ---------- ---------------- -----------------
 125 Rhaetia Investments SA(2).      150,000       150,000            --0--
 126 Richardson, Brent D.......       50,000        50,000            --0--
 127 Rubenstein, Ellis(2)......       30,000        30,000            --0--
 128 Rubenstein Family Limited
      Partnership..............      150,000       150,000            --0--
 129 Sacks, Seymour & Star.....       50,000        50,000            --0--
 130 Schottenfeld Associates,
      L.P.(12).................      280,000       280,000            --0--
 131 Schottenstein, John M.,
      Revocable Trust UAD
      3/26/91..................       25,000        25,000            --0--
 132 Schraub, Howard...........       25,000        25,000            --0--
 133 Schulte, Vincent..........       25,000        25,000            --0--
 134 Schut, Bragi E. and Jan
      H........................       50,000        50,000            --0--
 135 Schweizer, Tim............       50,000        50,000            --0--
 136 Sheinbein, Melvin M.,
      Decedent's Trust.........       50,000        50,000            --0--
 137 Shenkman, Aaron(7)........      170,000       170,000            --0--
 138 Shlenker, Marti B.........       66,666        66,666            --0--
 139 SMH Trust U/A/D 05/25/95
      Jeanie L. Howells, TTEE..        5,000         5,000            --0--
 140 Sparco Holding, Inc.......       30,000        30,000            --0--
 141 Speckman, Gary R. and
      Madeline Sue.............       25,000        25,000            --0--
 142 Staley, Henry, Trust......       25,000        25,000            --0--
 143 Stewart Geary as Trustee
      for Kyle Geary...........       33,333        33,333            --0--
 144 Stewart Geary as Trustee
      for Allison Geary........       33,333        33,333            --0--
 145 Stymiest, Mark............       35,000        35,000            --0--
 146 Tominaga, Scott H.(13)....      149,399       149,399            --0--
 147 Turner, Jess R............       25,000        25,000            --0--
 148 Thompson, Lee T. .........      154,104       104,020           50,084
 149 Vance, Tom................       58,333        58,333            --0--
 150 VSS Co., Inc. Restated
      Profit Sharing Plan &
      Trust....................       50,000        50,000            --0--
 151 WES-TEX Drilling Company..       50,000        50,000            --0--
 152 Wilkes, Daniel............       25,000        25,000            --0--
 153 William M. Beard & Lee
      Beard Charitable
      Remainder Unitrust.......       66,666        66,666            --0--
 154 Wilson, Jr., Herman T.....      100,000       100,000            --0--
                                  ----------    ----------        ---------
                                  20,796,430    19,196,584        1,599,846
                                  ==========    ==========        =========

--------
(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.
(2) Represents shares of Common Stock underlying a warrant exercisable at $1.20 per share.
(3) Represents shares of Common Stock underlying a warrant exercisable at $5.00 per share.
(4) Includes 50,000 shares of Common Stock underlying a warrant exercisable at $5.00 per share.
(5) Represents shares of Common Stock underlying a warrant exercisable at $3.84 per share.
(6) Includes 5,000 shares of Common Stock underlying a warrant exercisable at $5.00 per share.
(7) Includes 20,000 shares of Common Stock underlying a warrant exercisable at $5.00 per share.
(8) Includes 100,000 shares of Common Stock underlying a warrant exercisable at $1.20 per share.
(9) Includes 800,000 shares of Common Stock underlying a warrant exercisable at $2.62 per share and 300,000 shares of Common Stock underlying a warrant exercisable at $4.50 per share.
(10) Includes 1,200,000 shares of Common Stock underlying a warrant exercisable at $2.62 per share and 200,000 shares of Common Stock underlying a warrant exercisable at $4.50 per share. Assumes exercise on a cash basis, rather than pursuant to a cashless exercise, which the holder has indicated its desire to do but which has not been finalized.
(11) Includes 173,250 shares of Common Stock underlying a warrant exercisable at $1.20 per share.
(12) Includes 30,000 shares of Common Stock underlying a warrant exercisable at $5.00 per share.
(13) Includes 50,000 shares of Common Stock underlying a warrant exercisable at $1.20 per share.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALES REPRESENTATIVE OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMA-TION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    9
Use of Proceeds...........................................................   16
Capitalization............................................................   16
Dividend Policy...........................................................   17
Common Stock Price Information............................................   18
Selected Financial Data...................................................   19
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   20
Business..................................................................   23
Management................................................................   34
Principal Shareholders....................................................   42
Selling Security Holders..................................................   43
Plan of Distribution......................................................   44
Certain Transactions......................................................   45
Description of Securities.................................................   46
Shares Available for Future Sale..........................................   52
Transfer Agent............................................................   52
Legal Matters.............................................................   53
Experts...................................................................   53
Financial Statements......................................................  F-1
Schedule A--List of Selling Security Holders..............................  A-1

  UNTIL [    ], 1998 [25 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIV-ERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PRO-SPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOT-MENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              19,196,584 SHARES OF
                                  COMMON STOCK

                                     [LOGO]
               [LOGO OF BOOTS & COOTS INTERNATIONAL APPEARS HERE]

                          BOOTS & COOTS INTERNATIONAL
                               WELL CONTROL, INC.

                               ----------------
                                   PROSPECTUS
                               ----------------


                                 [     ], 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

      SEC registration fee.......................................... $33,977.96
      Accounting fees and expenses.................................. $      *
      Legal fees and expenses....................................... $      *
      Printing and engraving expenses............................... $      *
      Consulting fees and expenses.................................. $      *
      Registrar and transfer agent's fees........................... $      *
      Miscellaneous fees and expenses............................... $      *
                                                                     ----------
        Total....................................................... $      *
                                                                     ==========

--------
* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Amended and Restated Certificate of Incorporation and By-laws are intended to take full advantage of the enabling provisions of the General Corporation Law of the State of Delaware ("GCLD") with respect to limiting the personal liability of its officers, directors, employees and agents. The Amended and Restated Certificate of Incorporation and By-laws provide that the Company may indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the subsidiaries or other entities in which the Company has an interest to the fullest extent permitted by the GCLD. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors of the Company. Under the Company's By-laws, indemnification payments may only be made upon a determination that the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) by a majority of the disinterested members of the Board of Directors, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCES IN ACQUISITIONS

  Acquisition of IWC Services. In connection with the July 29, 1997, acquisition of IWC Services, the Company issued shares of Common Stock and options and warrants to purchase Common Stock to the eight former security holders of IWC Services in exchange for their shares, options and warrants of IWC Services. The Company issued, in the aggregate, 15,502,000 shares of Common Stock of the Company; warrants to purchase up to $3,000,000 of the Company's Common Stock; and (iii) options to purchase 1,955,000 shares of the Company's Common Stock.

  The Company relied upon Section 4(2) of the Act for the issuance of the Common Stock and options and warrants to purchase Common Stock issued to the former security holders of IWC Services. The Company used no general solicitation or advertising in connection with such issuance, there were eight persons to whom such securities were offered and issued, a number of whom were accredited investors and the Company had reason to believe that each person to whom such securities were offered or issued did not intend to engage in the distribution thereof and had sufficient financial resources and knowledge and experience in financial and business matters to satisfy the requirements of such exemption.

  Acquisition of Boots & Coots. In connection with the acquisition of the operating assets of Boots & Coots on July 31, 1997, the Company issued 259,901 shares of Common Stock to Boots & Coots, L.P., an accredited investor. The Company relied upon Section 4(2) of the Act for the issuance of the Common Stock to Boots & Coots. The Company used no general solicitation or advertising in connection with such issuance, the securities were issued to a single purchaser, and the Company had reason to believe that Boots & Coots did not intend to engage in the distribution thereof.

  Acquisition of Code 3, Inc. In connection with the acquisition of Code 3, Inc. ("Code 3") on February 20, 1998, the Company issued an aggregate of 488,136 shares of Common Stock to the four stockholders of Code 3 in exchange for their shares of common stock of Code 3. The Company relied upon Section 4(2) of the Act for the issuance of the Common Stock to the former security holders of Code 3. The Company used no general solicitation or advertising in connection with such issuance, there were a limited number of persons to whom such securities were offered and issued, and the Company had reason to believe that each person to whom such securities were offered or issued did not intend to engage in the distribution thereof and had sufficient financial resources and knowledge and experience in financial and business matters to satisfy the requirements of such exemption.

ISSUANCES IN CAPITAL RAISING TRANSACTIONS

  12% Senior Subordinated Notes. In September 1997, the Company offered the holders of IWC Services' 12% Senior Subordinated Notes due December 31, 2000 ("Subordinated Notes"), the opportunity for a thirty day period to convert such notes into shares of Common Stock at an effective price of $0.75 per share contingent upon the extinguishment of the warrants associated with such notes. Of the $3,000,000 of Subordinated Notes issued, $2,900,000 was converted into 3,866,653 shares of Common Stock of the Company. The holders of the remaining $100,000 Subordinated Notes outstanding were issued warrants to purchase an aggregate of 26,041 shares of Common Stock at an exercise price of $3.84 per share in connection with the acquisition of IWC Services by the Company.

  The Company relied upon Section 4(2) of the Act for the issuance of the Common Stock to the holders of the Subordinated Notes and the issuance of the warrants to the remaining Subordinated Note holders. The Company used no general solicitation or advertising in connection with such issuance, there were a limited number of persons to whom such securities were offered and issued, and the Company had reason to believe that each person to whom such securities were offered or issued did not intend to engage in the distribution thereof and had sufficient financial resources and knowledge and experience in financial and business matters to satisfy the requirements of such exemption.

  September 1997 Private Placement. In September 1997, the Company issued 7,475,000 shares of Common Stock, at a price of $1.00 per share, in a private placement to accredited investors pursuant to Rule 506 of Regulation D under the Act. In connection with such sale each purchaser completed documentation from which the Company was able to determine that such exemption was available.

  In connection with such sale, the Company paid $747,500 in offering commissions to the placement agents, as well as a nonaccountable expense allowance of $224,000 and reimbursement of expenses of legal counsel for the placement agents of $57,000. Additionally, the Company granted the placement agents in such offering warrants to purchase an aggregate of 747,500 shares of Common Stock of the Company at an exercise price of $1.20 per share. The Company relied upon Section 4(2) of the Act for the issuance of the warrants to the placement agents. In connection with the issuance of thereof, each placement agent completed documentation from which the Company was able to determine that such exemption was available.

  Unit Offering. Through the date hereof, the Company has issued 112,000 Units, each Unit consisting of one share of Redeemable Stock and one Warrant representing the right to purchase five shares of Common Stock at $5.00 per share. The Units were sold in a private placement to accredited investors pursuant to Rule 506 of Regulation D under the Act. In connection with the issuance of thereof, each purchaser completed documentation from which the Company was able to determine that such exemption was available.

  In connection with the sale of the Units, the Company paid $140,000 in offering commissions to the placement agent and reimbursed the expenses of legal counsel for the placement agents in the amount of $30,000.

  Senior Notes and Additional Senior Notes. On January 2, 1998, the Company issued 10% senior secured promissory notes due May 1, 1998 ("Senior Notes") in the aggregate principal amount of $5,000,000 to two purchasers. In March 1998, the Company issued additional 10% senior secured promissory notes due June 15, 1998 ("Additional Senior Notes") in the aggregate principal amount of $2,250,000 to the same two purchasers. The Company also issued warrants to the purchasers of the Senior Notes and Additional Senior Notes representing the right to purchase 2,500,000 shares, in the aggregate, of Common Stock.

  The Company relied upon Section 4(2) of the Act for the issuance of the Senior Notes and Additional Senior Notes. The Company used no general solicitation or advertising in connection with such issuance, there were a limited number of persons to whom such securities were offered and issued, and the Company had reason to believe that each person to whom such securities were offered or issued did not intend to engage in the distribution thereof and had sufficient financial resources and knowledge and experience in financial and business matters to satisfy the requirements of such exemption.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

 EXHIBIT
   NO.                                  DOCUMENT
 -------                                --------
   3.01  --Amended and Restated Certificate of Incorporation (1)
   3.02  --Amendment to Certificate of Incorporation (1)
   3.03  --Amended Bylaws (1)
   4.01  --Specimen Certificate for the Registrant's Common Stock (1)
   4.02  --Form of 12% Senior Subordinated Notes due December 31, 2000 (1)
   4.03  --Form of Noteholders' Warrants to Purchase $3,000,000 of Common Stock
           (1)
   4.04  --Form of Employees Option to Purchase 690,000 Shares of Common Stock
           (1)
   4.05  --Form of Contractual Options to Purchase 1,265,000 Shares of Common
           Stock (1)
   4.06  --Note Purchase Agreement with Main Street/Geneva (2)
   4.07  --First Amendment to Note Purchase Agreement with Main Street/Geneva
           (2)
   4.08  --Certificate of Designation of 10% Junior Redeemable Convertible
           Preferred Stock (3)
 **5.01  --Opinion of Brown, Parker & Leahy, L.L.P.
   9.01  --Voting Trust Agreement between Larry H. Ramming, Raymond Henry,
           Richard Hatteberg, Danny Clayton and Brian Krause (as amended) (2)
  10.01  --Alliance Agreement between IWC Services, Inc. and Halliburton Energy
           Services, a division of Halliburton Company (1)
  10.02  --Executive Employment Agreement of Larry H. Ramming (1)
  10.03  --Executive Employment Agreement of Raymond Henry (1)
  10.04  --Executive Employment Agreement of Brian Krause (1)
  10.05  --Executive Employment Agreement of Richard Hatteberg (1)
  10.06  --Executive Employment Agreement of Danny Clayton (1)
  10.07  --Security Agreement and Financing Statement with Main Street/Geneva
           (2)
  10.08  --First Amendment to Security Agreement (2)
  10.09  --Stock Pledge Agreement with Main Street/Geneva (2)
  10.10  --First Amendment to Stock Pledge Agreement (2)
  10.11  --Form of Warrant issued to Main Street/Geneva (2)
  10.12  --Form of Registration Rights Agreement with Main Street/Geneva (2)
  10.13  --Form of First Amendment to Registration Rights Agreement (2)
  10.14  --1997 Incentive Stock Plan (2)
  10.15  --Outside Directors' Option Plan (2)
  10.16  --Executive Compensation Plan (2)
  10.17  --Halliburton Center Sublease (2)
  10.18  --Camac Plaza Sublease (2)
  11.01  --Computation of Per Share Earnings (2)
  21.01  --List of subsidiaries (3)
 *23.01  --Consent of Hein + Associates LLP
 *23.02  --Consent of Arthur Andersen LLP
  23.03  --Consent of Brown, Parker & Leahy, L.L.P. (included in Exhibit 5.01)
  24.01  --Power of Attorney (included on Signature Page)

--------
 *  Filed herewith.
**  To be filed by amendment.
(1) Incorporated herein by reference to the corresponding exhibit in the Registrant's Form 8-K filed with the Commission on August 13, 1997.
(2) Incorporated herein by reference to the corresponding exhibit in the Registrant's Report on Form 10-KSB for the six-month transition period ended December 31, 1997 filed with the Commission on March 31, 1998.
(3) Incorporated herein by reference to the corresponding exhibit in the Registrant's Report on Form 10-QSB for the quarter ended March 31, 1998, filed with the Commission on May 19, 1998.

ITEM 17. UNDERTAKINGS

(a) INDEMNIFICATION

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) UNDERTAKINGS REQUIRED BY REGULATION S-K, ITEM 512:

  The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. To treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus, to provide such interim financial information.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 27, 1998.

                                       Boots & Coots International Well
                                        Control, Inc.

                                       By:   /s/ Larry H. Ramming
                                         CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry H. Ramming and Thomas L. Easley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                      TITLE                   DATE

By:  /s/ Larry H. Ramming            Chief Executive            June 1, 1998
  --------------------------------    Officer and
         Larry H. Ramming             Director

By:  /s/ Thomas L. Easley            Chief Financial            June 1, 1998
  --------------------------------    Officer and
         Thomas L. Easley             Director

By:  /s/ David G. Williams           Controller                 June 1, 1998
  --------------------------------
         David G. Williams

By:  /s/   Brian Krause              President and              June 1, 1998
  --------------------------------    Director
           Brian Krause

By:  /s/    Kirk Krist               Director                   June 1, 1998
  --------------------------------
            Kirk Krist

By:  /s/   Doug Johnson              Director                   June 1, 1998
  --------------------------------
           Doug Johnson

By:  /s/ Jerry Winchester            Director                   June 1, 1998
  --------------------------------
         Jerry Winchester